FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 15, 2023 (the “Fourth Amendment Effective Date”), is by and among TETRA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), TETRA TECHNOLOGIES U.K. LIMITED, a limited liability company incorporated in England and Wales with company number 01774672 (the “UK Borrower”), and certain Subsidiaries of the Company party hereto, collectively, as Borrowers (together with the Company and the UK Borrower, the “Borrowers” and each, a “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, the Issuing Banks party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
WITNESSETH:

WHEREAS, the Company entered into that certain Credit Agreement dated as of September 10, 2018, by and among the Borrowers party thereto, the other Loan Parties party thereto, the Administrative Agent, the Lenders party thereto, and the Issuing Banks party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”; capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement);

WHEREAS, the Borrowers have requested that the Administrative Agent, the Lenders, and the Issuing Banks enter into this Amendment to amend the Existing Credit Agreement for certain purposes as provided herein; and
WHEREAS, the Administrative Agent, the Lenders, the Issuing Banks, and the Borrowers have agreed to amend the Existing Credit Agreement as provided herein, on and subject to the terms and conditions set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Administrative Agent, the Lenders, and the Issuing Banks hereby agree as follows:
SECTION 1. Amendments. Subject to the satisfaction (or waiver in writing) of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Existing Credit Agreement shall be amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 1.
1.1Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended by deleting the red, stricken text (indicated textually in the same manner as the following example: ~~red, stricken text~~) therefrom and by adding the blue, double-underlined text (indicated in the same manner as the following example: blue, double-underlined text) thereto, in each case, as set forth on Exhibit A attached hereto.
1.2Amendments to Existing Credit Agreement Exhibits. Exhibit C to the Existing Credit Agreement is hereby amended by deleting the red, stricken text (indicated textually in the same manner as the following example: ~~red, stricken text~~) therefrom and by adding the blue, double-underlined text (indicated in the same manner as the following example: blue, double-underlined text) thereto, as set forth on Exhibit B attached hereto.
SECTION 2. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction (or waiver in writing) of each of the conditions set forth in this Section 2.
2.1Execution and Delivery. Each Loan Party, the Administrative Agent, the Issuing Banks, and each of the Lenders shall have executed and delivered this Amendment.
2.2No Default. After giving effect to the amendments contained herein, no Default shall have occurred and be continuing.
2.3Fees. The Borrowers shall have paid to the Administrative Agent the fees separately agreed upon by the Administrative Agent and the Borrowers and invoiced to the Borrowers on or prior to the date hereof.
2.4Representations and Warranties. The representations and warranties of the Borrowers set forth in Section 3 of this Amendment are true and correct.

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2.5Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
2.6Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Administrative Agent.
The Administrative Agent is hereby authorized and directed to declare this Amendment effective when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 2 (or the waiver of such conditions in accordance with Section 9.02(b) of the Existing Credit Agreement). Such declaration shall be final, conclusive, and binding upon all of the parties to the Credit Agreement for all purposes.
SECTION 3. Representations and Warranties of the Borrowers. To induce the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to the Lenders as follows:
3.1Reaffirmation of Representations and Warranties. Immediately after giving effect to the amendments contained herein, each representation and warranty of such Borrower or any other Loan Party contained in the Credit Agreement or in any other Loan Document shall be true and correct in all material respects on the date of this Amendment (except that any representation or warranty which by its terms was made as of a specified date shall be true and correct in all material respects only as of such specified date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).
3.2Corporate Authority; No Conflicts. The execution, delivery and performance by such Borrower of this Amendment and all other documents, instruments and agreements contemplated in Section 2 to which it is a party (a) are within such Borrower’s corporate, constitutional, or other organizational powers, (b) have been duly authorized by all necessary corporate, constitutional or other organizational actions, (c) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (d) will not violate any Requirement of Law applicable to such Borrower or any Organizational Document of such Borrower, (e) will not violate or result in a default under any indenture, agreement or other instrument governing any Material Indebtedness binding upon such Borrower or the assets of such Borrower, or give rise to a right thereunder to require any payment to be made by such Borrower, and (f) will not result in the creation or imposition of any Lien on any asset of such Borrower, except Liens created pursuant to the Loan Documents.
3.3Enforceability. This Amendment constitutes the valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to, and as may be limited by, applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and other Legal Reservations.
SECTION 4. Miscellaneous.
4.1Reaffirmation of Loan Documents and Liens. By its signature below, each Borrower hereby (a) acknowledges and agrees that, except as expressly provided herein, the Credit Agreement and each of the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect, (b) ratifies and reaffirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement and each other Loan Document to which it is a party, (c) ratifies and reaffirms all of the Liens granted by it to secure the payment and performance of any of the Secured Obligations and (d) acknowledges that the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of (i) any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents or (ii) any Default now existing or hereafter arising. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as modified hereby. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.
4.2Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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4.3Legal Expenses. Notwithstanding anything to the contrary herein, the Borrowers hereby agree to pay all reasonable and documented fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents required to be paid by the Borrowers pursuant to Section 9.03(a) of the Credit Agreement, including further settling of accounts between the Borrowers and the Administrative Agent with respect to such fees and expenses, including any reasonable and documented fees and expenses incurred after the period covered by any invoice submitted on the date hereof.
4.4Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until each Borrower, the Lenders, the Issuing Banks, and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
4.5Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
4.6Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
4.7Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.
[Signature Pages Follow]

Fourth Amendment to Credit Agreement – Page 3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
U.S. BORROWER:

TETRA TECHNOLOGIES, INC., a Delaware corporation

By: /s/ Jacek Mucha
Name: Jacek Mucha Title: Vice President – Finance, Treasurer, and Assistant Secretary

UK BORROWER:

TETRA TECHNOLOGIES U.K. LIMITED, a limited liability company incorporated in England and Wales with company number 01774672

By: /s/ Brady Murphy
Name: Brady Murphy Title: Director

Fourth Amendment to Credit Agreement – Signature Page

OTHER LOAN PARTIES:

COMPRESSCO, INC.
TETRA APPLIED HOLDING COMPANY
TETRA FINANCIAL SERVICES, INC.
TETRA FOREIGN INVESTMENTS, LLC
TETRA-HAMILTON FRAC WATER SERVICES, LLC
TETRA INTERNATIONAL INCORPORATED
TETRA MICRONUTRIENTS, INC.
TETRA PROCESS SERVICES, L.C.
TETRA PRODUCTION TESTING HOLDING LLC
TETRA PRODUCTION TESTING SERVICES, LLC
COMPRESSCO FIELD SERVICES, L.L.C.

By: /s/ Jacek Mucha
Name: Jacek Mucha Title: Treasurer

T-PRODUCTION TESTING, LLC

By: TETRA PRODUCTION TESTING HOLDING LLC,
its sole member

By: /s/ Jacek Mucha
Name: Jacek Mucha Title: Treasurer

COMPRESSCO TESTING, L.L.C.,
an Oklahoma limited liability company

By: COMPRESSCO, INC.,
its sole member

By: /s/ Jacek Mucha
Name: Jacek Mucha Title: Treasurer

Fourth Amendment to Credit Agreement – Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank, Swingline Lender and a Lender
By: /s/ J. Devin Mock
Name: J. Devin Mock Title: Authorized Officer

Fourth Amendment to Credit Agreement – Signature Page

BANK OF AMERICA, N.A., as a Lender
By: /s/ Michael D. Danby
Name: Michael D. Danby Title: Vice President

Fourth Amendment to Credit Agreement – Signature Page

EXHIBIT A

CREDIT AGREEMENT
dated as of
September 10, 2018
among
TETRA TECHNOLOGIES, INC.
and
CERTAIN OF ITS SUBSIDIARIES PARTY HERETO,
as Borrowers,
THE OTHER LOAN PARTIES PARTY HERETO,
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
______________________________

JPMORGAN CHASE BANK, N.A.
and
BANK OF AMERICA, N.A.,
as Joint Bookrunners and Joint Lead Arrangers
ASSET BASED LENDING

Fourth Amendment to Credit Agreement – Signature Page

TABLE OF CONTENTS
Page No.
ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    ~~61~~59
Section 1.03    Terms Generally    ~~61~~59
Section 1.04    Accounting Terms; GAAP    ~~61~~60
Section 1.05    Pro Forma Adjustments for Acquisitions and Dispositions    ~~62~~61
Section 1.06    Status of Obligations    ~~62~~61
Section 1.07    Exchange Rates; Currency Equivalents.    ~~63~~61
Section 1.08    Interest Rates; ~~LIBOR~~Benchmark Notification    ~~63~~62
Section 1.09    Letter of Credit Amounts    ~~64~~62
Section 1.10    Divisions    ~~65~~62
ARTICLE II

THE CREDITS
Section 2.01    Commitments    ~~65~~63
Section 2.02    Loans and Borrowings    ~~65~~63
Section 2.03    Requests for Borrowings    ~~66~~64
Section 2.04    Protective Advances    ~~67~~65
Section 2.05    Swingline Loans and Overadvances    ~~68~~66
Section 2.06    Letters of Credit    ~~70~~68
Section 2.07    Funding of Borrowings    ~~77~~75
Section 2.08    Interest Elections    ~~77~~75
Section 2.09    Termination and Reduction of Commitments; Increase in Commitments    ~~79~~77
Section 2.10    Repayment of Loans; Evidence of Debt    ~~81~~79
Section 2.11    Prepayment of Loans    80
Section 2.12    Fees    82
~~Section 2.12    Fees    84~~
Section 2.13    Interest    ~~85~~83
Section 2.14    Alternate Rate of Interest; Illegality    ~~87~~85
Section 2.15    Increased Costs    ~~91~~89
Section 2.16    Break Funding Payments    ~~92~~90
Section 2.17    Withholding of Taxes; Gross-Up    ~~93~~91
Section 2.18    Payments Generally; Allocation of Proceeds; Sharing of Set-offs    ~~100~~99
Section 2.19    Mitigation Obligations; Replacement of Lenders    ~~104~~102
Section 2.20    Defaulting Lenders    ~~104~~103
Section 2.21    Returned Payments    ~~106~~105
Section 2.22    Banking Services and Swap Agreements    ~~106~~105
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.01    Organization; Powers    ~~107~~105
Section 3.02    Authorization; Enforceability    ~~107~~105
Section 3.03    Governmental Approvals; No Conflicts    ~~107~~106
Section 3.04    Financial Condition; No Material Adverse Change    ~~108~~106
Section 3.05    Properties and Intellectual Property    ~~108~~107
Section 3.06    Litigation and Environmental Matters    ~~109~~107
Section 3.07    Compliance with Laws and Agreements; No Default    ~~109~~108
Section 3.08    Investment Company Status    ~~109~~108
Section 3.09    Taxes    ~~109~~108
Section 3.10    ERISA; Foreign Pensions    ~~109~~108
Section 3.11    Disclosure    ~~110~~109
Section 3.12    Material Agreements    ~~111~~109
i

Section 3.13    Solvency    ~~111~~109
Section 3.14    Insurance    ~~112~~110
Section 3.15    Capitalization and Subsidiaries    ~~112~~110
Section 3.16    Security Interest in Collateral    ~~112~~111
Section 3.17    Employment Matters    ~~113~~111
Section 3.18    Federal Reserve Regulations    ~~113~~112
Section 3.19    Use of Proceeds    ~~113~~112
Section 3.20    No Burdensome Restrictions    ~~113~~112
Section 3.21    Anti-Corruption Laws and Sanctions    ~~113~~112
Section 3.22    Affiliate Transactions    ~~114~~112
Section 3.23    Common Enterprise    ~~114~~112
Section 3.24    Qualified ECP Guarantor    ~~114~~113
Section 3.25    Affected Financial Institutions    ~~114~~113
Section 3.26    Centre of Main Interest and Establishments    ~~114~~113
ARTICLE IV

CONDITIONS
Section 4.01    Effective Date    ~~115~~113
Section 4.02    Each Credit Event    ~~119~~117
ARTICLE V

AFFIRMATIVE COVENANTS
Section 5.01    Financial Statements; Borrowing Base and Other Information    ~~120~~118
Section 5.02    Notices of Material Events    ~~123~~122
Section 5.03    Existence; Conduct of Business    ~~124~~123
Section 5.04    Payment of Obligations    ~~125~~123
Section 5.05    Maintenance of Properties    ~~125~~123
Section 5.06    Books and Records; Inspection Rights; Field Examinations    ~~125~~123
Section 5.07    Compliance with Laws and Material Contractual Obligations    ~~126~~124
Section 5.08    Use of Proceeds    ~~126~~124
Section 5.09    Accuracy of Information    ~~127~~125
Section 5.10    Insurance    ~~127~~125
Section 5.11    Casualty and Condemnation    ~~127~~126
Section 5.12    Appraisals    ~~128~~126
Section 5.13    Depository Banks    ~~128~~126
Section 5.14    Additional Collateral; Further Assurances.    ~~128~~126
Section 5.15    Designation and Conversion of Restricted and Unrestricted Subsidiaries    ~~130~~128
Section 5.16    Reserved    ~~131~~130
Section 5.17    Designation of Additional Borrowers    ~~131~~130
Section 5.18    UK Borrower Cash Management Provisions    ~~132~~131
Section 5.19    Notification of Account Debtors    ~~133~~131
Section 5.20    Financial Assistance    ~~133~~131
ARTICLE VI

NEGATIVE COVENANTS
Section 6.01    Indebtedness    ~~133~~132
Section 6.02    Liens    ~~136~~134
Section 6.03    Fundamental Changes    ~~138~~136
Section 6.04    Investments, Loans, Advances, Guarantees and Acquisitions    ~~138~~137
Section 6.05    Asset Sales    ~~140~~139
Section 6.06    Sale and Leaseback Transactions    ~~142~~140
Section 6.07    Swap Agreements    ~~142~~140
Section 6.08    Restricted Payments; Certain Payments of Indebtedness    ~~142~~141
Section 6.09    Transactions with Affiliates    ~~143~~142
Section 6.10    Restrictive Agreements    ~~144~~142
Section 6.11    Amendment of Material Documents    ~~145~~143
Section 6.12    Fixed Charge Coverage Ratio    ~~145~~143

ARTICLE VII

EVENTS OF DEFAULT
Section 7.01    Events of Default.    ~~145~~143
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Section 8.01    Appointment    ~~149~~147
Section 8.02    Rights as a Lender    ~~150~~148
Section 8.03    Duties and Obligations    ~~150~~148
Section 8.04    Reliance    ~~150~~149
Section 8.05    Actions through Sub-Agents    ~~151~~149
Section 8.06    Resignation    ~~151~~149
Section 8.07    Non-Reliance; Acknowledgment of Lenders and Issuing Banks    ~~152~~150
Section 8.08    Other Agency Titles    ~~154~~152
Section 8.09    Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties    ~~154~~152
Section 8.10    Flood Laws    ~~154~~153
Section 8.11    Appointment of Administrative Agent as UK Security Trustee    ~~155~~153
ARTICLE IX

MISCELLANEOUS
Section 9.01    Notices    ~~158~~156
Section 9.02    Waivers; Amendments    ~~160~~159
Section 9.03    Expenses; Indemnity; Damage Waiver    ~~163~~161
Section 9.04    Successors and Assigns    ~~166~~164
Section 9.05    Survival    ~~169~~168
Section 9.06    Counterparts; Integration; Effectiveness; Electronic Execution    ~~170~~168
Section 9.07    Severability    ~~171~~169
Section 9.08    Right of Setoff    ~~171~~170
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process    ~~172~~170
Section 9.10    WAIVER OF JURY TRIAL    ~~172~~170
Section 9.11    Headings    ~~173~~171
Section 9.12    Confidentiality    ~~173~~171
Section 9.13    Several Obligations; Nonreliance; Violation of Law    ~~174~~172
Section 9.14    USA PATRIOT Act; U.K. “Know Your Customer” Checks    ~~174~~172
Section 9.15    Disclosure    ~~175~~173
Section 9.16    Appointment for Perfection    ~~175~~173
Section 9.17    Interest Rate Limitation    ~~175~~173
Section 9.18    Marketing Consent    ~~175~~173
Section 9.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~175~~174
Section 9.20    No Fiduciary Duty, etc    ~~176~~174
Section 9.21    Acknowledgement Regarding Any Supported QFCs    ~~177~~175
Section 9.22    Judgment Currency    ~~177~~176
Section 9.23    Anti-Money Laundering Legislation    ~~178~~176
Section 9.24    Waiver of Immunity    ~~178~~176
Section 9.25    Process Agent    ~~178~~177
ARTICLE X

LOAN GUARANTY
Section 10.01    Guaranty    ~~179~~177
Section 10.02    Guaranty of Payment    ~~180~~178
Section 10.03    No Discharge or Diminishment of Loan Guaranty    ~~180~~178
Section 10.04    Defenses Waived    ~~181~~179
Section 10.05    Rights of Subrogation    ~~181~~180
Section 10.06    Reinstatement; Stay of Acceleration    ~~181~~180

Section 10.07    Information    ~~182~~180
Section 10.08    Termination    ~~182~~180
Section 10.09    Taxes    ~~182~~180
Section 10.10    Maximum Liability    ~~182~~181
Section 10.11    Contribution    ~~183~~181
Section 10.12    Liability Cumulative    ~~184~~182
Section 10.13    Keepwell    ~~184~~182
ARTICLE XI

THE BORROWER REPRESENTATIVE
Section 11.01    Appointment; Nature of Relationship    ~~184~~182
Section 11.02    Powers    ~~184~~183
Section 11.03    Employment of Agents    ~~185~~183
Section 11.04    Notices    ~~185~~183
Section 11.05    Successor Borrower Representative    ~~185~~183
Section 11.06    Execution of Loan Documents; Borrowing Base Certificate    ~~185~~183
ARTICLE XII

COLLECTION ALLOCATION MECHANISM
Section 12.01    Collection Allocation Mechanism.    ~~185~~183

EXHIBITS:
Exhibit A         Form of Assignment and Assumption
Exhibit B        Form of Borrowing Base Certificate
Exhibit C        Form of Compliance Certificate
Exhibit D-1        Form of Joinder Agreement
Exhibit D-2        Form of Borrower Assumption Agreement
Exhibit E-1        U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for
        U.S. Federal Income Tax Purposes)
Exhibit E-2        U.S. Tax Certificate (For Non-U.S. Participants that are not
        Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-3        U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4        U.S. Tax Certificate (For Foreign Lenders that are Partnerships for
        U.S. Federal Income Tax Purposes)
Exhibit F        Form of Commitment Increase Agreement
Exhibit G        Form of Additional Lender Agreement
SCHEDULES:
Commitment Schedule
Schedule 1.01        Existing Letters of Credit
Schedule 3.05        Properties
Schedule 3.06        Disclosed Matters
Schedule 3.09        Taxes
Schedule 3.12        Material Contracts
Schedule 3.14        Insurance
Schedule 3.15        Capitalization and Subsidiaries
Schedule 3.22        Affiliate Transactions
Schedule 6.01        Existing Indebtedness
Schedule 6.02        Existing Liens
Schedule 6.04        Existing Investments
Schedule 6.09        Existing Transactions
Schedule 6.10        Existing Restrictions
v

CREDIT AGREEMENT
CREDIT AGREEMENT dated as of September 10, 2018 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among TETRA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and certain of its Subsidiaries party hereto, collectively, as Borrowers, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 2.1Defined Terms
. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.
“Account” means (a) with respect to any U.S. Loan Party, “Accounts” (as such term is defined in the U.S. Security Agreement), and (b) with respect to any UK Borrower, “Book Debts” (as such term is defined in the UK Debenture).
“Account Debtor” means any Person obligated on an Account.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Borrower or any Restricted Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar governing body of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.
“Acquisition Payment Conditions” means, with respect to any Permitted Acquisition to be made pursuant to Section 6.04(m), (a) no Default or Event of Default shall have occurred and be continuing on the date of such Permitted Acquisition, or would result immediately after giving effect to such Permitted Acquisition, (b) immediately after giving effect to and at all times during the thirty (30) consecutive day period immediately prior to such Permitted Acquisition, the Borrowers shall have (1) (x) Availability calculated on a pro forma basis immediately after giving effect to such Permitted Acquisition of not less than the greater of (A) 17.5% of the greater of the Borrowing Base and the Commitments or (B) $15,000,000, and (y) a Fixed Charge Coverage Ratio calculated on a pro forma basis immediately after giving effect to such Permitted Acquisition of not less than 1.00 to 1.00 or (2) Availability calculated on a pro forma basis immediately after giving effect to such Permitted Acquisition of not less than the greater of (A) 22.5% of the greater of the Borrowing Base and the Commitments or (B) $17,500,000 and (c) the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in (a) and (b) above and attaching calculations for item (b).
“Additional Lender Agreement” has the meaning assigned to such term in Section 2.09(f).
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326%, and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted ~~LIBO~~Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period ~~or for any ABR Borrowing~~, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~equal to (a) the Term SOFR Rate for such Interest Period, plus (b)

0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the ~~LIBO Rate~~ Floor for ~~such Interest Period multiplied by~~ the ~~Statutory Reserve Rate~~ purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent and security trustee for the Lenders hereunder, and any successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Agent Parties” has the meaning assigned to such term in Section 9.01(d)(ii).
“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.
“Agreed Currencies” means ~~dollars~~ Dollars and each Alternative Currency.
“Agreement” has the meaning assigned to such term in the preamble.
“Agreement Currency” has the meaning assigned to it in Section 9.22.
“Allocable Amount” has the meaning assigned to such term in Section 10.11(b).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted ~~LIBO~~ Term SOFR Rate for a one month Interest Period ~~on~~as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%~~,~~; provided that, for the purpose of this definition, the Adjusted ~~LIBO~~ Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00~~5:00 a.m. ~~London~~ Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~ Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~ Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Alternate Rate” means the sum of (a) a rate per annum selected by the Administrative Agent, in its reasonable discretion based on market conditions, reflecting the cost to the Lenders of obtaining funds, plus (b) the relevant Applicable Rate for Dollars set out under the heading “Revolver Term Benchmark Spread”. When used in reference to any Loan or Borrowing, “Alternate Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Rate.
“Alternative Currency” means (a) so long as such currency remains an Eligible Currency, British Pounds Sterling, and (b) any other Eligible Currency which the Borrower Representative requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars. For the purposes of this definition, each of the specific currencies referred to in clause (a), above, shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., “British Pounds Sterling” means the lawful currency of the United Kingdom.

“AML Legislation” has the meaning assigned to it in Section 9.23.
“Ancillary Document” has the meaning assigned to it in Section 9.06(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Guaranteed Obligations” means (a) with respect to the U.S. Loan Guarantors, the Guaranteed Obligations and (b) with respect to the UK Borrowers, the UK Guaranteed Obligations.
“Applicable Percentage” means, (a) with respect to any Lender, with respect to Revolving Loans, LC Exposure, Overadvance Exposure or Swingline Exposure, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate Commitments of all Lenders (provided that, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time), and (b) with respect to Protective Advance Exposure, a percentage based upon its share of the Aggregate Revolving Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under clause (a) above.
“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Rate”.
“Applicable Rate” means, for any day, with respect to any ABR Loan, Term Benchmark Loan or RFR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Revolver ABR Spread”, “Revolver Term Benchmark Spread” or “RFR (SONIA) Spread / Overnight Swingline Rate Spread”, as the case may be, based upon the Borrowers’ Fixed Charge Coverage Ratio as of the most recent determination date; provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Company’s consolidated financial information and compliance certificate for the Company’s fiscal quarter ending September 30, 2021, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 3:

Fixed Charge Coverage Ratio	Revolver ABR Spread	Revolver Term Benchmark Spread	RFR (SONIA) Spread / Overnight Swingline Rate Spread
Category 1 > 2.00 to 1.00	1.00%	2.00%	2.00%
Category 2 ≤ 2.00 to 1.00 but > 1.50 to 1.00	1.25%	2.25%	2.25%
Category 3 ≤ 1.50 to 1.00	1.50%	2.50%	2.50%
For purposes of the foregoing, (a) the Applicable Rate shall be determined on a quarterly basis and based upon the Company’s most recent quarterly consolidated financial statements delivered from time to time pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Fixed Charge Coverage Ratio shall be effective during the period commencing on and including the first Business Day of the fiscal quarter in which such consolidated financial statements were delivered indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Fixed Charge Coverage Ratio shall be deemed to be in Category 3 (i) at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or the direction of the Required Lenders, if the Borrowers fail to deliver the consolidated financial statements for any fiscal quarter required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
In the event that any consolidated financial statements or compliance certificate required to be delivered pursuant to Section 5.01 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, and only in such case, then the Borrowers shall promptly (and in any event within two (2) Business Days) (A) deliver to the Administrative Agent a corrected compliance certificate for such Applicable

Period, (B) determine the Applicable Rate for such Applicable Period based upon the corrected compliance certificate, and (C) pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.18. The preceding sentence is in addition to the rights of the Administrative Agent and the Lenders with respect to Section 2.13 and Article VII and other of their respective rights under this Agreement.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form reasonably acceptable to the Administrative Agent.
“Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Commitments of all of the Lenders and (ii) the Borrowing Base, in each case, in effect at such time, minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings) at such time.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Commitment” means, at any time, the aggregate Commitments of the Lenders then in effect minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its entire Commitment) at such time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(~~f~~ e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party or its Subsidiaries (other than Compressco) by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, cash pooling services, interstate depository network services and foreign exchange and currency management services).
“Banking Services Obligations” means any and all obligations of the Loan Parties and their Subsidiaries (other than Compressco), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.
“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, howsoever described in any jurisdiction, or has had a receiver, conservator, trustee, administrator, monitor, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, administration or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or any other applicable jurisdiction or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (a) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency ~~or~~, and (b) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election , as applicable,~~ and ~~its~~the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14~~(b) or (c)~~.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency ~~or in the case of an Other Benchmark Rate Election~~, “Benchmark Replacement” shall mean the alternative set forth in (~~3~~2) below:
(1)    in the case of any Loan denominated in Dollars, the ~~sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2)    in the case of any Loan denominated in Dollars, the sum of: (a)~~Adjusted Daily Simple ~~SOFR and (b) the related Benchmark Replacement Adjustment~~ RFR for Dollar Borrowings; ~~and~~
(~~3~~2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower Representative shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above)~~.
If the Benchmark Replacement as determined pursuant to clause (1)~~, (2)~~ or (~~3~~2) above would be less than the Floor, the Benchmark Replacement will be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

~~(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)~~ , the spread adjustment, or method for calculating or determining such spread adjustment ~~(which may be a positive or negative value or zero), as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and~~
~~(b)    the spread adjustment~~, (which may be a positive or negative value or zero) ~~as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero),~~ that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time~~;~~
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion~~.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower Representative, may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower Representative, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~

~~(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower Representative pursuant to Section 2.14(c); or~~
~~(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (Chicago time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders~~.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any ~~other~~ Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any ~~other~~ Loan Document in accordance with Section 2.14.
“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Blocking Regulation” has the meaning assigned to it in Section 3.21.
“Board” means the Board of Governors of the Federal Reserve System of the U.S.
“Borrower DTTP Filing” means an HM Revenue & Customs Form DTTP2 duly completed and filed by the relevant UK Borrower, which:
(a)    where it relates to a UK Treaty Lender that is a party to this Agreement as a Lender on the Second Amendment Effective Date, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in the Commitment Schedule, and (i) where the UK Borrower is a party to this Agreement on the Second Amendment Effective Date, is filed with HM Revenue & Customs within 30 days after the Second Amendment Effective Date; or (ii) where the UK Borrower is not a party to this Agreement on the Second Amendment Effective Date, is filed with HM Revenue & Customs within 30 days after the date on which that UK Borrower becomes a party to this Agreement; or
(b)    where it relates to a UK Treaty Lender that is not a party to this Agreement as a Lender on the Second Amendment Effective Date, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party to this Agreement as a Lender, and (i) where the UK Borrower is a party to this Agreement as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with HM Revenue & Customs within 30 days after that date; or (ii) where the UK Borrower is not a party to this Agreement as at the date on which that UK Treaty Lender comes a party to this Agreement as a Lender, is filed with HM Revenue & Customs within 30 days after the date on which that UK Borrower becomes a party to this Agreement.
“Borrower Representative” has the meaning assigned to such term in Section 11.01.
“Borrowers” means, collectively, the U.S. Borrowers and the UK Borrowers, and “Borrower” means any of the foregoing.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.
“Borrowing Base” means the sum of (a) the U.S. Borrowing Base plus (b) the UK Borrowing Base.
“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent in its sole discretion.
“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03.
“Burdensome Restriction” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.10.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; provided that, (a) when used in relation to Loans denominated in Sterling ~~and~~or in relation to the ~~calculation or computation of LIBOR~~UK Borrowers, the term “Business Day” shall also exclude any day on which banks are not open for general business in London, (b) when used in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day, and (c) when used in connection with a ~~Term Benchmark Loan or in relation to the UK Borrowers~~Loan referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loan, or any other dealings of such Loan referencing the Adjusted Term SOFR Rate, the term “Business Day” shall also exclude any day ~~on which banks are not open for general business in London~~that is not a U.S Government Securities Business Day.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article XII.
“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in clause (h), (i) or (j) of Article VII with respect to any Borrower or (b) an acceleration of the Loans pursuant to Article VII.
“CAM Percentage” means, as to each Lender, a fraction, expressed as a percentage, of which (a) the numerator shall be the aggregate U.S. Dollar Amount of the Designated Obligations owed to such Lender (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date and (b) the denominator shall be the U.S. Dollar Amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date.
“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP, but excluding, without duplication, (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) such amounts to the extent financed with insurance or condemnation proceeds received with respect to loss of, damage to or taking of property of any Loan Party and (c) expenditures made with proceeds of any issuance of Equity Interests (other than Disqualified Stock).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be capitalized in accordance with GAAP.
“Cash Distribution Amount” means the aggregate amount of dividends and distributions received in cash by the Loan Parties from all Restricted Subsidiaries that are not Loan Parties during the period of four fiscal quarters of the Borrowers most recently ended.
“Cash Dominion Trigger Period” means (a) a period commencing on any date on which Availability shall have been less than the greater of (i) $10,000,000 and (ii) 12.5% of the lesser of the Borrowing Base and the Commitments and continuing until Availability shall have been in excess of the greater of (i) $10,000,000 and (ii) 12.5% of the lesser of the Borrowing Base and the Commitments for thirty (30) consecutive days or (b) a period commencing on any date on which a Specified Default shall have occurred and continuing until no such Specified Default shall have existed during the preceding thirty (30) consecutive days.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means ~~(A)~~the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the greater of (a)(i) for any Loan denominated in ~~(a)~~(A) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, and (~~b~~B) any other Alternative Currency determined after the Second Amendment Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion ~~and (ii) zero~~; plus (~~B~~ii) the applicable Central Bank Rate Adjustment and (b) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five (5) most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (b) any other Alternative Currency determined after the Second Amendment Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company or (b) except as the result of a transaction expressly permitted under this Agreement, the Company shall cease to own, free and clear of all

Liens or other encumbrances (other than Liens permitted under Sections 6.02(a) and (h)), at least 100% of the outstanding direct or indirect Equity Interests of the other Borrowers on a fully diluted basis.
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, or any European equivalent regulation (such as the European Market and Infrastructure Regulation), and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, including CRR and CRR II, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to such term in Section 9.17.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances.
    “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that at any time becomes or is intended to become, subject to a security interest, hypothec or Lien in favor of the Administrative Agent, on behalf of itself, the Lender Parties and/or the other Secured Parties, to secure any or all of the Secured Obligations. For the avoidance of doubt, “Collateral” shall not include any owned or leased real property of any Loan Party or any Excluded Assets.
“Collateral Access Agreement” has the meaning assigned to such term in the U.S. Security Agreement or such other Security Agreement, as the context may require.
“Collateral Documents” means, collectively, the U.S. Security Agreement, the UK Collateral Documents, the Deposit Account Control Agreements, the Commodity Account Control Agreements, the Securities Account Control Agreements, the Luxembourg Account Pledge, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure any or all of the Secured Obligations, including, without limitation, all other security agreements, debentures, deposit account control agreements, pledge agreements, guarantees, subordination agreements, share charges, pledges and collateral assignments executed on the Effective Date or thereafter by any Loan Party and delivered to the Administrative Agent, in each case as may be amended, restated, supplemented or otherwise modified from time to time.
“Collection Account” means: (a) with respect to the U.S. Loan Parties, the “Collection Account” (as such term is defined in the U.S. Security Agreement), and (b) with respect to the UK Borrowers, any “Collection Account” (as such term is defined in the UK Debenture).
“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn U.S. Dollar Amount of all outstanding commercial Letters of Credit at such time; plus (b) the aggregate U.S. Dollar Amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Commercial LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.
“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans, together with the commitment of such Lender to acquire participations in Letters of Credit, Swingline Loans, Overadvances and Protective Advances hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender in accordance with Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with Section 9.04. The initial aggregate amount of the Lenders’ Commitments as of the Second Amendment Effective Date is $80,000,000.
“Commitment Fee Rate” means, with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “Commitment Fee Rate” as determined based on the average utilization of the Commitments during the immediately preceding calendar month:

Average Utilization	Commitment Fee Rate
Category 1 > 50.0%	0.375%
Category 2 ≤ 50.0%	0.500%
“Commitment Increase Agreement” has the meaning assigned to such term in Section 2.09(f).
“Commitment Schedule” means the Schedule attached hereto identified as such.
“Commodity Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 9.01(d)(ii).
“Company” has the meaning assigned to such term in the preamble.
“Competitor” means any Person that is a bona fide competitor of the Loan Parties in the same industry or line of business or a substantially similar industry or line of business.
“Compressco” means, collectively, CSI Compressco LP and its subsidiaries.
“Compressco Units” means any general or limited partnership interests in, or any incentive distribution rights or other Equity Interest in, CSI Compressco LP.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004 (U.K.).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.21.
“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.
“CRR” means either CRR-EU or, as the context may require, CRR-UK.
“CRR-EU” means regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that Regulation.
“CRR-UK” means CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.
“CRR II” means either CRR II-EU or, as the context may require, CRR II-UK.
“CRR II-EU” means regulation 2019/876 amending CRR-EU as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012 and all delegated and implementing regulations supplementing that Regulation.
“CRR II-UK” means CRR II-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.
“CSI Compressco GP” means CSI Compressco GP Inc., a Delaware corporation.
“CSI Compressco LP” means CSI Compressco LP, a Delaware limited partnership.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to ~~the greater of (a)~~, for any RFR Loan denominated in (a) Sterling, SONIA for the day that is ~~five (5) Business Days~~ 5 RFR Business Days prior to (~~A~~i) if such RFR Interest Day is ~~a~~an RFR Business Day, such RFR Interest Day or (~~B~~ii) if such RFR Interest Day is not ~~a~~an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day (provided, that for any Overnight Swingline Rate Loan denominated in Sterling, SONIA shall be based on the published rate for SONIA as of the Business Day such Overnight Swingline Rate Loan is advanced), and (b) ~~0.00%.~~ Dollars, Daily Simple SOFR.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day (provided, that for any request for an Overnight Swingline Rate Loan denominated in Dollars, Daily Simple SOFR shall be based on the published rate for Daily Simple SOFR as of the Business Day of such request), in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple ~~RFR~~SOFR due to a change in ~~the applicable RFR~~SOFR shall be effective from and including the effective date of such change in ~~the RFR~~SOFR without notice to the Borrowers.
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, (b) has notified any Borrower, the Administrative Agent or any other Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Deposit Account Control Agreement” means (a) in respect of the U.S. Loan Parties, “Deposit Account Control Agreement” (as such term is defined in the U.S. Security Agreement) and (b) in respect of the UK Borrowers, a control agreement (or any similar agreement, documentation or requirement necessary, including notice to and acknowledgement from the account bank maintaining a Collection Account in the form provided for in the UK Debenture or otherwise agreed by the Administrative Agent in its Permitted Discretion) granting the Administrative Agent the ability to assert sole dominion and control of the relevant Collection Account(s).
“Designated Obligations” means all unpaid principal of and accrued and unpaid interest on the Revolving Loans, Swingline Loans and Protective Advances, all LC Exposure and all accrued and unpaid fees in respect of all of the foregoing.
“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than pursuant to customary provisions relating to redemptions upon a change of control or asset sale to the extent the terms of such Equity Interests provide that such Equity Interests shall not be required to be repurchased or redeemed until the Maturity Date has occurred), in whole or in part, in each case prior to the date that is 180 days after the Maturity Date hereunder; provided that, if such Equity Interests are issued under any plan for the benefit of employees of the Company or another Loan Party, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by a Borrower or any other Loan Party in order to satisfy applicable statutory or regulatory obligations.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Document” has the meaning assigned to such term in the U.S. Security Agreement or such other Security Agreement, as the context may require.
“Dollars”, “dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S. other than (i) a Subsidiary with no material assets other than Equity Interests in one or more Foreign Subsidiaries and (ii) a Subsidiary of a Foreign Subsidiary.
~~“Early Opt-in Election” means, if the then-current Benchmark with respect to Dollars is the LIBO Rate, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Borrower Representative to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)    the joint election by the Administrative Agent and the Borrower Representative to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower Representative and the Lenders.~~
“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds received during such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges and any extraordinary non-cash losses for such period and (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), minus (b) without duplication and to the extent included in Net Income for such period, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrowers, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any Issuing Bank or any of their respective Related Parties or any other Person, providing for access to data (or transmission of data, in the case of e-mail and e-fax) protected by passcodes or other security system.
“Eligible Accounts” means, at any time, the Accounts of the Borrowers which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account of a Borrower:
(a)which is not subject to a first priority perfected security interest in favor of the Administrative Agent (which, in the case of Accounts of any UK Borrowers, shall be a first ranking fixed charge);
(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent or (ii) a Permitted Encumbrance or a Lien permitted pursuant to Section 6.02(h) which, in each case, does not have priority over the Lien in favor of the Administrative Agent;
(c)(i) which is unpaid more than ninety (90) days after the date of the original invoice therefor or more than sixty (60) days after the original due date therefor (“Overage”) (when calculating the amount under this clause (i), for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor), or (ii) which has been written off the books of such Borrower or otherwise designated as uncollectible;
(d)which is owing by an Account Debtor for which more than fifty percent (50%) of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;
(e)which is owing by an Account Debtor rated (or whose parent is rated) Baa3 or higher from Moody’s or BBB- or higher from S&P to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds thirty-five percent (35%) of the aggregate amount of Eligible Accounts, or Accounts with respect to an Account Debtor other than one previously described by this clause (e) whose Accounts owing to Borrowers exceed twenty-five percent (25%), but in each case only to the extent of such excess;
(f)with respect to which any covenant, representation or warranty contained in this Agreement or in any Security Agreement has been breached or is not true;
(g)which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon any Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;
(h)for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once (but only with respect to the Account or portion of the Account that is duplicative);
(i)with respect to which any check or other instrument of payment has been returned uncollected for any reason;
(j)which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, administrator, monitor or liquidator of its assets or, in the case of any Account Debtor of the UK Borrowers, any equivalent of the foregoing in the applicable jurisdiction, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, administrator, monitor or liquidator of its assets or, in the case of any Account Debtor of the UK Borrowers, any equivalent of the foregoing in the applicable jurisdiction, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Insolvency Law (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent (as defined by the Bankruptcy Code), or (vi) ceased operation of its business;
(k)which is owed by any Account Debtor which has sold all or substantially all of its assets;
(l)which is owed by an Account Debtor which (i) does not maintain its chief executive office (or the equivalent in the applicable jurisdiction) in the U.S. or Canada (in the case of Accounts owing to any U.S. Borrower) or the U.S., Canada, or an Eligible Foreign Jurisdiction (in the case of Accounts owing to the UK Borrowers) (in any case, other than an Account Debtor otherwise acceptable to the Administrative Agent in its Permitted Discretion) or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada or any province of Canada (in the case of Accounts owing to any U.S. Borrower), or the U.S., any state of the U.S., or the District of Columbia, Canada or any province of Canada, or an Eligible Foreign Jurisdiction (in the case of Accounts owing to the UK Borrowers), unless, in any such case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent;
(m)which, in respect of any Account of any UK Borrower, the contract or agreement underlying such Account is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than the U.S., any state of the U.S., Canada, any province of Canada, or any Eligible Foreign Jurisdiction;
(n)which, in respect of any Account of any UK Borrower, is subject to any limitation on charging or other restriction (whether arising by operation of law, by agreement or otherwise) which would under the local governing law of the contract have the effect of restricting the creation of a charge over such Account in the manner required by the UK Debenture, in each case, in favor or for the benefit of the Administrative Agent, unless the Administrative Agent has determined that (i) such limitation is not enforceable or is ineffective under applicable law or has been waived by the applicable Account Debtor or (ii) the applicable Account Debtor has consented to such assignment or the creation of such security;
(o)which is owed in any currency other than U.S. Dollars, in the case of any U.S. Borrower, or Dollars or Sterling, in the case of any UK Borrower;
(p)which is owed by (i) any Governmental Authority of any country other than the U.S. unless such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;
(q)which is owed by any Affiliate of any Loan Party (including Compressco) or any employee, officer, director, agent or equity holder of any Loan Party or any of its Affiliates;
(r)which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
(s)which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;
(t)which is evidenced by any promissory note, chattel paper or negotiable instrument;
(u)which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit any applicable Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or is qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;
(v)with respect to which any applicable Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, but only to the extent of any such reduction, or any Account which was partially paid and any applicable Borrower created a new receivable for the unpaid portion of such Account;
(w)which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, or those of a foreign jurisdiction, including without limitation (if applicable) the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;
(x)which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Borrower has or has had an ownership interest in such goods, or which indicates any party other than a Borrower as payee or remittance party;

(y)which was created on cash on delivery terms;

(z)which is an Account of any UK Borrower, until such time as the obligations of such UK Borrower under clause (d) of Section 5.18 have been satisfied; or

(aa)which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.
In the event that an Account of a Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, the applicable Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that any Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Borrower to reduce the amount of such Account.
“Eligible Currency” means any currency other than ~~dollars~~Dollars (i) that is readily available, (ii) that is freely traded, (iii) which is convertible into ~~dollars~~Dollars in the international interbank market and (iv) as to which a U.S. Dollar Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, a U.S. Dollar Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrower Representative, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency.
“Eligible Foreign Jurisdiction” means any of Australia, Austria, Belgium, Denmark, Finland, France, Germany, Italy, Ireland, Luxembourg, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and any member country of the United Kingdom.
“Eligible Inventory” means, at any time, the Inventory of the Borrowers which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory of a Borrower shall not include any Inventory:
(a)which is not subject to a first priority perfected Lien (or, in the case of a UK Borrower, a first ranking fixed or floating charge) in favor of the Administrative Agent;
(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent or (ii) a Permitted Encumbrance or a Lien permitted pursuant to Section 6.02(h) which, in each case, does not have priority over the Lien in favor of the Administrative Agent;

(c)which is, in the Administrative Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)with respect to which any covenant, representation or warranty contained in this Agreement or in any Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e)in which any Person other than the applicable Borrower shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)which (i) is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts or subassemblies, or (ii) constitutes packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type (x) held for sale in the ordinary course of business or (y) to be used to provide fluid management, frac flowback, production well testing, offshore rig cooling and compression services or other ancillary services which the Borrowers are permitted to provide pursuant to Section 5.03;

(g)with respect to any U.S. Borrower, which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers and, with respect to any UK Borrower, which is not located in the United Kingdom or the U.S.;

(h)which is located in any location leased by a Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion; provided, that no Collateral Access Agreement shall be required or Rent Reserve shall be implemented until (A) with respect to any U.S. Loan Party, the sixtieth (60th) day after the Effective Date and (B) with respect to any UK Borrower, the sixtieth (60th) day after the Second Amendment Effective Date;

(i)which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman, bailee or other third party has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Rent Reserve has been established by the Administrative Agent in its Permitted Discretion; provided, that no Collateral Access Agreement shall be required or Rent Reserve shall be implemented until (A) with respect to any U.S. Loan Party, the sixtieth (60th) day after the Effective Date and (B) with respect to any UK Borrower, the sixtieth (60th) day after the Second Amendment Effective Date;

(j)which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor, unless (i) such processor or other third party has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion; provided, that no Collateral Access Agreement shall be required or Rent Reserve shall be implemented until (A) with respect to any U.S. Loan Party, the sixtieth (60th) day after the Effective Date and (B) with respect to any UK Borrower, the sixtieth (60th) day after the Second Amendment Effective Date;

(k)which is a discontinued product or component thereof;

(l)which is the subject of a consignment by any Loan Party as consignor;

(m)which is perishable;

(n)which contains or bears any intellectual property rights licensed to any Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise Dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(o)which is not reflected in a current perpetual inventory report of the Borrowers (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(p)for which reclamation rights have been asserted by the seller;

(q)which has been acquired from a Sanctioned Person;

(r)of any UK Borrower for which (i) any contract or related documentation (such as invoices or purchase orders) relating to such Inventory includes retention of title rights in favor of the vendor or supplier thereof, or (ii) under applicable governing laws, retention of title may be imposed unilaterally by the vendor or supplier thereof; or

(s)which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

In the event that Inventory of a Borrower which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the applicable Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.
“Eligible Investment Grade Account” means an Eligible Account that is owed by an Investment Grade Account Debtor.
“Eligible Unbilled Account” means an Account of a U.S. Borrower owed by an Account Debtor which meets all criteria of an “Eligible Account” except that (a) as of any date of determination, the invoice with respect thereto has not yet been submitted to such Account Debtor, so long as the period following the date on which the applicable Borrower recognizes such Account in its books and records and prior to the date of the issuance of the invoice with respect thereto is less than thirty (30) days, and (b) all Eligible Unbilled Accounts shall not exceed, in the aggregate, 20% of Availability as set forth in the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement, provided that, for the purposes of this clause (b), Eligible Unbilled Accounts owed by Shell Exploration and Production Company shall not exceed, in the aggregate, 5% of Availability as set forth in the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, binding notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material, or to health and safety matters related to exposure to Hazardous Materials in the environment.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in endangered, critical or critical and declining status, within the meaning of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Assets” means, collectively, (a) the “Excluded Assets” (as defined in the U.S. Security Agreement) and (b) the “Excluded Assets” (as defined in the UK Debenture).
“Excluded Swap Obligation” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment (in each case, other than a UK Obligation) pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes (other than any Taxes arising on any payments by or on account of any obligation of a UK Borrower) attributable to such Recipient’s failure to comply with Section 2.17(f); (d) any Taxes imposed under FATCA; and (e) any Taxes that would have given rise to an increased payment under Section 2.17(a) but for the application of one of the exclusions in Section 2.17(g)(i).
“Existing Credit Agreement” means that certain Credit Agreement dated as of June 27, 2006, by and among the Company, the other borrowers party thereto, the lenders from time to time party thereto and JPMCB, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof.
“Existing Letters of Credit” means the letters of credit originally issued under the terms of the Existing Credit Agreement, which are outstanding on the Effective Date and are listed on Schedule 1.01.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document for and on account of any Taxes required by FATCA.
“FCA” has the meaning assigned to such term in Section 1.08.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means, collectively, (a) that certain fee letter dated June 27, 2018, between the Company and JPMCB and (b) any other agreement now or at any time hereafter entered into between the Borrowers, the Administrative Agent, any Lead Arranger and/or any of their Affiliates in connection with this Agreement or any transactions contemplated hereby or related thereto, as such letter agreement and such other agreements may from time to time be amended, restated, supplemented or modified.
“Financial Covenant Testing Period” means (a) any period commencing on the first date on which Availability is less than the greater of (a) $10,000,000 and (b) 12.5% of the lesser of (i) the Borrowing Base then in effect and (ii) the Commitments, and continuing until the date upon which both (x) Availability has been equal to or greater than the greater of (a) $10,000,000 and (b) 12.5% of the lesser of (i) the Borrowing Base then in effect and (ii) the Commitments at all times during the preceding thirty (30) consecutive day period, and (y) no Event of Default has occurred and is continuing during such thirty (30) consecutive day period and (b) a period commencing on any date on which a Specified Default shall have occurred and continuing until no Specified Default shall have existed during the preceding thirty (30) consecutive days.
“Financial Officer” means the chief financial officer, principal accounting officer, chief accounting officer, treasurer, controller or vice president of finance of a Borrower.
“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004 (U.K.).
“Fixed Charge Coverage Ratio” means, at any date, the ratio of (a) EBITDA for the applicable measurement period, minus Unfinanced Capital Expenditures made during such period to (b) Fixed Charges, all calculated for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).
“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness actually made or required to be made, plus any excess cash flow mandatory prepayment pursuant to Section 2.04(b)(i) of the Term Loan Agreement, but for the avoidance of doubt excluding any mandatory prepayment from asset sales and casualty events pursuant to Sections 2.04(b)(ii) and 2.04(b)(iii) of the Term Loan Agreement, plus Capital Lease Obligation payments, plus expenses for Taxes paid in cash, plus Restricted Payments paid in cash, plus cash contributions to any Plan, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, plus payments made in respect of the Swiftwater Earnout.
“Flood Laws” has the meaning assigned to such term in Section 8.10.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~LIBO Rate or~~Adjusted Term SOFR Rate, each Adjusted Daily Simple RFR, Overnight Swingline Rate or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of Adjusted Term SOFR Rate, Adjusted Daily Simple RFR, Overnight Swingline Rate and the Central Bank Rate shall be 0.00%.
“Foreign Currencies” means Agreed Currencies other than ~~dollars~~Dollars.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.
“Foreign Pension Plan” means any pension plan, pension undertaking, supplemental pension, defined benefit pension scheme, occupational pension scheme, retirement savings or other retirement income plan, obligation or arrangement of any kind that is not subject to U.S. law and that is established, maintained or contributed to by any Loan Party or in respect of which any Loan Party has any liability, obligation or contingent liability.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Funding Account” has the meaning assigned to such term in Section 4.01(h).
“GAAP” means generally accepted accounting principles in the U.S.
“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, the European Central Bank, the Council of Ministers of the European Union, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any European supranational body) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
“Guarantor Payments” has the meaning assigned to such term in Section 10.11(a).
“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any law or regulation related to protection of the environment; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, explosive, radioactive, freon gas or radon.
~~“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”~~
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business not past due for more than 60 days after the due date therefor or outstanding for more than 90 days after the date such invoice was created, unless such account is being contested in good faith and appropriate reserves made, (ii) customary purchase price holdbacks in respect of portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iii) deferred compensation accrued in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (it being understood that if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of the Indebtedness of such Person in connection therewith shall be limited to the lesser of the face amount of such Indebtedness or the fair market value of all property of such Person securing such Indebtedness), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any earn-out (which for all purposes of this

Agreement, shall be valued at the maximum potential amount payable with respect to each such earn-out), (l) any other Off-Balance Sheet Liability and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (i) to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) that no Loan Party or Restricted Subsidiary shall be deemed liable for any Indebtedness of Compressco solely arising from the ownership of CSI Compressco LP by CSI Compressco GP. Notwithstanding anything to the contrary contained herein, Indebtedness shall not include (i) any amounts relating to preferred equity (other than Disqualified Stock) or (ii) any obligation that is repayable solely by the delivery of Equity Interests (other than the Disqualified Stock), or in exchange for Equity Interests (other than Disqualified Stock).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information” has the meaning assigned to such term in Section 9.12.
“Insolvency Laws” means each of the Bankruptcy Code and the United Kingdom’s Insolvency Act 1986, in each case as amended, and any other applicable national, state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.
“Insolvency Regulation” means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Effective Date among certain of the Borrowers, each other Loan Party from time to time party thereto, the Administrative Agent, as the ABL Representative, and the Term Loan Agent, as the Term Loan Representative, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness and capitalized interest of the Company and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Restricted Subsidiaries for such period in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first calendar day of each calendar month, upon any prepayment and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period), upon any prepayment and the Maturity Date.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Term Benchmark Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(~~f~~e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing that is continued or converted, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Inventory” has the meaning assigned to such term in the applicable Security Agreement.
“Investment” has the meaning assigned to such term in Section 6.04.
“Investment Grade Account Debtor” means, at any time, any Account Debtor, including, without limitation, Baker Hughes Company, Halliburton Energy Services, Inc., and Schlumberger Limited, whose securities are rated BBB- or better by S&P or Baa3 or better by Moody’s at such time.
“IRS” means the United States Internal Revenue Service.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“Issuing Bank” means, individually and collectively, each of JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and any other Lender from time to time designated by the Borrower Representative as an Issuing Bank, with the consent of such Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.
“Issuing Bank Sublimit” means, as of the Effective Date, (i) $20,000,000 in the case of JPMCB, and (ii) such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by any other Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit, upon providing five (5) days’ prior written notice thereof to the Administrative Agent and solely with respect to any increase, written consent of the Borrower Representative; provided that, in no event shall the aggregate amount of any and/or all Issuing Bank Sublimits exceed $20,000,000 at any time.
“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D-1.
“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“Judgment Currency” has the meaning assigned to it in Section 9.22.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lead Arrangers” means JPMCB and Bank of America, N.A., in their capacities as joint lead arrangers.
“Legal Reservations” means:
(a)    the principle that remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;
(b)    the time barring of claims and defenses of set-off or counterclaim;
(c)    similar principles, rights and defenses under the law of any relevant jurisdiction; and
(d)    any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Administrative Agent under this Agreement or any other Loan Document.
“Lender Parties” means, individually and collectively as the context may require, the Administrative Agent, the Lenders, the Issuing Banks and the Qualified Counterparties party to any Banking Services Agreement or Swap Agreement with any Loan Party.
“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.
“Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
~~“LIBO Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided, that, if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~
~~“LIBO Rate” means, with respect to any Term Benchmark Borrowing for any applicable Interest Period or for any ABR Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to such Agreed Currency, then the LIBO Rate shall be the LIBO Interpolated Rate, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such LIBO Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.~~
~~“LIBO Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in Dollars and for any Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such Agreed Currency) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
~~“LIBOR” has the meaning assigned to such term in Section 1.08.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest (including, in the case of a UK Borrower, any land charge, pledge, lien, assignment by way of security, assignment or transfer for security purpose or other security interest securing an obligation of any person or any other agreement or arrangement having a similar effect) in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention (including extended retention of title) agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, the Intercreditor Agreement, any Fee Letter, the Perfection Certificate and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, fee letters, contracts, notices, letter of credit agreements, letter of credit applications and any agreements between the Borrower Representative and the applicable Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower Representative and such Issuing Bank in connection with the issuance of Letters of Credit, whether heretofore, now or hereafter executed by or on behalf of any Loan Party, and delivered to any Issuing Bank, the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guarantor” means each Loan Party.
“Loan Guaranty” means Article X of this Agreement.
“Loan Parties” means, collectively, (a) the U.S. Loan Parties and (b) the UK Borrowers.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.
“Luxembourg Account Pledge” means an Account Pledge Agreement (in form and substance reasonably satisfactory to the Administrative Agent) between TETRA Technologies U.K. Limited and the Administrative Agent with respect to certain bank accounts of TETRA Technologies U.K. Limited opened with J.P. Morgan Bank Luxembourg, S.A., as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Master Intercompany Note” means that certain Master Intercompany Note by and among the Loan Parties and certain Subsidiaries thereof party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform their material obligations under the Loan Documents, (c) any material portion of the Collateral or the Administrative Agent’s Liens (on behalf of itself and the other Secured Parties) on any material portion of the Collateral or the priority of such Liens (other than solely as the result of any action or failure to act on the part of the Administrative Agent), or (d) the material rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders under any of the Loan Documents.
“Material Contract” means (a) any contract or other arrangement, whether written or oral, to which the Company or any other Loan Party is a party as to which (individually or together with all substantially related contracts), in each case, involves aggregate revenues or expenditures in excess of $25,000,000 in any fiscal year and (b) any agreement or instrument evidencing or governing Material Indebtedness.

“Material Domestic Subsidiary” means any Restricted Subsidiary that (a) is a Domestic Subsidiary and, together with its own consolidated Restricted Subsidiaries, either (i) owns or holds assets with an aggregate value greater than two and one-half percent (2.5%) of the aggregate value of all the assets of the Company and its Restricted Subsidiaries on a consolidated basis, or (ii) has gross revenues in excess of two and one-half percent (2.5%) of the gross revenues of the Company and its Restricted Subsidiaries on a consolidated basis, in each case based on the most recent consolidated financial statements of the Company; provided that if (x) the aggregate value of all the assets of all Restricted Subsidiaries that would not constitute Material Domestic Subsidiaries exceeds five percent (5%) of the aggregate value of all of the assets of the Company and its Restricted Subsidiaries, on a consolidated basis, or (y) the gross revenues of all Restricted Subsidiaries that would not constitute Material Domestic Subsidiaries exceeds five percent (5%) of the gross revenues of the Company and its Restricted Subsidiaries, on a consolidated basis, then in each case one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be deemed to be Material Domestic Subsidiaries in descending order based on the aggregate value of their assets or their gross revenues until such excess has been eliminated, or (b) is a guarantor with respect to the Specified Term Indebtedness. For the avoidance of doubt and notwithstanding anything herein to the contrary, in no event shall (i) CSI Compressco GP or any of the entities comprising Compressco or (ii) any Foreign Subsidiary, in either case, constitute a Material Domestic Subsidiary.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the obligations of the Loan Parties or any of their Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means May 31, 2025 or any earlier date on which the Commitments are terminated pursuant to the terms hereof.
“Maximum Rate” has the meaning assigned to such term in Section 9.17.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate contributes to, or within the past five years, has contributed to or has any liability.
“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by a Loan Party in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) any reserve for adjustments in respect of the sale price of such asset or assets established in accordance with GAAP and (iv) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Non-Recourse Pledgor” means each of CSI Compressco GP and CSI Compressco Investment LLC, a Delaware limited liability company.
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (i) the Federal Funds Effective Rate in effect on such day and (ii) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a ~~Federal~~federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates ~~shall~~as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligated Party” has the meaning assigned to such term in Section 10.02.
“Obligations” means, individually and collectively, the U.S. Obligations and the UK Obligations, as the context may require.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).
“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of formation, organization or incorporation and bylaws, limited liability company agreement, partnership agreement or other equivalent organizational or governing documents of such Person.
“Original Indebtedness” has the meaning assigned to such term in Section 6.01(f).
~~“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~
~~(a)    a request by the Borrower Representative to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower Representative, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~
~~(b)    the Administrative Agent, in its sole discretion, and the Borrower Representative jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower Representative and the Lenders.~~
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overadvance” has the meaning assigned to such term in Section 2.05(c).
“Overadvance Exposure” means, as to any Lender at any time, an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Overadvances outstanding at such time.
“Overage” has the meaning assigned to such term in the definition of “Eligible Accounts”.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Term Benchmark Borrowings~~eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on ~~its public website~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate ~~(from and after such date as the NYFRB shall commence to publish such composite rate)~~.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.
    “Overnight Swingline Rate” means, for any day, for Loans denominated in (a) Sterling, the Adjusted Daily Simple RFR for Sterling, and (b) Dollars, the Adjusted Daily Simple RFR for Dollars; provided that if an Overnight Swingline Rate shall be less than the Floor, such rate shall be deemed to be the Floor for all purposes of this Agreement.
“Overnight Swingline Rate Loans” means~~, as~~ Loans the ~~context may require, (a)~~rate of interest applicable to which is based on the ~~UK~~ Overnight ~~Rate or (b) the U.S. Overnight~~Swingline Rate.
“Paid in Full” or “Payment in Full” means (a) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Bank, in an amount equal to 103% of the LC Exposure as of the date of such payment), (c) the indefeasible payment in full in cash of the accrued and unpaid fees, (d) the payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of all Commitments, and (f) the termination of the Swap Obligations and, if requested by the Administrative Agent or the applicable Secured Party, the termination of such Banking Services under clause (a) or (b) of the definition thereof constituting Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Payment” has the meaning assigned to it in Section 8.07(c).
“Payment Conditions” means, with respect to any Restricted Payment made pursuant to Section 6.08(a)(viii), any ~~investment~~Investment made pursuant to Section 6.04(o), or payment of Indebtedness pursuant to Section 6.08(b)(ii)(B), (a) no Default or Event of Default shall have occurred and be continuing on the date of such Restricted Payment, ~~investment~~Investment or payment of Indebtedness, or would result immediately after giving effect to such Restricted Payment, ~~investment~~Investment or payment of Indebtedness, (b) immediately after giving effect to and at all times during the thirty (30) consecutive day period immediately prior to such Restricted Payment, ~~investment~~Investment or payment of Indebtedness, the Borrowers shall have (1) (x) Availability, calculated on a pro forma basis immediately after giving effect thereto, of not less than the greater of (A) 17.5% of the greater of the Borrowing Base and the Commitments or (B) $15,000,000, and (y) a Fixed Charge Coverage Ratio, calculated on a pro forma basis immediately after giving effect thereto, of not less than 1.00 to 1.00 or (2) Availability, calculated on a pro forma basis immediately after giving effect thereto, of not less than the greater of (A) 25% of the greater of the Borrowing Base and the Commitments or (B) $20,000,000 and (c) the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in (a) and (b) above and attaching calculations for item (b).
“Payment Notice” has the meaning assigned to it in Section 8.07(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (U.K.).
“Perfection Certificate” means that certain Perfection Certificate dated as of the date hereof, executed by the Loan Parties and addressed to the Administrative Agent.
“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:
(a)such Acquisition is not a hostile or contested acquisition;
(b)the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Borrowers and their Restricted Subsidiaries are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(c)both immediately before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent the Lenders have been notified in writing by the Borrower Representative that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty) and no Default or Event of Default exists, will exist, or would result therefrom;

(d)with respect to any Permitted Acquisition (or series of related Permitted Acquisitions) for which the purchase consideration payable (including deferred payment obligations) in connection therewith exceeds $25,000,000 in the aggregate, not less than ten (10) days prior to the anticipated closing date of the proposed Acquisition (or such shorter period prior to such Acquisition as the Administrative Agent may permit in its sole discretion), the Borrower Representative has provided the Administrative Agent (i) notice of such Acquisition, (ii) a copy of all business and financial information reasonably requested by the Administrative Agent including pro forma financial statements, statements of cash flow, and Availability projections and (iii) copies of the acquisition agreement and other material documents relative to the proposed Acquisition;

(e)if the Accounts and Inventory acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, the Administrative Agent shall have conducted an appraisal, audit or field examination, as applicable, of such Accounts and Inventory, the results of which shall be satisfactory to the Administrative Agent; provided that such appraisals, audits or field examinations shall not be a condition to consummating a Permitted Acquisition if such Accounts and Inventory are not to be included in the determination of the Borrowing Base at the consummation of the Permitted Acquisition;

(f)if such Acquisition is an acquisition of assets located in the U.S., then such Acquisition is structured so that a Loan Party shall acquire such assets;

(g)if such Acquisition involves a merger or a consolidation involving a Borrower or any other Loan Party, a Borrower or a Loan Party, as applicable, shall be the surviving entity;

(h)no Loan Party nor any Restricted Subsidiary shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that would reasonably be expected to have a Material Adverse Effect;

(i)in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person shall be terminated unless the Administrative Agent and the Lenders in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated;

(j)the Borrower Representative shall certify to the Administrative Agent and the Lenders (and provide the Administrative Agent and the Lenders with a pro forma calculation in form and substance reasonably satisfactory to the Administrative Agent and the Lenders) that, immediately after giving effect to the completion of such Acquisition, the Acquisition Payment Conditions are satisfied;

(k)all actions required to be taken with respect to any newly acquired or formed wholly-owned Subsidiary of any Loan Party or any Restricted Subsidiary, as applicable, including receipt of all documentation and other information required by bank regulatory authorities under applicable “Know Your

Customer” and anti-money laundering rules and regulations, shall have been taken, in each case, unless such newly acquired or formed wholly-owned Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 5.15(b) immediately upon the consummation of such Acquisition; and

(l)the Borrower Representative shall have delivered to the Administrative Agent the final executed material documentation relating to such Acquisition within ten (10) Business Days following the consummation thereof (or such later date as the Administrative Agent may agree in its sole discretion).

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.03;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in compliance with Section 5.03;
(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or other similar laws or regulations under any Requirement of Law;
(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(e)Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by any Loan Party or its Subsidiaries, as lessee, in the ordinary course of business covering only the property of the lessor under such lease;
(f)judgment Liens in respect of judgments that do not constitute an Event of Default under clause (m) of Article VII;
(g)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;
(h)the interests of lessors under operating leases and non-exclusive licensors under license agreements;
(i)encumbrances, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way, in each case, that are imposed by law or arise in the ordinary course of business, that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;
(j)Liens that are replacements of Liens permitted under Section 6.02 to the extent that the original Indebtedness is the subject of permitted Refinance Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;
(k)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.01;
(l)rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person; and

(m)zoning, planning and Environmental Laws and ordinances and municipal regulations, which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary course of business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clauses (f) and (j) above.
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Prepayment Event” means:
(a)any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any Restricted Subsidiary, other than Dispositions permitted by Section 6.05(a); or
(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or Restricted Subsidiary with a fair value immediately prior to such event equal to or greater than $1,000,000.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Projections” has the meaning assigned to such term in Section 5.01(d).
“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Protective Advance Exposure” means, as to any Lender at any time, an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.21.
“Qualified Counterparty” means, with respect to any Banking Services or Swap Agreements, any counterparty thereto that, at the time such Banking Services or Swap Agreement was entered into or as of the Second Amendment Effective Date, was the Administrative Agent, a Lender or an Affiliate thereof.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each U.S. Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the ~~LIBO~~Term SOFR Rate, ~~11:00~~5:00 a.m. ~~(London~~, Chicago time~~)~~, on the day that is two ~~London banking days~~(2) U.S. Government Securities Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (c) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (~~c~~d) if such Benchmark is ~~neither~~none of the ~~LIBO~~Term SOFR Rate ~~nor~~, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).
“Register” has the meaning assigned to such term in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.
“Relevant Governmental Body” means (~~i~~a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (~~ii~~b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, and (~~iii~~c) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (~~a~~i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (~~1~~A) such Benchmark Replacement or (~~2~~B) the administrator of such Benchmark Replacement or (~~b~~ii) any working group or committee officially endorsed or convened by (~~1~~A) the central bank for the currency in which such Benchmark Replacement is denominated, (~~2~~B) any central bank or other supervisor that is responsible for supervising either (~~A~~1) such Benchmark Replacement or (~~B~~2) the administrator of such Benchmark Replacement, (~~3~~C) a group of those central banks or other supervisors or (~~4~~D) the Financial Stability Board or any part thereof.
“Relevant Rate” means, as applicable (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the ~~LIBO~~Adjusted Term SOFR Rate, ~~or~~(b) with respect to any RFR Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, (~~b~~c) with respect to any ~~Borrowing~~Overnight Swingline Rate Loan denominated in Sterling, the Adjusted Daily Simple RFR for Sterling and (d) with respect to any Overnight Swingline Rate Loan denominated in Dollars, the Adjusted Daily Simple RFR for Dollars.
“Rent Reserve” means, with respect to any facility, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) in the case of any leased location, three (3) months’ rent at such facility, warehouse distribution center, regional distribution center or depot and (b) in the case of any other location, any amount determined by the Administrative Agent in its Permitted Discretion in respect of liabilities owed to the applicable consignee, bailee or warehouseman.
“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Borrowers from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Commitments representing greater than 51% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time; provided, that, as long as there are fewer than three (3) Lenders (who are not Affiliates of one another or Defaulting Lenders), Required Lenders shall mean all Lenders (who are not Affiliates of one another).
“Requirement of Law” means, with respect to any Person, any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, UK Priority Payables Reserve (in the case of a UK Borrower), Banking Services Reserves, Rent Reserves, volatility reserves, reserves for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for amounts which rank ahead of the Administrative Agent’s Lien on the Collateral by operation of law and reserves for taxes (including applicable sales tax and any VAT), fees, assessments, and other governmental charges with respect to the Collateral or any Loan Party, reserves to account for fluctuations in the exchange rates of Sterling into Dollars, reserves for VAT, and other reserves to reflect any impediments to the Administrative Agent’s ability to realize upon the Collateral (including, without limitation, in respect of royalties payable on Inventory which contains or bears licensed intellectual property rights)).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any of its Restricted Subsidiaries (including in respect of Disqualified Stock), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any of its Restricted Subsidiaries (including Disqualified Stock) or any option, warrant or other right to acquire any such Equity Interests in the Company or any of its Restricted Subsidiaries.
“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company (unless otherwise specified) that is not an Unrestricted Subsidiary. For purposes of this Agreement and the other Loan Documents, Compressco is not, and will not, constitute a Restricted Subsidiary.
“Revaluation Date” means (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Foreign Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of a Foreign Letter of Credit, (ii) each date of an amendment of any such Foreign Letter of Credit having the effect of changing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Foreign Letter of Credit, (iv) the date notice demanding cash collateralization is delivered to the Borrower Representative pursuant to Section 2.06(j); and (c) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and its Swingline Exposure at such time, plus (b) its Protective Advance Exposure outstanding at such time, plus (c) its Overadvance Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01(a) or Section 2.01(b).
“RFR” means, for any RFR Loan denominated in (a) Dollars, Daily Simple SOFR, and (b) Sterling, SONIA.
“RFR Administrator” means the SOFR Administrator or the SONIA Administrator.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (~~a~~i) a Saturday, (~~b~~ii) a Sunday or (~~c~~iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” means S&P Global Ratings, an S&P Global Inc. business, and any successor thereto that is a nationally recognized rating agency.
“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, ~~Crimea~~the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b) or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions, trade embargoes or anti-terrorism laws imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the United Nations Security Council, the European Union, any European Union member state or ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission of the U.S.
“Second Amendment Effective Date” means July 30, 2021.
“Secured Obligations” means the U.S. Secured Obligations and the UK Secured Obligations.
“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing that are Lenders or Affiliates of a Lender, provided, that, for purposes of clauses (d) and (e) above, only to the extent the Banking Services Obligations or obligations under any Swap Agreement, as applicable, owing to any such successor or assign constitute Secured Obligations.

“Securities Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement.
“Security Agreement” means, individually and collectively as the context may require, (a) the U.S. Security Agreement and (b) the UK Collateral Documents.
“Settlement” has the meaning assigned to such term in Section 2.05(e).
“Settlement Date” has the meaning assigned to such term in Section 2.05(e).
“SOFR” means~~, with respect to any Business Day,~~ a rate per annum equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day (provided, that for any Overnight Swingline Rate Loan denominated in Sterling, SONIA shall be based on the published rate for SONIA as of the Business Day such Overnight Swingline Rate Loan is advanced).
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Defaults” means Events of Default arising under Sections 7.01(a), (b), (d) (with respect to Article VI), (e) (with respect to Sections 5.01 and 5.10), (f), (g), (h), (i), (j) and (m).
“Specified Term Indebtedness” has the meaning assigned to such term in Section 6.01(k).
“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn U.S. Dollar Amount of all standby Letters of Credit outstanding at such time plus (b) the aggregate U.S. Dollar Amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time.
“Statements” has the meaning assigned to such term in Section 2.18(g).
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The~~

~~Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Sterling” or “£” means the lawful currency of the United Kingdom.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Company or any other Borrower, as applicable.
“Supported QFC” has the meaning assigned to it in Section 9.21.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, or a Person who was a Lender or an Affiliate of a Lender at the time of entering into any such Swap Agreement as the swap provider (but excluding any transaction or confirmation under any Swap Agreement entered into (i) after such swap provider ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by such swap provider to another swap provider that is not a Lender or an Affiliate of a Lender), and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Swiftwater Earnout” means one or more earnout payments in an aggregate amount not to exceed $15,000,000 that may be payable by the Company pursuant to that certain Equity Interest Purchase Agreement dated February 13, 2018 between the Company and the sellers identified therein relating to the acquisition of Swiftwater Energy Services, LLC.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means, individually and collectively as the context may require, the U.S. Swingline Lender and the UK Swingline Lender.
“Swingline Loan” means, individually and collectively as the context may require, each U.S. Swingline Loan and UK Swingline Loan.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties with respect thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate.
“Term Loan Agent” means Wilmington Trust, National Association, in its capacity as “Administrative Agent” under the Term Loan Agreement, together with its successors and permitted assigns.
“Term Loan Agreement” means that certain Credit Agreement dated as of the Effective Date among the Term Loan Agent, the Company, certain Subsidiaries of the Company from time to time party thereto as “Loan Parties”, and the financial institutions from time to time party thereto as “Lenders”, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.11(b) and the Intercreditor Agreement.
“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Agreement or the agreements and other documents governing other Indebtedness incurred under Section 6.01(k).
“Term Loan Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.
~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR ~~Notice~~Reference Rate” means ~~a notification by the Administrative Agent to the Lenders~~, for any day and time (such day, the ~~Borrower Representative of the occurrence of a Term SOFR Transition Event.~~
“Term SOFR ~~Transition Event” means the determination~~Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent ~~that (a) Term SOFR has been recommended for use by the Relevant Governmental Body~~as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, ~~(b)~~ the ~~administration of~~ “Term SOFR ~~is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in~~Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement ~~in accordance~~Date with ~~Section 2.14 that is not~~respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Treaty” has the meaning set forth in the definition of “Treaty State”.
“Treaty State” means a jurisdiction having a double taxation agreement with the UK (a “Treaty”) which makes provision for full exemption from tax imposed by the UK on interest.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate, the Alternate Base Rate, the Overnight Swingline Rate or the Adjusted Daily Simple RFR.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas or in any other state the laws of which are required to be applied in connection with the perfection of security interests in personal property collateral.
“UK” means the United Kingdom of Great Britain and Northern Ireland.
    “UK ABL Collateral” means the UK Borrowers’ Accounts, Inventory, and Collection Accounts.
“UK Borrowers” means, each of, and collectively, Tetra Technologies U.K. Limited (registered in England with company number 01774672), any other Subsidiary of the Company incorporated under the laws of England and Wales approved by the Administrative Agent that joins this Agreement as a “UK Borrower” in accordance with the terms hereof, and their successors and permitted assigns, and “UK Borrower” means any of them or all of them individually, as the context may require.
“UK Borrowing Base” means, at any time, the sum of:
(a)85% of the UK Borrowers’ Eligible Accounts at such time; plus
(b)85% of the net orderly liquidation value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent of the UK Borrowers’ Eligible Inventory at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis; minus
(c)Reserves, if any, provided that any UK Priority Payables Reserve shall only apply to reduce amounts in clause (b) of this definition.
The Administrative Agent may, in its Permitted Discretion, (i) reduce the advance rates set forth above, (ii) reduce one or more of the sublimits used in computing the UK Borrowing Base, (iii) establish additional standards of eligibility or (iv) establish or adjust Reserves. The UK Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement. No UK Borrowing Base calculation shall include the Accounts or Inventory of a Person who becomes a UK Borrower after the Second Amendment Effective Date until completion of applicable field examinations and appraisals with respect to such Person and its Accounts and Inventory satisfactory to the Administrative Agent (which field examinations and appraisals shall not be included in the limits provided in Section 5.06(b)).
“UK Collateral Documents” means, individually and collectively, as the context may require, (a) the UK Debenture and (b) any other security agreements or collateral documents governed by English law executed and delivered by any Loan Party in connection with this Agreement.
“UK CTA” means the United Kingdom Corporation Tax Act 2009.
“UK Debenture” means the English law debenture dated as of the Second Amendment Effective Date by and among the UK Borrowers and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
“UK Insolvency Event” means:
(a)    any corporate action, legal proceeding or other procedure or step is taken in relation to:

(i)    the suspension of payments, a moratorium of any Indebtedness, winding-up, liquidation, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Borrower;
(ii)    a composition, compromise, assignment or arrangement with any creditor of any UK Borrower by reason of actual or anticipated financial difficulties of such UK Borrower; or
(iii)    the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Borrower or any of its material assets;
(b)    any UK Borrower is unable or admits inability to pay its debts as they fall due (or is deemed to or declared to be unable to pay its debts under applicable law), suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or
(c)    a moratorium is declared in respect of any Indebtedness of any UK Borrower; provided that if a moratorium occurs, the ending of such moratorium shall not remedy any Event of Default caused thereby.
“UK ITA” means the United Kingdom Income Tax Act 2007.
“UK Letter of Credit” means any Letter of Credit issued pursuant to this Agreement upon the application of a UK Borrower (or the Borrower Representative, on behalf of a UK Borrower).
“UK Loan” means a Loan made by a Lender to a UK Borrower.
“UK Non-Bank Lender” means a Lender which is not party to this Agreement on the Second Amendment Effective Date and which gives a UK Tax Confirmation in the documentation which it executes on becoming a party to this Agreement as a Lender.
“UK Obligations” means all unpaid principal of and accrued and unpaid interest on the UK Loans to the UK Borrowers, respectively, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations, liabilities and indebtedness (including interest, costs and fees accruing during the pendency of any proceeding under any Insolvency Laws, regardless of whether allowed or allowable in such proceeding), in each case, of the UK Loan Borrowers to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank in respect of Letters of Credit issued for the account of a UK Borrower or any indemnified party individually or collectively, existing on the Second Amendment Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the UK Loans made or reimbursement or other obligations incurred in respect thereof or any Letter of Credit issued for the account of a UK Borrower or other instruments at any time evidencing any thereof. For the avoidance of doubt, the UK Obligations do not include the U.S. Obligations.
~~“UK Overnight Rate” means, for any day in respect of the UK Borrowers, with respect to any amount denominated in Dollars or any Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.~~
“UK Priority Payables Reserve” means, as of any date of determination, a reserve in such amount as the Administrative Agent may determine in its Permitted Discretion to reflect the full amount of any liabilities or amounts which (by virtue of any Liens or any statutory provision) rank or are capable of ranking in priority to the Administrative Agent’s Liens on the Collateral and/or for amounts which may represent costs relating to the enforcement of the Administrative Agent’s Liens on the Collateral, including, without limitation, but only to the extent prescribed pursuant to English law and statute then in force, (i) amounts due to employees in respect of unpaid wages and holiday pay, (ii) the amount of all scheduled but unpaid pension contributions, (iii) the “prescribed part” of floating charge realisations held for unsecured creditors, (iv) amounts due to HM Revenue and Customs in respect of valued added tax (VAT), pay as you earn (PAYE) (including student loan repayments), employee national insurance contributions and construction industry scheme deductions, and (v) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer).
“UK Qualifying Lender” means (a) a Lender that is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (i) a Lender (1) that is a bank (as defined for the purpose of section 879 UK ITA) making an advance under a Loan Document and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA or (2) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 UK ITA) at the time the advance was made and within the charge to UK corporation tax as regards any payment of interest made in respect of that advance; or (ii) a Lender which is (1) a company resident in the UK for UK tax purposes, (2) a partnership each member of which is (A) a company so resident in the UK or (B) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (3) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company; or (iii) a UK Treaty Lender or (b) a Lender which is a building society (as defined for the purposes of Section 880 of the UK ITA) making an advance under a Loan Document.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Revolving Commitment” means, with respect to each Lender, such Lender’s Applicable Percentage of $15,000,000. For the avoidance of doubt, the UK Revolving Commitments are a sub-facility under the Commitments and not a separate facility.
“UK Secured Obligations” means all UK Obligations, together with all (a) Banking Services Obligations of the UK Borrowers owing to one or more Qualified Counterparties and (b) Swap Obligations of the UK Borrowers owing to one or more Qualified Counterparties; provided, however, that the definition of “UK Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“UK Swingline Lender” means JPMCB, in its capacity as lender of UK Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the UK Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as UK Swingline Lender.
“UK Swingline Loan” has the meaning assigned to such term in Section 2.05(b).
“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (a) a company resident in the UK for UK tax purposes, (b) a partnership, each member of which is (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole or any share of the interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (c) a company not so resident in the UK that carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of such advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of such company.
“UK Tax Deduction” means a deduction or withholding from a payment under any Loan Document for and on account of any Taxes imposed by the UK other than a FATCA Deduction.
“UK Treaty Lender” means a Lender which:
(a)    is treated as a resident of a Treaty State for the purposes of the relevant treaty;
(b)    does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and
(c)    meets all other conditions of the relevant Treaty for full exemption from UK taxation on interest payable to that Lender under the Loan Documents. In this subclause (c), “conditions” shall mean conditions relating to an entity’s eligibility for full exemption under the relevant Treaty and shall not be treated as including any procedural formalities that need to be satisfied in relation to that Treaty.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Subsidiary” means each of the entities comprising Compressco, CSI Compressco GP, CSI Compressco Investment LLC and each subsidiary of each such Person and any other Subsidiary which the Borrower Representative has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 5.15(b) and each subsidiary thereof.
“U.S.” means the United States of America.
“U.S. Borrowers” means, collectively, the Company and any Domestic Subsidiary that on the date hereof is, or hereafter becomes, a party to this Agreement as a Borrower and their successors and permitted assigns, and “U.S. Borrower” means any of the foregoing.
“U.S. Borrowing Base” means, at any time, the sum of:
(a)90% of the U.S. Borrowers’ Eligible Investment Grade Accounts at such time; plus
(b)85% of the U.S. Borrowers’ Eligible Accounts (other than Eligible Investment Grade Accounts) at such time; plus
(c)80% of the U.S. Borrowers’ Eligible Unbilled Accounts at such time; plus
(d)85% of the net orderly liquidation value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent of the U.S. Borrowers’ Eligible Inventory at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis; minus
(e)Reserves, if any.
The Administrative Agent may, in its Permitted Discretion, (i) reduce the advance rates set forth above, (ii) reduce one or more of the sublimits used in computing the U.S. Borrowing Base, (iii) establish additional standards of eligibility or (iv) establish or adjust Reserves. The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement. No U.S. Borrowing Base calculation shall include the Accounts or Inventory of a Person who becomes a U.S. Borrower after the Second Amendment Effective Date until completion of applicable field examinations and appraisals with respect to such Person and its Accounts and Inventory satisfactory to the Administrative Agent (which field examinations and appraisals shall not be included in the limits provided in Section 5.06(b)).
“U.S. Dollar Amount” of any currency at any date shall mean (a) the amount of such currency if such currency is ~~dollars~~Dollars or (b) the equivalent amount of such currency in ~~dollars~~Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency on the London market at 11:00 a.m., London time (or, in the case of Canadian Dollars, 10:00 a.m., Toronto, Ontario time), on the date on or as of which such amount is to be determined.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender Parties” means, individually and collectively as the context may require, the Administrative Agent, the Lenders, the Issuing Banks and the Qualified Counterparties party to any Banking Services Agreement or Swap Agreement with any U.S. Loan Party.

“U.S. Loan Guarantors” means, collectively, the U.S. Loan Parties.
“U.S. Loan Parties” means, collectively, (a) the U.S. Borrowers, (b) the U.S. Borrowers’ Material Domestic Subsidiaries (other than Unrestricted Subsidiaries and Compressco), (c) any Restricted Subsidiary who is a Domestic Subsidiary and a party to this Agreement on the Effective Date and (d) any other Restricted Subsidiary who is a Domestic Subsidiary and becomes a party to this Agreement pursuant to a Joinder Agreement, including pursuant to Section 5.14, and their respective successors and assigns, and the term “U.S. Loan Party” shall mean any one of them or all of them individually, as the context may require.
“U.S. Obligations” means, with respect to the U.S. Loan Parties, all unpaid principal of and accrued and unpaid interest on the Loans to the U.S. Borrowers, all LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, administration or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case, of any of the U.S. Loan Parties to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made to the U.S. Borrowers or reimbursement or other obligations incurred in connection therewith or any of the Letters of Credit issued for the account of the U.S. Borrowers or other instruments at any time evidencing any thereof.
~~“U.S. Overnight Rate” means, for any day in respect of the U.S. Loan Parties, with respect to any amount denominated in Dollars, the NYFRB Rate.~~
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Secured Obligations” means all U.S. Obligations, together with all Banking Services Obligations of the U.S. Loan Parties or, except to the extent constituting UK Secured Obligations, any Subsidiary of the Company, and Swap Obligations of the U.S. Loan Parties or, except to the extent constituting UK Secured Obligations, any Subsidiary of the Company, owing to one or more Qualified Counterparties; provided, however, that the definition of “U.S. Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of September 10, 2018, among the Company, the Subsidiaries of the Company and the other Persons from time to time party thereto, and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.21.
“U.S. Swingline Lender” means JPMCB, in its capacity as lender of U.S. Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the U.S. Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as U.S. Swingline Lender.
“U.S. Swingline Loan” has the meaning assigned to such term in Section 2.05(a).
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“VAT” means (a) any value added tax imposed by the Value Added Tax Act 1994 and supplemental legislation and regulations, (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the UK or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.
“Weekly Reporting Period” means any period commencing on the first date on which Availability is less than the greater of (a) $12,500,000 and (b) 15.0% of the lesser of (i) the Borrowing Base then in effect and (ii) the

Commitments, and continuing until the date upon which both (x) Availability has been equal to or greater than the greater of (a) $12,5000,000 and (b) 15.0% of the lesser of (i) the Borrowing Base then in effect and (ii) the Commitments, at all times during the preceding thirty (30) consecutive day period and (y) no Event of Default has occurred and is continuing.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 2.2Classification of Loans and Borrowings
. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).
Section 2.3Terms Generally
. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise ii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), iii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), iv) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, v) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, vi) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, vii) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 2.4Accounting Terms; GAAP
. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (1) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of its Subsidiaries at “fair value”, as defined therein and (2) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything herein to the contrary, for the purposes of calculating the Fixed Charge Coverage Ratio and the components thereof, all Unrestricted Subsidiaries and their subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any Unrestricted Subsidiary or any of its subsidiaries to a Borrower or a Restricted Subsidiary, which shall be deemed to be income to such Borrower or such Restricted Subsidiary when actually received by it.
Section 2.5Pro Forma Adjustments for Acquisitions and Dispositions
. To the extent any Borrower or any Restricted Subsidiary makes any Acquisition permitted pursuant to Section 6.04 or Disposition of assets outside the ordinary course of business permitted by Section 6.05 during the period of four fiscal quarters of the Borrowers most recently ended, the Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Acquisition or the Disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer), as if such Acquisition or such Disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period.
Section 2.6Status of Obligations
. In the event that any Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, such Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
Section 2.7Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or the Issuing Bank, as applicable, shall determine the U.S. Dollar Amount of Term Benchmark Borrowings, RFR Borrowings, Overnight Swingline Rate Loans or Letter of Credit extensions denominated in Alternative Currencies. Such U.S. Dollar Amount shall become effective as of ~~the applicable~~such Revaluation Date and shall be the U.S. Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such U.S. Dollar Amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan, an RFR Loan or an ~~RFR~~Overnight Swingline Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the U.S. Dollar Amount of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

(c)Without limiting the other terms of this Agreement, the calculations and determinations under this Agreement of any amount in any currency other than Dollars shall be deemed to refer to the U.S. Dollar Amount thereof, as the case may be, and all certificates delivered under this Agreement shall express such calculations or determinations in Dollars or the U.S. Dollar Amount thereof, as the case may be.
Section 2.8Interest Rates; ~~LIBOR~~Benchmark Notification
. The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 2.14(b) ~~and (c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower Representative, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the Daily Simple RFR, LIBOR or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Daily Simple RFR or the LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any ~~Daily Simple RFR,~~interest rate used in this Agreement or any alternative, successor or ~~alternative~~replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any ~~RFR, Daily Simple RFR or the Term Benchmark Rate~~interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 2.9Letter of Credit Amounts
. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the U.S. Dollar Amount of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the U.S. Dollar Amount of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
Section 1.10Divisions
. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

THE CREDITS
Section 2.01    Commitments
. Subject to the terms and conditions set forth herein:
(a)each Lender severally (and not jointly) agrees to make Revolving Loans under this Section 2.01(a) in Dollars to the U.S. Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Commitment, (ii) the Aggregate Revolving Exposure in respect of Loans made to the U.S. Borrowers and Letters of Credit issued for the account of the U.S. Loan Parties exceeding the U.S. Borrowing Base, or (iii) the Aggregate Revolving Exposure exceeding the aggregate Commitments of the Lenders, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and Section 2.05;
(b)each Lender severally (and not jointly) agrees to make UK Loans under this Section 2.01(b) in Dollars or in one or more Alternative Currencies to the UK Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Commitment, (ii) such Lender’s Revolving Exposure in respect of Borrowings made by the UK Borrowers and Letters of Credit issued for the account of the UK Borrowers exceeding such Lender’s UK Revolving Commitment, (iii) the Aggregate Revolving Exposure in respect of Loans made to the UK Borrowers and Letters of Credit issued for the account of the UK Borrowers exceeding the lesser of (A) the aggregate UK Revolving Commitments and (B) the UK Borrowing Base or (iv) the Aggregate Revolving Exposure exceeding the aggregate Commitments of the Lenders, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and Section 2.05; and
(c)within the foregoing limits and subject to the terms and conditions set forth in this Section 2.01, the Borrowers may borrow, prepay and reborrow Revolving Loans.
Section 2.02    Loans and Borrowings
. ix) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04 and Section 2.05.
(a)Subject to Section 2.14, each Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans, (ii) in the case of Borrowings in Sterling, entirely of RFR Loans and (iii) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the Borrower Representative may request in accordance herewith, provided that, unless the Lenders otherwise agree, all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Term Benchmark Borrowings in accordance with Section 2.08. Each U.S. Swingline Loan shall be an ABR Loan and each UK Swingline Loan shall be a Term Benchmark Loan or RFR Loan, as applicable. Each Lender at its option may make any Term Benchmark Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Section 2.14, Section 2.15, Section 2.16 and Section 2.17 shall apply to such

Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(b)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the U.S. Dollar Amount of $500,000 and not less than the U.S. Dollar Amount of $500,000. At the time that each RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the U.S. Dollar Amount of $500,000 and not less than the U.S. Dollar Amount of $500,000. ABR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Term Benchmark Borrowings outstanding.
(c)Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.03    Requests for Borrowings
. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or fax) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than x) in the case of a Term Benchmark Borrowing, 10:00 a.m., Chicago time, with respect to any U.S. Borrower, or 10:00 a.m., London time, with respect to any UK Borrower, in each case, three (3) Business Days before the date of the proposed Borrowing, xi) in the case of an RFR Borrowing, 11:00 a.m., London time, four (4) Business Days before the date of the proposed Borrowing or xii) in the case of an ABR Borrowing, noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing or Overnight Swingline Rate Loan, as applicable, to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the name of the applicable Borrower(s);
(ii)the Agreed Currency, the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and
(v)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars, unless the requested Borrowing is an RFR Borrowing, in which case the requested Borrowing shall be made in Sterling. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing made in Dollars, unless the requested Borrowing is a UK Loan, in which case the requested Borrowing shall be a Term Benchmark Borrowing made in Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Protective Advances
. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its

Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed the greater of (A) $10,000,000 and (B) 10% of the Commitments; provided further that, the Aggregate Revolving Exposure after giving effect to the Protective Advances being made shall not exceed the aggregate Commitments of the Lenders. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall constitute Obligations hereunder and shall (except as expressly agreed otherwise in any Collateral Document) be secured by the Liens in favor of the Administrative Agent in and to the Collateral. All Protective Advances shall be ABR Borrowings in respect of Protective Advances made to any U.S. Borrower and shall be RFR Borrowings in respect of Protective Advances made to any UK Borrower. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).
(a)Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
Section 2.05    Swingline Loans and Overadvances
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(a)The Administrative Agent, the U.S. Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing, the U.S. Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the relevant Funding Account (each such Loan made solely by the U.S. Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “U.S. Swingline Loan”), with settlement among them as to the U.S. Swingline Loans to take place on a periodic basis as set forth in Section 2.05(e). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Lenders, except that all payments thereon shall be payable to the U.S. Swingline Lender solely for its own account. The aggregate principal amount of U.S. Swingline Loans outstanding at any time shall not exceed $10,000,000. The U.S. Swingline Lender shall not make any U.S. Swingline Loan if the requested U.S. Swingline Loan exceeds aggregate Availability or the applicable Borrower’s Availability (before or after giving effect to such U.S. Swingline Loan). All U.S. Swingline Loans shall be ABR Borrowings.
(b)The Administrative Agent, the UK Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a UK Swingline Loan or Overnight Swingline Rate Loan not later than 12:00 noon London time on the date of the proposed Borrowing, the UK Swingline Lender may elect to have the terms of this Section 2.05(b) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested in Sterling or Dollars, same day funds to the applicable UK Borrower, on the date of the applicable Borrowing to the relevant Funding Account (each such Loan made solely by the UK Swingline Lender pursuant to this Section 2.05(b) is referred to in this Agreement as a “UK Swingline Loan”), with settlement among them as to the UK Swingline Loans to take place on a periodic basis as set forth in Section 2.05(e). Each UK Swingline Loan shall be subject to all the terms and conditions applicable to other Term Benchmark Loans ~~and~~, RFR Loans and/or Overnight Swingline Rate Loans, as applicable, funded by the Lenders, except that all payments thereon shall be payable to the UK Swingline Lender solely for its own account. The aggregate principal amount of UK Swingline Loans outstanding at any time shall not exceed $1,500,000. The UK Swingline Lender shall not make any UK Swingline Loan if the requested UK Swingline Loan exceeds aggregate Availability or the applicable Borrower’s Availability

(before or after giving effect to such UK Swingline Loan). All UK Swingline Loans shall be Term Benchmark Borrowings or RFR Borrowings, or shall be made at the Overnight Swingline Rate, as applicable.
(c)Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), on behalf of the Lenders, (x) make Revolving Loans to the Borrowers in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (y) deem the amount of Revolving Loans outstanding to the Borrowers that are in excess of Availability to be Overadvances; provided that, no Overadvance shall result in a Default due to the Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute Obligations hereunder and shall (except as expressly agreed otherwise in any Collateral Document) be secured by the Liens in favor of the Administrative Agent in and to the Collateral. All Overadvances shall be ABR Borrowings in respect of Overadvances made to any U.S. Borrower and shall be RFR Borrowings in respect of Overadvances made to any UK Borrower. The making of an Overadvance (or the deeming of a Revolving Loan as an Overadvance) on any one occasion shall not obligate the Administrative Agent to make any Overadvance (or deem any Revolving Loan to be an Overadvance) on any other occasion. No Overadvance may remain outstanding for more than thirty (30) days and no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Commitment. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed at any time the greater of (A) $10,000,000 and (B) 10% of the Commitments; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.
(d)Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance.
(e)The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement with respect to any U.S. Swingline Loan or 11:00 a.m., London time on the date that is three (3) Business Days prior to the date of such requested Settlement with respect to any UK Swingline Loan (each, a “Settlement Date”). Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, with respect to any U.S. Borrower, or 2:00 p.m., London time, with respect to any UK Borrower, in each case, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively (which shall be ABR Loans, in the case of U.S. Swingline Loans, and Term Benchmark Loans in the relevant Agreed Currency with an Interest Period of one month or RFR Loans, in the case of UK Swingline Loans). If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.
Section 2.06    Letters of Credit
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(a)General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Loan Party denominated in Agreed Currencies as the applicant thereof for the support of its or its Subsidiaries’ (other than

Compressco) obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that any Letter of Credit denominated in an Alternative Currency shall be issued by JPMCB in its capacity as an Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any of its Subsidiary’s (other than Compressco) obligations as provided in the first sentence of this paragraph, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (such Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit (i) if such Issuing Bank has knowledge that the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. The Existing Letters of Credit shall be deemed to be Letters of Credit issued on the Effective Date for all purposes of the Loan Documents.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or fax (or transmit through Electronic System, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (prior to 9:00 am, Chicago time, at least three (3) Business Days prior to the requested date of issuance, amendment, renewal or extension, it being agreed and understood that the form of any requested UK Letter of Credit must be in agreed form as of 11:00 a.m., London time, at least three (3) Business Days prior to the issuance thereof (or such later date and time as is reasonably acceptable to the Issuing Bank)) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.06), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the U.S. Dollar Amount of the aggregate LC Exposure shall not exceed $20,000,000, (ii) the U.S. Dollar Amount of the aggregate LC Exposure of all Foreign Letters of Credit issued in Sterling shall not exceed $2,000,000, (iii) no Lender’s Revolving Exposure shall exceed its Commitment and (iv) the Aggregate Revolving Exposure shall not exceed the lesser of (x) the aggregate Commitments of the Lenders and (y) the Borrowing Base. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing

Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).
(c)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (4) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (5) the date that is ten (10) Business Days prior to the Maturity Date; provided that, a Letter of Credit may extend beyond the Maturity Date so long as the Borrowers cash collateralize any such Letter of Credit on or before the date that is ten (10) Business Days prior to the Maturity Date in an amount equal to 103% of the amount of the LC Exposure attributable to such Letter of Credit in a manner satisfactory to the Administrative Agent and the applicable Issuing Bank.
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.06(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent in ~~dollars~~Dollars the U.S. Dollar Amount equal to such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Borrower Representative, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) (i) not later than 11:00 a.m., Chicago time, or 11:00 a.m., London time, with respect to any UK Letter of Credit, in each case, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, or 11:00 a.m., London time, with respect to a UK Letter of Credit, in each case, on such date, or, (ii) if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Chicago time, or 11:00 a.m., London time, with respect to any UK Letter of Credit, in each case, on (A) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, or 11:00 a.m., London time, with respect to any UK Letter of Credit, in each case, on the day of receipt, or (B) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time, on the day of receipt; provided that (x) if such LC Disbursement is denominated in Dollars, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount in the case of a U.S. Borrower or with a Swingline Loan in an equivalent amount in the case of a UK Borrower or (y) if such LC Disbursement is denominated in an Alternative Currency, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be converted into an equivalent amount of an ABR Borrowing or an Overnight Swingline Rate Loan denominated in Dollars in an amount equal to the U.S. Dollar Amount of such Alternative Currency, and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing ~~or~~, Swingline Loan or Overnight Swingline Rate Loan, as applicable. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Loans,

Swingline Loans or ~~a~~Overnight Swingline ~~Loan~~Rate Loans, as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.
(f)Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (6) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (7) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (8) any payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (9) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder or (10) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by fax or through Electronic System) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans or Overnight Swingline Rate Loans, as applicable, and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.13(f) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.06(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)Addition or Replacement of an Issuing Bank.
(i)A Lender may be designated as an Issuing Bank by written notice of the Borrower Representative to the Administrative Agent, subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and the acceptance of such role by such Lender as an issuer of Letters of Credit hereunder. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, so long as such successor Issuing Bank is a Lender hereunder. The Administrative Agent shall notify the

Lenders of any such addition or replacement of any Issuing Bank, as applicable. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (a) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (b) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(ii)Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(j)Cash Collateralization. If any Event of Default shall occur and be continuing, within three (3) Business Days after the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the U.S. Dollar Amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the amount of LC Exposure attributable to Foreign Letters of Credit shall be calculated using the applicable U.S. Dollar Amount on each Revaluation Date; provided that if after any such Revaluation Date the amount of cash collateral on deposit in the LC Collateral Account is less than 103% of the U.S. Dollar Amount of the LC Exposure as of such Revaluation Date plus accrued and unpaid interest thereon, within one (1) Business Day of receipt of notice thereof from the Administrative Agent, the Borrowers shall deposit additional cash collateral into the LC Collateral Account to eliminate such deficiency. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.
(k)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank (other than JPMCB) shall, in addition to its notification obligations set forth elsewhere in this Section 2.06, report in writing to the Administrative Agent (11) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (12) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (13) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (14) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (15) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
Section 2.07    Funding of Borrowings
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(a)Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 12:00 noon, London time, with respect to any Loan on behalf of a UK Borrower or 1:00 p.m., Chicago time in any other case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received in the aforesaid account of the Administrative Agent to the Funding Account; provided that ABR Loans or Overnight Swingline Rate Loans made to finance the reimbursement of (16) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (17) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (18) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (i) in the case of the Borrowers, the interest rate applicable to ABR Loans or Overnight Swingline Rate Loans, as applicable, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.08    Interest Elections
. xiii) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.
(a)To make an election pursuant to this Section 2.08, the Borrower Representative shall notify the Administrative Agent of such election by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, Electronic System or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.
(b)Each telephonic and written Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:
(i)the Agreed Currency, the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars), a Term Benchmark Borrowing, or an RFR Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
(c)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be (i) in the case of UK Loans, converted to a Borrowing bearing interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate for RFR Loans at the end of such Interest Period or (ii) in the case of all other Loans, converted to an ABR Borrowing at the end of such Interest Period. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the direction of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (1) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (2) unless repaid, (x) each Term Benchmark Borrowing denominated in Dollars, except as set forth in the immediately succeeding clause (y), shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (y) each Term Benchmark Borrowing denominated in an Alternative Currency and each Term Benchmark Borrowing denominated in Dollars constituting a UK Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate for RFR Loans; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall either (at the option of the Borrower Representative) be converted to (A) except in the case of UK Loans, an ABR Borrowing denominated in Dollars (in an amount equal to the U.S. Dollar Amount of such Alternative Currency), (B) an RFR Borrowing or (C) prepaid in full, in each case, at the end of the Interest Period applicable thereto; provided that if no election is made by the Borrower Representative by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower Representative of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower Representative shall be deemed to have elected clause (B) above.
Section 2.09    Termination and Reduction of Commitments; Increase in Commitments
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(a)Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)The Borrowers may at any time terminate the Commitments upon Payment in Full of the Secured Obligations.
(c)The Borrowers may from time to time reduce the Commitments; provided that (3) each reduction of the Commitments shall be in an amount that is an integral multiple of the U.S. Dollar Amount of $5,000,000 and not less than the U.S. Dollar Amount of $5,000,000, (4) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with

Section 2.11, the Aggregate Revolving Exposure would exceed the lesser of (x) the aggregate Commitments of the Lenders and (y) the Borrowing Base, and (iii) the Borrowers shall not reduce the Commitments if such reduction will make the Commitments less than $20,000,000.
(d)The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or paragraph (c) of this Section 2.09 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of other transactions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
(e)The Borrowers shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (5) any such request for an increase shall be in a minimum amount of $5,000,000 (or such lesser amount as agreed by the Administrative Agent in its sole discretion), (6) after giving effect thereto, (x) the sum of the total of the additional Commitments does not exceed $20,000,000 and (y) the aggregate Commitments do not exceed $100,000,000, (7) the Administrative Agent and the Issuing Banks have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (8) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (9) no Default or Event of Default shall have occurred and be continuing on the effective date of such increase or shall result therefrom, (vi) such increase and the incurrence of Indebtedness under the increased Commitments shall be permitted under the Term Loan Agreement as in effect on the date of such increase or consented to in writing by the “Required Lenders” under the Term Loan Agreement and (vii) the procedures described in Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
(f)Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Lender being added or increasing its Commitment. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Agent (10) a certificate of each Loan Party signed by an authorized officer of such Loan Party (a) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (b) in the case of the Borrowers, certifying that, immediately before and after giving effect to such increase or addition, (i) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (other than such representation or warranty expressly qualified by materiality or by reference to Material Adverse Effect), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than such representation or warranty expressly qualified by materiality or by reference to Material Adverse Effect) as of such earlier date, (ii) no Default exists and (iii) the Borrowers are in compliance (on a pro forma basis) with the financial covenant contained in Section 6.12 and (11) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent. If the Borrowers elect to increase the aggregate Commitments by increasing the Commitment of a Lender, the Borrowers and such Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit F (a “Commitment Increase Agreement”) or in such other form, including an amendment to this Agreement, otherwise reasonably acceptable to the Administrative Agent. If the Borrowers elect to increase the Commitments by causing an additional Lender to become a party to this Agreement and there is no increased Commitment by an existing Lender, then the Borrowers and such additional Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit G (an “Additional Lender Agreement”) or in such other form, including an amendment to this Agreement, otherwise reasonably acceptable to the Administrative Agent. Each such additional Lender shall submit to the Administrative Agent an Administrative Questionnaire and a processing and recordation fee of $3,500 (unless the submission of such fee is waived by the Administrative Agent). The Borrowers shall, if requested by the additional Lender, deliver a promissory note payable to such additional Lender in a principal amount equal to its Commitment, and otherwise duly completed.
(g)On the effective date of any such increase or addition, (12) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (13) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.
Section 2.10    Repayment of Loans; Evidence of Debt
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(a)Each Borrower hereby unconditionally promises to pay (14) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (15) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, (iii) to the Swingline Lender, the unpaid principal amount of each Swingline Loan on the Maturity Date, and (iv) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earliest of the Maturity Date, the thirtieth (30th) day after such Overadvance is made, and demand by the Administrative Agent.
(b)During any Cash Dominion Trigger Period, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account (other than a Collection Account of a UK Borrower) on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swingline Loans) and third to cash collateralize outstanding LC Exposure. Subject to the terms and conditions of Section 5.18, on each Business Day all funds standing to the credit of Collection Accounts of a UK Borrower shall in the Permitted Discretion of the Administrative Agent either be transferred to another account, not being a Collection Account, of that UK Borrower or applied first to prepay any Protective Advances and Overadvances that may be outstanding from that UK Borrower, pro rata, second to prepay the Revolving Loans (including Swingline Loans) outstanding from that UK Borrower and third to cash collateralize outstanding LC Exposure in respect of that UK Borrower and with the balance, in the Permitted Discretion of the Administrative Agent, either being retained in that Collection Account or transferred to another account, not being a Collection Account, of that UK Borrower, in each case unless the Administrative Agent otherwise requires when an Event of Default is continuing. Notwithstanding the foregoing, to the extent any funds credited to the Collection Accounts constitute Net Proceeds, the application of such Net Proceeds shall be subject to Section 2.11(c).
(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)The Administrative Agent shall maintain accounts in which it shall record (16) the amount of each Loan made hereunder, the Agreed Currency, Class, and Type thereof and the Interest Period applicable thereto, (17) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (18) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)The entries made in the accounts maintained pursuant to paragraph (c) and paragraph (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
Section 2.11    Prepayment of Loans
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(a)The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section 2.11 and, if applicable, payment of any break funding expenses under Section 2.16.
(b)Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the Aggregate Revolving Exposure exceeds the lesser of (x) the aggregate Commitments of the Lenders and (y) the Borrowing Base, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize the LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable in an aggregate amount equal to such excess.
(c)In the event and on each occasion that any Net Proceeds in excess of $1,000,000 are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, in each case, promptly (but in any event no more than three (3) Business Days) after such Net Proceeds are received by any Loan Party, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds in excess of $1,000,000, provided that any Net Proceeds attributable to the Term Loan Priority Collateral shall be applied in accordance with the Term Loan Documents, and provided further that in the case of Net Proceeds arising from any event described in clause (a) or clause (b) of the definition of the term “Prepayment Event” (other than Net Proceeds in respect of Accounts or Inventory) and the Borrowers are otherwise required to prepay the Obligations and/or cash collateralize the LC Exposure as set forth above, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds in excess of $1,000,000 from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding Inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then, if the Net Proceeds specified in such certificate are to be applied to acquire, replace or rebuild such assets by (i) the Borrowers, such Net Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Commitments) and upon such application, the Administrative Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied and (ii) any Loan Party that is not a Borrower, such Net Proceeds shall be deposited in a cash collateral account, and in the case of either clause (i) or clause (ii), thereafter, such funds shall be made available to the applicable Loan Party as follows:
(A)the Borrower Representative shall request a Borrowing (specifying that the request is to use Net Proceeds pursuant to this Section 2.11) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;
(B)so long as the conditions set forth in Section 4.02 have been met, the Lenders shall make such Borrowing or the Administrative Agent shall release funds from the cash collateral account; and
(C)in the case of Net Proceeds applied against the Borrowing, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Borrowing;
provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period, unless if, prior to the expiration of such 365-day period, the Borrowers, directly or through its Restricted Subsidiaries, shall have entered into a binding agreement providing for such expenditure on or prior to the expiration of an additional 180-day period then such 365-day period shall be extended to the date provided for such expenditure in such binding agreement, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied.

(d)All such unapplied Net Proceed amounts pursuant to Section 2.11(c), except in the case of Net Proceeds received with respect to Term Loan Priority Collateral which shall be applied in accordance with the Term Loan Documents, shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Commitments and third to cash collateralize outstanding LC Exposure. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to equipment, fixtures and real property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, in its Permitted Discretion subject to the Intercreditor Agreement. The Borrowers and the other Loan Parties shall have no obligation to segregate, trace or otherwise identify Net Proceeds (other than the amount thereof), it being agreed that cash is fungible and that the Borrowers’ obligations under this covenant may be satisfied by the application of funds from other sources.
(e)The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by fax or through Electronic System) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 10:00 a.m., Chicago time, or 10:00 a.m., London time, with respect to any UK Loan, (i)(x) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars, three (3) Business Days before the date of prepayment and (y) in the case of prepayment of an RFR Borrowing denominated in Sterling, four (4) Business Days before the date of prepayment or (19) in the case of prepayment of an ABR Borrowing, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by a. accrued interest to the extent required by Section 2.13 and b. break funding payments pursuant to Section 2.16.
Section 2.12    Fees
.
(a)The Borrowers agree to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average utilization of the Commitments of the Lenders during the period from and including the Effective Date to but excluding the date on which the Commitments terminate. Accrued commitment fees shall be payable in arrears on the first calendar day of each calendar month and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days (unless such computation would exceed the Maximum Rate, in which case the commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)The Borrowers agree to pay (20) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (21) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrowers and the applicable Issuing Bank on the U.S. Dollar Amount of the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first calendar day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days (unless such computation would exceed the Maximum Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent in the Fee Letter or otherwise.
(d)All fees payable hereunder shall be paid on the dates due, in Dollars in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
Section 2.13    Interest
.
(a)The Loans comprising each ABR Borrowing (including U.S. Swingline Loans) shall bear interest at the lesser of (i) the ABR plus the Applicable Rate then in effect or (ii) the Maximum Rate. The Loans comprising Overnight Swingline Rate Loans shall bear interest at the Overnight Swingline Rate plus the Applicable Rate then in effect.
(b)The Loans comprising each Term Benchmark Borrowing (including all UK Swingline Loans funded in Dollars) shall bear interest at the lesser of (i) the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate then in effect or (ii) the Maximum Rate.
(c)Each RFR Loan (including all UK Swingline Loans funded in Sterling) shall bear interest at the lesser of (i) the Adjusted Daily Simple RFR plus the Applicable Rate then in effect or (ii) the Maximum Rate.
(d)Each Protective Advance and each Overadvance made to any U.S. Borrower shall bear interest at the lesser of (i) the ABR plus the Applicable Rate then in effect plus 2% or (ii) the Maximum Rate.
(e)Each Protective Advance and each Overadvance constituting a UK Loan shall bear interest at the lesser of (i) the Adjusted Daily Simple RFR plus the Applicable Rate then in effect plus 2% or (ii) the Maximum Rate.
(f)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, (i) at the election of the Administrative Agent, all Loans shall bear interest (including, without limitation, any and all interest and other amounts accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, irrespective of whether such interest and other amounts are allowed or allowable as claims in such proceedings) at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section 2.13, but in any event such rate shall not exceed the Maximum Rate and (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder, but in any event such rate shall not exceed the Maximum Rate.
(g)Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (22) interest accrued pursuant to paragraph (f) of this Section 2.13 shall be payable on demand, (23) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (24) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(h)All interest hereunder shall be computed on the basis of a year of 360 days (unless such computation would exceed the Maximum Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), except that (i) interest computed by reference to the Adjusted Daily Simple RFR with respect to Sterling and the Overnight Swingline Rate with respect to Sterling shall be computed on the basis of a year of 365 days and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate, ~~LIBO Rate or~~Adjusted Daily Simple RFR or Overnight Swingline Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14    Alternate Rate of Interest; Illegality
.
(a)Subject to clauses (b), (c), (d), (e)~~, (f)~~ and ~~(g)~~(f) of this Section 2.14, if:
(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO Rate or the LIBO~~Term SOFR Rate (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR or ~~RFR~~Overnight Swingline Rate for the applicable Agreed Currency; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO Rate or the LIBO~~Term SOFR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR ~~or RFR~~ for the applicable Agreed Currency or Overnight Swingline Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give ~~written~~ notice thereof to the Borrower Representative and the Lenders ~~by telephone, telecopy or electronic mail~~through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist~~, (A~~ with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans to any U.S. Borrower denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing ~~shall be ineffective, (B) if~~and any Borrowing Request that requests a Term Benchmark Borrowing ~~in Dollars, such~~shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be ~~made as an ABR Borrowing, unless such Borrowing constitutes a UK Loan, in which case such Borrowing shall bear interest at the Central Bank Rate for the~~deemed to be a Borrowing Request, as applicable, for an ABR Borrowing, (B) for Loans to any UK Borrower denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an Alternate Rate Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable ~~Agreed Currency plus the Applicable~~, for an Alternate Rate ~~for RFR Loans~~Borrowing, and (C) ~~if~~for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant ~~rate above in an Alternative Currency, then such request~~Benchmark, shall be ineffective; provided further that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan, Overnight Swingline Rate Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, Overnight Swingline Rate Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist~~,~~ with respect to the relevant Benchmark and (~~i~~y) ~~if such Term Benchmark Loan is~~the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans to any U.S. Borrower denominated in Dollars, ~~except as set forth in the immediately succeeding clause (ii), then~~(1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above, on such day, or (y) an ABR Loan ~~denominated in Dollars~~if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day~~, (ii) if such Term Benchmark Loan constitutes a UK Loan or is~~ be converted by the Administrative Agent to, and shall constitute an ABR Loan, (B) for Loans to any UK Borrower denominated in ~~any Agreed Currency other than~~ Dollars, ~~then such Loan~~(1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, and any Overnight Swingline Rate Loan shall, on such day or the next succeeding Business Day, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above, on such day or (y) an Alternate Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an Alternate Rate Loan, and (C) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate for the applicable ~~Agreed Currency~~currency plus the ~~Applicable Rate for RFR Loans~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed Currency~~currency cannot be determined, any outstanding affected Term Benchmark Loans ~~denominated in any Agreed Currency other than Dollars~~ shall, at the Borrower Representative’s election prior to such day: (~~A~~x) bear interest at the Alternate Rate, (y) be prepaid by the Borrowers on such day or (~~B~~z) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any ~~Agreed Currency other than Dollars~~currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time  ~~or~~and (~~iii~~2) ~~if such~~any RFR Loan ~~is denominated in any Agreed Currency other than Dollars, then such~~or any Overnight Swingline Rate Loan shall bear interest at the Central Bank Rate for the applicable ~~Agreed Currency~~currency plus the ~~Applicable Rate for RFR Loans~~CBR Spread; provided further that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed Currency~~currency cannot be determined, any outstanding affected RFR Loans ~~denominated in any Agreed Currency other than Dollars~~or Overnight Swingline Rate Loans, at the Borrower Representative’s election, shall either (~~A~~x) ~~other than UK Loans, be converted into ABR Loans denominated in Dollars (in an amount equal to the U.S. Dollar Amount of such Alternative Currency) immediately~~bear interest at the Alternate Rate or (~~B~~y) be prepaid in full immediately.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any ~~other~~ Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any ~~other~~ Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (~~Chicago~~New York City time) on the fifth (5th) Business Day after the date ~~written~~ notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document ~~and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless~~, the Administrative Agent ~~has delivered to the Lenders and~~, in consultation with the Borrower Representative ~~a Term~~

~~SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~
~~(d)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent~~, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)~~(e)~~ The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or ~~the LIBO~~a term rate as part of an Overnight Swingline Rate Loan) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)~~(g)~~ Upon the Borrower Representative’s receipt of ~~written~~ notice of the commencement of a Benchmark Unavailability Period, the ~~Borrower Representative~~Borrowers may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark ~~Loans or RFR~~ Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the ~~Borrower Representative~~Borrowers will be deemed to have converted any such request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, other than such requested Term Benchmark Borrowings that constitute UK Loans, or (2) an RFR Borrowing denominated in Dollars into a request for an ABR Borrowing, other than such requested RFR Borrowings that constitute UK Loans, or (y) any Term Benchmark Borrowing ~~constituting~~denominated in Dollars that constitutes a UK Loan ~~or~~and any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency (or otherwise not addressed by the immediately preceding clause (x)) shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan, Overnight Swingline Rate Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Representative’s receipt of ~~written~~ notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, Overnight Swingline Rate Loan or RFR Loan, then until such time as a Benchmark Replacement ~~for such Agreed Currency~~ is implemented pursuant to this Section 2.14,  ~~if such~~(A) for Loans to any U.S. Borrower denominated in Dollars, (1) any Term Benchmark Loan ~~is denominated in Dollars, other than UK Loans, then~~shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan~~(x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y)

an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day~~, if such Term Benchmark Loan is a UK Loan or is~~ be converted by the Administrative Agent to, and shall constitute an ABR Loan, (B) for Loans to any UK Borrower denominated in ~~any Agreed Currency other than~~ Dollars, ~~then such Loan~~(1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, and any Overnight Swingline Rate Loan shall, on such day or the next succeeding Business Day, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an Alternate Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an Alternate Rate Loan, and (C) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate for the applicable ~~Agreed Currency~~currency plus the ~~Applicable Rate for RFR Loans~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed Currency~~currency cannot be determined, any outstanding affected Term Benchmark Loans ~~denominated in any Agreed Currency other than Dollars~~ shall, at the Borrower Representative’s election prior to such day: (x) be prepaid by the Borrowers on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan ~~denominated in any Agreed Currency other than Dollars~~ shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time ~~or if such~~and (2) any RFR Loan ~~is denominated in any Agreed Currency other than Dollars, then such~~or Overnight Swingline Rate Loan shall bear interest at the Central Bank Rate for the applicable ~~Agreed Currency~~currency plus the ~~Applicable Rate for RFR Loans~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed Currency~~currency cannot be determined, any outstanding affected RFR Loans ~~denominated in any Agreed Currency~~or Overnight Swingline Rate Loans, at the Borrower Representative’s election, shall either  ~~other than UK Loans, be converted into ABR Loans denominated in Dollars (in an amount equal to the U.S. Dollar Amount of such Alternative Currency) immediately~~(x) bear interest at the Alternate Rate or (y) be prepaid in full immediately.
Section 2.15    Increased Costs
. xiv) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO~~Term SOFR Rate) or any Issuing Bank;
(ii)impose on any Lender or Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes (other than (a) Indemnified Taxes, (b) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (c) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, any Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Swingline Loans, Letters of Credit, Overadvances or Protective Advances held by, such Lender, or the Letters of Credit issued by the applicable

Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or the applicable Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16    Break Funding Payments
.
(a)With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) or Section 2.11(e) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or Section 9.02(d) or (v) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Term Benchmark Loan had such event not occurred, at the Adjusted ~~LIBO~~Term SOFR Rate that would have been applicable to such Term Benchmark Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Term Benchmark Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Agreed Currency of a comparable amount and period from other banks in the applicable offshore interbank market for such Agreed Currency, whether or not such Term Benchmark Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(b)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) or Section 2.11(e) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or Section 9.02(d) or (iv) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 2.17    Withholding of Taxes; Gross-Up
.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax (and subject to Section 2.17(g)(i) in respect of payments by or on account of any obligation of any UK Borrower), then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17(a)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (2) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (3) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (4) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Withholding Agent, at the time or times reasonably requested by the such Withholding Agent, such properly completed and executed documentation reasonably requested by the applicable Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Withholding Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Withholding Agent as will enable such Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), Section 2.17(f)(ii)(B) and Section 2.17(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. This Section 2.17(f)(i) shall not apply to any Lender in respect of any advance made under any Loan Document to a UK Borrower in circumstances where the applicable withholding Tax referred to in this Section 2.17(f)(i) is a UK Tax Deduction.
(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the applicable Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request such Withholding Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Withholding Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Withholding Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Withholding Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Withholding Agent at the time or times prescribed by law and at such time or times reasonably requested by such Withholding Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Withholding Agent as may be necessary for such Withholding Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify applicable Withholding Agent in writing of its legal inability to do so.
(iii)Each Lender which becomes a party to this Agreement after the date of this Agreement (“New Lender”) shall indicate, in the documentation which it executes on becoming a party to this Agreement, and for the benefit of the Administrative Agent and without liability to any UK Borrower, which of the following categories it falls within:
(A)not a UK Qualifying Lender;
(B)a UK Qualifying Lender (other than a UK Treaty Lender); or
(C)a UK Treaty Lender.
If a New Lender fails to indicate its status in accordance with this Section 2.17(f)(iii), then that New Lender shall be treated for the purposes of this Agreement (including by each UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the UK Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a party to this Agreement shall not be invalidated by any failure of a New Lender to comply with this Section 2.17(f)(iii).
(g)Additional United Kingdom Withholding Tax Matters.
(i)A payment by a UK Borrower shall not be increased under Section 2.17(a) by reason of a UK Tax Deduction on account of Taxes imposed by the UK on interest if, on the date on which the payment falls due:
(A)    the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or
(B)    the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender, and:
(1)    an officer of HM Revenue & Customs has given (and not revoked) a direction (a Direction) under section 931 of the UK ITA which relates to the payment and that Lender has received from the Borrower Representative or the UK Borrower making the payment a certified copy of that Direction; and
(2)    the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or
(C)    the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and:
(1)    the relevant Lender has not given a UK Tax Confirmation to the UK Borrower; and
(2)    the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Borrower, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA;
(D)    the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under (ii) below; or
(E)    any such increased payment would be duplicative of any additional amounts or any indemnity already paid by the Loan Parties in respect of the same UK Tax Deduction pursuant to any Loan Document.
(ii)Subject to (iii) below, each UK Treaty Lender and each UK Borrower which makes a payment to such UK Treaty Lender shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without a UK Tax Deduction.
(iii)(A) A UK Treaty Lender on the Effective Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any UK Borrower) by confirming its scheme reference number and its jurisdiction of tax residence in the Commitment Schedule; and
(B)    a UK Treaty Lender which becomes a Lender hereunder after the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any UK Borrower) by notifying any UK Borrower of its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a party to this Agreement as Lender, and
(C)    Upon satisfying either clause (A) or (B) above, such Lender shall have satisfied its obligation under paragraph (g)(ii) above.
(iv)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(iii) above, the UK Borrower(s) shall make a Borrower DTTP Filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if:
(A)    a UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or
(B)    a UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:
(1)    such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(2)    HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a UK Tax Deduction for tax within 60 days of the date of such Borrower DTTP Filing; or
(3)    HM Revenue & Customs has given the UK Borrower authority to make payments to that Lender without a UK Tax Deduction but such authority has subsequently been revoked or expired, and in each case, such UK Borrower has notified that Lender in writing of either (1),(2) or (3) above, then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without UK Tax Deduction.
(v)If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (g)(iii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(vi)Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(vii)A UK Non-Bank Lender shall promptly notify the Borrower Representative and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of or credit with respect to any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund or credit had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).
(j)[Reserved].
(k)VAT.
(i)All amounts set out or expressed in a Loan Document to be payable by any party to any Lender, the Administrative Agent or Issuing Bank (a “Finance Party”) which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to (ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).
(ii)If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Receiver”) under a Loan Document, and any party other than the Receiver (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Receiver in respect of that consideration):
(A)    where the Supplier is the person required to account to the relevant tax authority for the VAT the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Receiver will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Receiver from the relevant tax authority which the Receiver reasonably determines is in respect of such VAT; and
(B)    where the Receiver is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the Receiver, pay to the Receiver an amount equal to the amount of VAT chargeable on that supply but only to the extent that the Receiver reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)Where a Loan Document requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)Any reference in this paragraph (k) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 (UK)).
(v)In relation to any supply made by any Finance Party to any party under any Loan Document, if reasonably requested by such Finance Party, that party shall promptly provide such Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.
(l)Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.
Section 2.18    Payments Generally; Allocation of Proceeds; Sharing of Set-offs
.
(a)(i) Except with respect to principal of and interest on Loans denominated in an Alternative Currency, the Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 2:00 p.m., London time, with respect to any UK Loan, or 2:00 p.m., Chicago time, in any other case, on the date when due and (ii) all payments with respect to principal of and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except (i) payments of UK Loans shall be made to the Administrative Agent at its offices at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, and (ii) payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars (in the U.S. Dollar Amount of the Alternative Currency payment amount, to the extent applicable); provided that any payments hereunder in respect of Borrowings made or Letters of Credit issued in any Alternative Currency may be made in such Alternative Currency. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.
(b)Any proceeds of Collateral received by the Administrative Agent (5) not constituting either (a) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (b) a mandatory prepayment, including any Net Proceeds received pursuant to Section 2.11(c) (which shall be applied in accordance with Section 2.11) or (c) amounts to be applied from the Collection Account (which shall be applied in accordance with Section 2.10(b)) or (6) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements, ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to pay any amounts owing with respect to Banking Services Obligations and Swap Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except 1. on the expiration date of the Interest Period applicable thereto or 2. in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations (other than in the case of any proceeds received from the UK Borrowers or pursuant to the UK Collateral Documents, which shall only be applied to the UK Secured Obligations). Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in accordance with the terms of the Intercreditor Agreement.
(c)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, insurance premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section 2.18 or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (7) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, Section 2.04 or Section 2.05, as applicable, and (8) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (9) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (10) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(e)Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the

Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (11) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (12) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to clause (i) and clause (ii) above shall be made in any order determined by the Administrative Agent in its discretion.
(g)The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.
Section 2.19    Mitigation Obligations; Replacement of Lenders
.
(a)If any Lender requests compensation under Section 2.14(b) or Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment (13) would eliminate or reduce amounts payable pursuant to Section 2.14(b), Section 2.15 or Section 2.17, as the case may be, in the future and (14) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment, so long as such costs and expenses are expected to be less than the amounts that would otherwise be due from Borrower pursuant to Section 2.14(b), Section 2.15 and Section 2.17; provided, that, if such expenses are expected to be more, then such Lender shall not be required to comply with this clause (a).
(b)If any Lender requests compensation under Section 2.14(b) or Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14(b), Section 2.15 or Section 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (15) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (16) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (17) in the case of any such assignment resulting from a claim for compensation under Section 2.14(b) or Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.20    Defaulting Lenders
. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby to the extent such amendment, waiver or other modification directly affects the Defaulting Lender;
(c)if any Swingline Exposure, LC Exposure, Overadvance Exposure or Protective Advance Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower Representative shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Commitment;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure, Overadvance Exposure or Protective Advance Exposure, as applicable and (y) second, cash collateralize, for the benefit of the Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and any LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
If (18) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (19) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that each of the Administrative Agent, the Borrowers, the Swingline Lender and the Issuing Banks agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
Section 2.21    Returned Payments
. If after receipt of any payment which is applied to the payment of all or any part of the Secured Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Secured Party in its discretion), then the Secured Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Secured Party. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Secured Party in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
Section 2.22    Banking Services and Swap Agreements
. Each Lender or Affiliate thereof (other than JPMCB and its Affiliates) providing Banking Services for, or having Swap Agreements with, any Loan Party or any Restricted Subsidiary shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Obligations of such Loan Party or Restricted Subsidiary thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, following the end of each calendar month, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Obligations pursuant to Section 2.18(b).
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders that:
Section 3.01    Organization; Powers
. Each of the Loan Parties, the Non-Recourse Pledgors and the Restricted Subsidiaries is duly organized or incorporated, validly existing and (as applicable) in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
Section 3.02    Authorization; Enforceability
.
xv)     The Transactions are within each Loan Party’s corporate, constitutional or other organizational powers and have been duly authorized by all necessary corporate, constitutional or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to, and as may be limited by, applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(a)Subject to the Legal Reservations, the choice of governing law provisions contained in this Agreement and each other Loan Document to which any UK Borrower is a party are enforceable in the jurisdictions where such UK Borrower is organized or incorporated or any Collateral of such UK Borrower is located. Subject to the Legal Reservations, any judgment obtained against a UK Borrower in connection with any Loan Document in the jurisdiction of the governing law of such Loan Document will be recognized and be enforceable in the jurisdictions where such UK Borrower is organized or any Collateral is located.
(b)Subject to applicable Insolvency Laws and applicable principles of public policy, no UK Borrower, nor any of their property or assets has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such UK Borrower is organized in respect of their respective obligations under the Loan Documents or to which they or their property or assets is subject.
Section 3.03    Governmental Approvals; No Conflicts
. The Transactions xvi) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, xvii) will not violate any Requirement of Law applicable to any Loan Party, any Non-Recourse Pledgor or any Restricted Subsidiary or any Organizational Document of any Loan Party, Non-Recourse Pledgor or any Restricted Subsidiary, xviii) will not violate or result in a default under any indenture, agreement or other instrument governing any Material Indebtedness binding upon any Loan Party, Non-Recourse Pledgor or any Restricted Subsidiary or the assets of any Loan Party, Non-Recourse Pledgor or any Restricted Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party, Non-Recourse Pledgor or any Restricted Subsidiary, and xix) will not result in the creation or imposition of any Lien on any asset of any Loan Party, Non-Recourse Pledgor or any Restricted Subsidiary, except Liens created pursuant to the Loan Documents.
Section 3.04    Financial Condition; No Material Adverse Change
. xx) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2017, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2018, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(a)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2017.
Section 3.05    Properties and Intellectual Property
. xxi) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and to the Loan Parties’ knowledge, no default by any party to any such lease or sublease exists. Each of the Loan Parties and each of its Restricted Subsidiaries has good and valid title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.
(a)Each of the Loan Parties and the Restricted Subsidiaries owns, or is licensed or has the right to use, all material trademarks, trade names, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by each Loan Party and each Restricted Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Restricted Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement, except those that do not (individually or in the aggregate) materially detract from the value of the affected intellectual property or interfere with the ordinary conduct of business of any Borrower or any Restricted Subsidiary.

Section 3.06    Litigation and Environmental Matters
. xxii) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party, any Non-Recourse Pledgor or any Restricted Subsidiary (1) as to which there is a reasonable expectation of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (2) that involve any Loan Document or the Transactions.
(a)Except for the Disclosed Matters (3) no Loan Party or any Restricted Subsidiary has received notice of any claim with respect to any material Environmental Liability or knows of any basis for any material Environmental Liability and (4) except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Restricted Subsidiary (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability.
(b)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in or would be reasonably expected to result in, a Material Adverse Effect.
Section 3.07    Compliance with Laws and Agreements; No Default
. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties, the Non-Recourse Pledgors and the Restricted Subsidiaries is in compliance with (a) all Requirement of Law applicable to it or its property and (b) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.
Section 3.08    Investment Company Status
. No Loan Party nor or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.09    Taxes
. Each Loan Party, each Non-Recourse Pledgor and each of its Restricted Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except xxiii) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party, Non-Recourse Pledgor or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or xxiv) to the extent that the failure to do so would not be expected to result in a Material Adverse Effect. Other than as set forth on Schedule 3.09, no tax liens have been filed.
Section 3.10    ERISA; Foreign Pensions
.
(a)No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

(b)(i) No UK Borrower is or has at any time been: (A) an employer (as defined for the purposes of sections 38 to 51 of the Pensions Act 2004 (U.K.)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Scheme Act 1993 (U.K.))), or (B) “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (U.K.)) of such an employer, and (ii) no UK Borrower has been issued with a Financial Support Direction or Contribution Notice in respect of any UK defined benefit pension plan.
(c)Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) all employer and employee contributions (including insurance premiums) required from any Loan Party by any Requirement of Law applicable to any Foreign Pension Plan or by the terms of any Foreign Pension Plan (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) each Foreign Pension Plan that is required to be registered has been registered; and (iii) each Foreign Pension Plan is in compliance (A) with all material provisions of any Requirement of Law applicable with respect to such Foreign Pension Plan and (B) with all material terms of such Foreign Pension Plan.
(d)Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the present value of the aggregate accumulated benefit obligations of all Foreign Pension Plans (based on those assumptions used to fund such Foreign Pension Plans) with respect to all current and former participants did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans.
Section 3.11    Disclosure
. The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party or any of its Subsidiaries (taken as a whole) to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact (other than industry-wide risks normally associated with the types of businesses conducted by the Loan Parties and as to matters related to the economy in general) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date made or deemed made; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.
Section 3.12    Material Agreements
. All Material Contracts to which any Loan Party or Restricted Subsidiary is a party or is bound as of the date of this Agreement are listed on Schedule 3.12. No Loan Party or any Restricted Subsidiary is in default beyond any applicable grace period in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in xxv) any such Material Contract (other than Material Contracts evidencing or governing Material Indebtedness) to which it is a party, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or xxvi) any agreement or instrument evidencing or governing Material Indebtedness.
Section 3.13    Solvency
.
(a)Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties taken as a whole will be able to generally pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties taken as a whole will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date. For purposes of this clause (a), the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. In determining whether the Loan Parties taken as a whole are solvent in accordance with this Section 3.13(a), all rights of contribution of each Loan Party against other Loan Parties under the Guarantee, at law, in equity or otherwise, shall be taken into account.
(b)The Loan Parties, taken as a whole, do not intend to, nor will they permit any Restricted Subsidiary to, and the Loan Parties taken as a whole do not believe that they or any of its Restricted Subsidiaries will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them or any such Restricted Subsidiary and the timing of the amounts of cash to be payable on or in respect of the Indebtedness or the Indebtedness of any such Restricted Subsidiary, and taking into account all rights of contribution of the Loan Parties against other Loan Parties under the Guarantee, at law, in equity or otherwise.
(c)Immediately after the consummation of the Transactions to occur on the Second Amendment Effective Date, with respect to the UK Borrowers on the Second Amendment Effective Date, (i) no UK Borrower will (A) be unable to or have admitted its inability to pay its debts as they fall due, (B) be deemed to or declared to be unable to pay its debts under applicable law, (C) have suspended or threatened to suspend making payments on any of its debts, or (D) by reason of actual or anticipated financial difficulties, have commenced negotiations with one or more of its creditors generally or any class of them (other than the Lender Parties) with a view to rescheduling any of its Indebtedness and (ii) no UK Borrower will have had declared a moratorium in respect of any Indebtedness.
Section 3.14    Insurance
. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Each Borrower maintains, and has caused each Restricted Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 3.15    Capitalization and Subsidiaries
. As of the Effective Date, Schedule 3.15 sets forth xxvii) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries (other than Compressco or the other Unrestricted Subsidiaries), xxviii) a true and complete listing of each class of each Borrower’s and their respective Subsidiaries’ authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are relevant), and, with respect to the Company’s Subsidiaries (other than Compressco), owned beneficially and of record by the Persons identified on Schedule 3.15, and xxix) the type of entity of the Company and each of its Subsidiaries (other than Compressco). All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. As of the Effective Date, there are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party, except as set out on Schedule 3.15.
Section 3.16    Security Interest in Collateral
.
(a)The provisions of this Agreement and the other Loan Documents are effective to create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the applicable Secured Parties, and such Liens, when financing statements in appropriate form are filed in the appropriate offices, or possession or control is taken in accordance with the UCC of such Collateral by Administrative Agent, to the extent a security interest may be perfected in such Collateral by the filing of a financing statement or the taking possession or control of such Collateral in accordance with the UCC and in the case of any Collateral Document to which a UK Borrower is party when registered as required pursuant to Section 3.16(b), will constitute perfected and continuing Liens on the Collateral, securing the applicable Secured Obligations, enforceable against the applicable Loan Party subject to, and as may be limited by, applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and having priority over all other Liens on the Collateral except in the case of (i) Liens permitted by Section 6.02, to the extent any such Lien would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (ii) Liens securing the Specified Term Indebtedness in accordance with and subject to the terms of the Intercreditor Agreement.
(b)Under the law of each UK Borrower’s jurisdiction of incorporation it is not necessary that any Collateral Document to which it is party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any such Collateral Document or the transactions contemplated by any such Collateral Document in that jurisdiction, except registration of particulars of such Collateral Documents to which a UK Borrower is party at Companies House in England and Wales in accordance with Part 25 (Company Charges) of the Companies Act 2006 or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 and payment of associated fees, which registrations, filings and fees will be made and paid promptly after the date of that Collateral Document.
Section 3.17    Employment Matters
. As of the Effective Date, to the Loan Parties’ knowledge, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened. To the knowledge of the Loan Parties, the hours worked by and payments made to employees of the Loan Parties and their Restricted Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters that would be reasonably expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, all payments due from any Loan Party or any of its Restricted Subsidiaries, or for which any material claim may be made against any Loan Party or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Restricted Subsidiary that would be reasonably expected to have a Material Adverse Effect.
Section 3.18    Federal Reserve Regulations
. No part of the proceeds of any Loan or Letter of Credit has been used, whether directly or indirectly, for any purpose that entails a violation of Regulations T, U or X of the Board.
Section 3.19    Use of Proceeds
. The proceeds of the Loans have been used, whether directly or indirectly as set forth in Section 5.08.
Section 3.20    No Burdensome Restrictions
. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.
Section 3.21    Anti-Corruption Laws and Sanctions
. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Restricted Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of xxx) any Loan Party, any of its Restricted Subsidiaries or any of their respective directors or officers, or xxxi) to the knowledge of any Loan Party or any of its Restricted Subsidiaries, any agent or employee of such Loan Party or any of its Restricted Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions. The foregoing representations in this Section 3.21 will not apply to any party hereto to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable pursuant to, or would otherwise result in a breach and/or violation of, (1) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (2) any similar blocking or anti-boycott law in the United Kingdom.

Section 3.22    Affiliate Transactions
. Except as set forth on Schedule 3.22, as of the Effective Date, there are no existing agreements, arrangements, understandings or transactions between any Loan Party and any of the officers, members, managers, directors, equity holders, employees or Affiliates (other than other Loan Parties) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party (other than other Loan Parties) or any Person with which any Loan Party has a business relationship (other than other Loan Parties) or which competes with any Loan Party.
Section 3.23    Common Enterprise
. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from xxxii) successful operations of each of the other Loan Parties and xxxiii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party are within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and are in its best interest.
Section 3.24    Qualified ECP Guarantor
. Each U.S. Borrower is a Qualified ECP Guarantor.
Section 3.25    Affected Financial Institutions
. No Loan Party is an Affected Financial Institution.
Section 3.26    Centre of Main Interest and Establishments
. The centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) of each UK Borrower is situated in the United Kingdom.
ARTICLE IV
CONDITIONS
Section 4.01    Effective Date
. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (1) from each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (2) either (a) a counterpart of each other Loan Document signed on behalf of each party thereto or (b) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document and (3) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Banks and the Lenders, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)Financial Statements and Projections. The Lenders shall have received (4) audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2017, (5) unaudited interim consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ended June 30, 2018 and (6) satisfactory projections on a quarterly basis through and including the Company’s fiscal year ending December 31, 2018 and on an annual basis through the fiscal year ending December 31, 2022, in a form reasonably satisfactory to the Lenders.
(c)Officer’s Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (7) a certificate of each of the Loan Parties and each Non-Recourse Pledgor, dated the Effective Date and executed by each Loan Party’s director, Secretary or Assistant Secretary, which shall (a) certify the resolutions of its board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (b) identify by name and title and bear the specimen signatures of the officers of such Loan Party or Non-Recourse Pledgor authorized to sign the Loan Documents to which it is a party and, in the case of the Company, its Financial Officers, and (c) contain appropriate attachments, including the certificate, memorandum or articles of incorporation, association or organization of each Loan Party and each Non-Recourse Pledgor certified (where customary) by the relevant authority of the jurisdiction of organization or incorporation of such Loan Party or Non-Recourse Pledgor and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational, constitutional or governing documents, and (8) (if available in the relevant jurisdiction) a good standing certificate as of a recent date for each Loan Party and each Non-Recourse Pledgor from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for such Loan Party from the appropriate governmental officer in such jurisdiction.
(d)Closing Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of each Borrower and each other Loan Party, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), and (iii) demonstrating in reasonable detail that the Borrowers are in compliance with Section 4.01(l).
(e)Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid (including such fees in any Fee Letter), and all reasonable, documented and out of pocket expenses for which invoices have been presented (including the reasonable and documented fees and expenses of Vinson & Elkins, LLP, outside legal counsel to the Administrative Agent), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.
(f)Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties and Non-Recourse Pledgors are organized, and such search shall reveal no Liens on any of the assets of the Loan Parties or the Non-Recourse Pledgors except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.
(g)Pay-Off Letters. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds of the initial Borrowing, confirming that all Liens in connection with such Indebtedness upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.
(h)Funding Account. The Administrative Agent shall have received a written notice setting forth the deposit account(s) of the Borrowers (the “Funding Account”) to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
(i)Customer List. The Administrative Agent shall have received a true and complete customer list for each Borrower and its Domestic Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified as true and correct in all material respects by a Financial Officer of the Borrower Representative.

(j)Solvency. The Administrative Agent shall have received a solvency certificate of the Loan Parties dated as of the Effective Date signed by a Financial Officer.
(k)Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of a recent date agreed to between the Borrowers and the Administrative Agent prior to the Effective Date with customary supporting schedules and documentation.
(l)Closing Availability. After giving effect to all Borrowings to be made on the Effective Date, the issuance of any Letters of Credit on the Effective Date and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ Indebtedness, liabilities, and obligations current, Availability shall not be less than $20,000,000.
(m)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 to be prior to the Liens of the Administrative Agent in the applicable Collateral), shall have been filed, registered or recorded or immediately upon the closing of this Agreement will be filed, registered or recorded by Administrative Agent.
(n)Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement.
(o)Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable). The Borrowers shall have executed the applicable Issuing Bank’s master agreement for the issuance of commercial Letters of Credit.
(p)Tax Withholding. The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.
(q)Corporate Structure. The corporate structure, capital structure and other material debt instruments, material accounts and governing documents of the Borrowers and their Restricted Subsidiaries shall be acceptable to the Administrative Agent in its reasonable discretion.
(r)Field Examination. The Administrative Agent or its designee shall have conducted a field examination of the Loan Parties’ Accounts, Inventory and such other information or materials as the Administrative Agent shall include within the scope of such field examination and audit, all of which shall be in form and substance satisfactory to the Administrative Agent.
(s)Legal Due Diligence. The Administrative Agent shall have completed all legal due diligence, the results of which shall be satisfactory to Administrative Agent.
(t)Appraisals. The Administrative Agent shall have received appraisals of the Borrowers’ Inventory from one or more firms satisfactory to the Administrative Agent, which appraisals shall be satisfactory to the Administrative Agent.
(u)Perfection Certificate.     The Administrative Agent shall have received an executed copy of the Perfection Certificate.
(v)USA PATRIOT Act, Etc. The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the beneficial ownership regulations (31 CFR §1010.230), for each Loan Party.
(w)Government and Third Party Consents and Approvals. The Administrative Agent shall have received evidence that all consents and approvals, if any, required to be obtained from any Governmental Authority or other Person in connection with the Transactions (including member and shareholder approvals) have been obtained and are in full force and effect.

(x)Term Loan Documents. The Administrative Agent shall have received fully executed copies of the Term Loan Documents, which shall be in form and substance reasonably acceptable to the Administrative Agent and its counsel.
(y)Intercreditor Agreement. The Administrative Agent shall have received a fully executed copy of the Intercreditor Agreement, which shall be in form and substance reasonably acceptable to the Administrative Agent and its counsel.
(z)Legal and Regulatory Matters. All legal (including tax) and regulatory matters shall be satisfactory to the Administrative Agent and the Lenders, including compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System, and the Administrative Agent shall have received a FR U-1 statement properly completed by the Company with respect to any margin stock that is included as Collateral.
(aa)Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.
Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or be acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. The Administrative Agent shall notify the Borrower Representative, the Lenders and the Issuing Banks of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on September 14, 2018 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 4.02    Each Credit Event
. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Loan Parties and the Non-Recourse Pledgors set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (9) no Default or Event of Default shall have occurred and be continuing and (10) no Protective Advance shall be outstanding.
(c)After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.
(d)The making of such Loans or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, shall not be prohibited by, or subject the Administrative Agent, any Lender or any Issuing Bank to, any penalty or onerous condition under any applicable law.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.02.
Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section 4.02, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue, amend, renew or extend, or cause to be issued, amended, renewed or extended, any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing, amending, renewing or extending, or causing the issuance, amendment, renewal or extension of, any such Letter of Credit is in the best interests of the Lenders.
ARTICLE V

AFFIRMATIVE COVENANTS
Until all of the Secured Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
Section 5.01    Financial Statements; Borrowing Base and Other Information
. The Borrowers will furnish to the Administrative Agent and each Lender:
(a)in accordance with then applicable law and not later than ninety (90) days after the end of each fiscal year of the Company, the Company’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that the Borrowers shall be deemed to have furnished said annual audited financial statements for purposes of this Section 5.01(a) if the same shall have timely been made available on “EDGAR” and the Borrowers shall have complied with Section 5.01(l) in respect thereof;
(b)in accordance with then applicable law and not later than forty-five (45) days after the end of each fiscal quarter of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the Borrowers shall be deemed to have furnished said quarterly financial statements for purposes of this Section 5.01(b) if the same shall have timely been made available on “EDGAR” and the Borrowers shall have complied with Section 5.01(l) in respect thereof;
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, (i) a schedule or report, in form and substance reasonably satisfactory to the Administrative Agent, detailing the financial condition and results of operations of the Company and its Restricted Subsidiaries after eliminating the assets, liabilities and results of operations of Compressco and (ii) a compliance certificate of a Financial Officer of the Company in substantially the form of Exhibit C (A) certifying, in the case of the financial statements delivered under clause (b), that such statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (B) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (C) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio for the fiscal quarter most recently ended and an indication of the Applicable Rate as a result of such calculation, (D) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to clause (a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (E) setting forth a reasonably detailed calculation showing compliance with clause (iii) to the proviso to Section 6.04(c), and (~~E~~F) certifying that the schedule or report delivered pursuant to clause (i) above is true and correct in all material respects;
(d)within ninety (90) days after the end of each fiscal year of the Company, (commencing with the fiscal year ending December 31, 2018), its internally-prepared consolidating financial statements reconciling the financial condition of its Restricted Subsidiaries and Unrestricted Subsidiaries, in a format reasonably acceptable to the Administrative Agent, certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Restricted Subsidiaries and Unrestricted Subsidiaries of the Company in accordance with GAAP;

(e)within sixty (60) days after the end of each fiscal year of the Company, but in any event not more than sixty (60) days prior to the end of the previous fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Company and its Restricted Subsidiaries for quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
(f)as soon as available but in any event within twenty-five (25) days following the end of each calendar month, and at such other times as may be reasonably necessary to re-determine Availability or as may be reasonably requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; provided that, at any time a Weekly Reporting Period exists, a Borrowing Base Certificate shall be delivered weekly within three (3) Business Days after the end of each calendar week;
(g)as soon as available but in any event within twenty-five (25) days following the end of each calendar month and at such other times as may be reasonably requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:
(i)a detailed aging of the Borrowers’ Accounts, including all invoices aged by invoice date and due date (with an explanation of terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;
(ii)a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent, (a) by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement, warehouse agreement or other arrangement, as applicable), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost or market value, determined on a first in, first out basis and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (b) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns or credits issued by the applicable Borrower);
(iii)a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; and
(iv)a reconciliation of the Borrowers’ Accounts and Inventory between (c) the amounts shown in the applicable Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (d) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause (e) above as of such date;
provided, that at any time a Weekly Reporting Period exists, the Administrative Agent, in its sole discretion, may require delivery of the information required by this clause (f) weekly within three (3) Business Days after the end of each calendar week;
(h)as soon as available but in any event within twenty-five (25) days following the end of each calendar month and at such other times as may be reasonably requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrower’s accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent; provided, that at any time a Weekly Reporting Period exists, the Administrative Agent, in its sole discretion, may require delivery of the information required by this clause (h) weekly within three (3) Business Days after the end of each calendar week;
(i)as soon as available but in any event within thirty (30) days following the end of each six month period ending June 30 and December 31, and at such other times as may be reasonably requested by the Administrative Agent, an updated customer list for each Borrower and its Restricted Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer of the Borrower Representative;
(j)promptly upon the Administrative Agent’s reasonable request:

(i)copies of invoices issued by the Borrowers in connection with any Accounts, field tickets, bid proposals, credit memos, shipping and delivery documents, and other information related thereto;
(ii)copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory purchased by any Loan Party; and
(iii)a schedule detailing the balance of all intercompany accounts of the Loan Parties;
(k)as soon as available but in any event within twenty (20) days following the end of each calendar month and at such other times as may be reasonably requested by the Administrative Agent, as of the period then ended, each Borrower’s sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal; provided that, at any time a Weekly Reporting Period exists, the Administrative Agent, in its sole discretion, may require delivery of the information required by this clause (5) weekly within three (3) Business Days after the end of each calendar week;
(l)promptly after the same become publicly available (whether on “EDGAR” or otherwise), copies of all periodic and other reports, proxy statements and other materials filed by the Company with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC (or comparable agency in any applicable non-U.S. jurisdiction), or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(m)promptly after any request therefor by the Administrative Agent or any Lender, and not more frequently than once per calendar year copies of (11) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and (12) any notices described in Section 101(l)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;
(n)promptly following any reasonable request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(o)promptly following any request therefor, such other information regarding the operations, material changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
Section 5.02    Notices of Material Events
. The Borrowers will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:
(a)the occurrence of any Default;
(b)receipt of any written notice of any investigation by a Governmental Authority or any litigation or legal proceeding commenced or threatened in writing against any Loan Party, any Non-Recourse Pledgor or any of its Restricted Subsidiaries that (i) seeks damages in excess of $15,000,000 not covered by insurance, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct constituting a felony by any Loan Party, any Non-Recourse Pledgor or any Restricted Subsidiary, (v) alleges the material violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose any material Environmental Liability, (vi) asserts liability on the part of any Loan Party, any Non-Recourse Pledgor or any Restricted Subsidiary in excess of $15,000,000 in respect of any tax, fee, assessment, or other governmental charge, or (vii) involves any product recall;
(c)any Lien (other than Liens permitted pursuant to Section 6.02) or claim made or asserted against any of the Collateral;

(d)any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance;
(e)within five (5) Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral in value in excess of $2,500,000 in the aggregate is located;
(f)all material amendments to and terminations of any Material Indebtedness or any of the agreements listed on Schedule 3.12, if any, together with a copy of each such amendment or termination;
(g)within five (5) Business Days after the occurrence thereof, any Loan Party entering into a Swap Agreement or an amendment thereto, together with copies of all agreements evidencing such Swap Agreement or amendment;
(h)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Restricted Subsidiaries in an aggregate amount exceeding $5,000,000; and
(i)any other development that results, or could reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth a reasonable summary of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03    Existence; Conduct of Business
. Each Loan Party will, and will cause each Restricted Subsidiary and each Non-Recourse Pledgor to, xxxiv) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, (b) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (c) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and businesses reasonably related thereto.
Section 5.04    Payment of Obligations
. Each Loan Party will, and will cause each Restricted Subsidiary and each Non-Recourse Pledgor to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including all federal and state and all other material Taxes, before the same shall become delinquent or in default, except where xxxv) the validity or amount thereof is being contested in good faith by appropriate proceedings, xxxvi) such Loan Party, Non-Recourse Pledgor or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP (or, in the case of the UK Borrowers, generally accepted accounting principles in the UK) and xxxvii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, that each Loan Party will, and will cause each of its Restricted Subsidiaries to, remit taxes withheld from employees’ wages and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.
Section 5.05    Maintenance of Properties
. Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted provided that this Section shall not prevent the Loan Parties or any Restricted Subsidiary from discontinuing the operation and maintenance of certain of its properties if such discontinuance is desirable in the conduct of its business and could not reasonably be expected to have a Material Adverse Effect.

Section 5.06    Books and Records; Inspection Rights; Field Examinations
.
(a)Each Loan Party will, and will cause each Restricted Subsidiary to, (1) keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities and (2) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers, agents, field examiners and appraisers retained by the Administrative Agent), upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to conduct at such Loan Party’s premises field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders. Notwithstanding anything to the contrary in this Section 5.06, subject to Section 9.12, none of the Borrowers nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information (except following an Event of Default in connection with the enforcement, collection or protection of the Administrative Agent’s and the Lenders’ rights in connection with the Loan Documents, but subject at all times to Section 9.12), (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or contractual obligation or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product; provided that subclause (i) above and this subclause (iii) shall not prevent or excuse the Loan Parties from delivering any notices required to be delivered pursuant to Section 5.02.
(b)The Loan Parties shall be responsible for the costs of expenses of one (1) field examination during any 12-month period and one (1) additional field examination (for the total of two (2) such field examinations during any 12-month period) conducted at any time after Availability falls below the greater of (i) $20,000,000 and (ii) 25% of the lesser of the Borrowing Base and the Commitments; provided, the Loan Parties shall be responsible for the costs and expenses of all field examinations conducted while an Event of Default has occurred and is continuing; provided, further, that field examinations conducted in connection with a Borrower designation pursuant to Section 5.17 shall be disregarded for purposes of the limitation with respect to the Loan Parties reimbursement obligations set forth in this Section 5.06(b).
Section 5.07    Compliance with Laws and Material Contractual Obligations
. Each Loan Party will, and will cause each Restricted Subsidiary and each Non-Recourse Pledgor to, xxxviii) comply in all material respects with each Requirement of Law applicable to it or its property (including Environmental Laws, Anti-Corruption Laws and Sanctions) and xxxix) perform its obligations under Material Contracts and other written agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Restricted Subsidiaries, the Non-Recourse Pledgors and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.08    Use of Proceeds
.
(a)The proceeds of the Loans and the Letters of Credit will be used only to refinance certain indebtedness of the Loan Parties existing on the Effective Date, finance expenses incurred in connection with the Transactions and for working capital needs, capital expenditures and other general corporate purposes, including, without limitation, to finance Permitted Acquisitions, of the Loan Parties. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations T, U or X of the Board.
(b)No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, directly or to the Loan Parties’ knowledge, indirectly, the proceeds of any Borrowing or Letter of Credit (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (2) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the U.S., the UK or the European Union, or (3) in any manner that would result in the violation of any Sanctions applicable to any party hereto. The foregoing clauses (ii) and (iii) of this Section 5.08 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable pursuant to, or would otherwise result in a breach and/or violation of, (x) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (y) any similar blocking or anti-boycott law in the United Kingdom.
(c)No Loan Party will use the proceeds of any Loans to make any payment of the Swiftwater Earnout unless no Default or Event of Default exists immediately before or after giving pro forma effect to such payment.
Section 5.09    Accuracy of Information
. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder (when taken as a whole) contains no material misstatement of fact or omits to state any material fact (other than industry-wide risks normally associated with the types of businesses conducted by the Loan Parties) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as of the date made or deemed made, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 5.10    Insurance
. Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Loan Parties will, and will cause each Restricted Subsidiary to, maintain flood insurance on all real property constituting Collateral, from such providers, in amounts and on terms in accordance with the Flood Laws or as otherwise satisfactory to all Lenders.
Section 5.11    Casualty and Condemnation
. The Borrowers will xl) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and xli) to the extent applicable, ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
Section 5.12    Appraisals
. At any time that the Administrative Agent requests, each Loan Party will, and will cause each of its Restricted Subsidiaries to, provide the Administrative Agent with appraisals or updates thereof of its Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law. If no Event of Default has occurred and is continuing, the Loan Parties shall be responsible for the costs and expenses of (1) one appraisal during any twelve (12) month period or (2) up to two appraisals during any twelve (12) month period during which Availability falls below the greater of (x) $20,000,000 and (y) 25% of the lesser of the Borrowing Base and the Commitments at any time during such period. Additionally, there shall be no limitation on the number or frequency of Inventory appraisals if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any such appraisals conducted while an Event of Default has occurred and is continuing.

Section 5.13    Depository Banks
.
(a)Each U.S. Borrower and each Restricted Subsidiary that is not a UK Borrower will maintain one or more of the Lenders as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its business; provided that such Borrowers and Restricted Subsidiaries may maintain Excluded Deposit Accounts (as defined in the U.S. Security Agreement) subject to the limitations and requirements of the U.S. Security Agreement.
(b)The UK Borrowers will within forty-five (45) days of the Second Amendment Effective Date (or such longer period as is acceptable to the Administrative Agent in its reasonable discretion): (i) maintain the Administrative Agent and/or one or more of its Affiliates as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, and (ii) close all of their deposit accounts that are maintained with banks other than the Administrative Agent, the Lenders and their respective Affiliates.
Section 5.14    Additional Collateral; Further Assurances.
(a)Subject to applicable Requirement of Law, the Borrowers and each of their Restricted Subsidiaries will cause each Material Domestic Subsidiary that is not an Unrestricted Subsidiary formed or acquired after the date of this Agreement and any Person (other than an Unrestricted Subsidiary) that otherwise becomes a Material Domestic Subsidiary after the date of this Agreement to become either (i) a Loan Guarantor or (ii) a Loan Guarantor and a Borrower, as elected by the Borrowers, by executing a Joinder Agreement and an assumption agreement to the applicable Security Agreement in substantially the form attached as an annex thereto within thirty (30) days of such formation or acquisition or of such Person otherwise becoming a Material Domestic Subsidiary (or such later date as the Administrative Agent may agree in its sole discretion). Upon execution and delivery thereof, each such Person (A) shall automatically become either (x) a Loan Guarantor or (y) a Loan Guarantor and a Borrower, as applicable, hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (B) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral; provided that if such Person is to become a Borrower, the requirements of Section 5.17 shall have been satisfied.
(b)Subject to the Intercreditor Agreement, each U.S. Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than subsidiaries of CSI Compressco LP) owned by such U.S. Loan Party and (ii) 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by any U.S. Loan Party or any of their Domestic Subsidiaries (other than subsidiaries of CSI Compressco LP), in each case, to be subject at all times to a perfected Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.
(c)[Reserved].
(d)Subject to the Intercreditor Agreement (and in the case of a UK Borrower the Collateral Documents to which it is a party), each Loan Party will, and will cause each of its Restricted Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.
(e)To the extent any real property is included in the Collateral, each Loan Party will, and will cause each Subsidiary to, execute and/or deliver, as applicable, such other documents as the Administrative

Agent may reasonably request on behalf of any Lender that is a regulated financial institution or any Affiliate of such a Lender (each, a “Regulated Lender Entity”), in each case, to the extent such other documents are required for compliance by such Regulated Lender Entity with applicable law with respect to flood insurance diligence, documentation and coverage under all applicable Flood Laws. Prior to signing by the Loan Parties of any mortgage or deed of trust (other than any Collateral Document to which a UK Borrower is a party) to secure the Secured Obligations, the applicable Loan Parties and the Administrative Agent shall have provided each Regulated Lender Entity requesting the same a copy of the life of loan flood zone determination relative to the property to be subject to such mortgage or deed of trust delivered to the Administrative Agent and copies of the other documents required by any such Regulated Lender Entity as provided in the preceding sentence and shall have received confirmation from each Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been completed by such Regulated Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).
(f)If any material assets (excluding any real property and any other Excluded Assets) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under a Security Agreement or any other Collateral Document that become subject to the Lien under a Security Agreement or such other Collateral Document upon acquisition thereof), the Borrower Representative will (3) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the applicable Secured Obligations and (4) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (d) of this Section 5.14, all at the expense of the Loan Parties.
(g)Notwithstanding any provision in any of the Loan Documents to the contrary, in no event shall (i) any Collateral owned by any UK Borrower be deemed to constitute collateral security for, or (ii) any UK Borrower be deemed to be a guarantor or other surety of, in either case, any of the U.S. Secured Obligations.
Section 5.15    Designation and Conversion of Restricted and Unrestricted Subsidiaries
; Covenants With Respect to Unrestricted Subsidiaries.
(a)Unless designated as an Unrestricted Subsidiary in accordance with Section 5.15(b), any Person (other than Compressco or any future subsidiaries of Compressco) that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b)The Borrower Representative may designate, by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and immediately after giving effect, to such designation (including after giving effect to the reclassification of any ~~investments~~Investments in, Indebtedness of, and/or Liens on the assets of, such Subsidiary), no Default or Event of Default exists, (ii) such designation is deemed to be an ~~investment~~Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Company’s direct and indirect ownership interest in such Subsidiary and such ~~investment~~Investment would be permitted to be made at the time of such designation under Section 6.04, (iii) immediately after giving effect to such designation, the Aggregate Revolving Exposure shall not exceed the lesser of (x) the aggregate Commitments of the Lenders and (y) the Borrowing Base (after giving effect to the removal from the Borrowing Base of any of such Restricted Subsidiary’s Accounts or Inventory which were included in the Borrowing Base immediately prior to such designation), and (iv) such Subsidiary is not a “restricted subsidiary” or guarantor with respect to the Specified Term Indebtedness. Except as provided in this Section 5.15(b), no Restricted Subsidiary may be designated or redesignated as an Unrestricted Subsidiary.
(c)The Borrower Representative may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Loan Parties and such Restricted Subsidiary contained in each of the Loan Documents with respect to such Restricted Subsidiary are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default would be caused by such designation, and (iii) the applicable Loan Party and such Restricted Subsidiary each comply with the requirements under Section 5.14, at which time such Subsidiary shall cease to be an “Unrestricted Subsidiary” and shall become a “Restricted Subsidiary” for purposes of this Agreement and the other Loan Documents without any amendment, modification or other supplement to any of the foregoing. Any such designation shall be treated as a recovery of the applicable Loan Party’s ~~investment~~Investment in such Unrestricted Subsidiary in an amount equal to the lesser of the fair market value at such time of the applicable Loan Party’s direct and indirect ownership interest in such Subsidiary or the amount of the applicable Loan Party’s ~~investment~~Investment previously made in (and not previously recovered from) such Unrestricted Subsidiary.

(d)The Loan Parties:
(i)will cause the management, business and affairs of the Company and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate balance sheets and income statements of Unrestricted Subsidiaries to creditors and potential creditors thereof (to the extent required hereunder) and by not permitting properties of Unrestricted Subsidiaries to be commingled with those of the Loan Parties) so that each Unrestricted Subsidiary will be treated as an entity separate and distinct from the Company and its Restricted Subsidiaries;
(ii)will cause each Unrestricted Subsidiary to refrain from maintaining its assets in such a manner that would make it costly or difficult to segregate, ascertain or identify as its individual assets from those of any other Loan Party;
(iii)will not, and will not permit any other Loan Party to, incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries except to the extent permitted by this Agreement; and
(iv)the Loan Parties will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Indebtedness of, any Loan Party or any Restricted Subsidiary.
Section 5.16    Reserved
.
Section 5.17    Designation of Additional Borrowers
. The Borrower Representative may designate, by written notification thereof to the Administrative Agent, any Restricted Subsidiary formed or acquired after the date of this Agreement or any existing Loan Guarantor as a Borrower hereunder and such Subsidiary shall become a Borrower hereunder upon:
(a)execution and delivery by such Restricted Subsidiary of each of the following, which shall be in form and substance reasonably satisfactory to the Administrative Agent:
(i)
(A)if the applicable Restricted Subsidiary is a Loan Guarantor immediately prior to such designation, a Borrower Assumption Agreement in substantially the form of Exhibit D-2 (it being understood and agreed that changes thereto may be necessary in connection with the designation of a UK Borrower); or
(B)if the applicable Restricted Subsidiary is not a Loan Guarantor immediately prior to such designation, a Joinder Agreement pursuant to which the Restricted Subsidiary agrees to become both a Borrower and a Loan Guarantor;
(ii)a certificate of such Subsidiary, executed by such Subsidiary’s Secretary or Assistant Secretary or other comparable officer, which shall certify the resolutions of its board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Borrower Assumption Agreement or Joinder Agreement referred to in clause (a)(i) above and the performance of its obligations under the Loan Documents as a Borrower;
(iii)legal opinions and other documents consistent with those delivered by the existing Borrowers on the Effective Date, to the extent requested by the Administrative Agent;
(b)the Administrative Agent and the Lenders receipt of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the beneficial ownership regulations (31 CFR §1010.230), for such Subsidiary; and
(c)the Administrative Agent shall have received confirmation from each Regulated Lender Entity that it has completed its compliance procedures with respect to all applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the beneficial ownership regulations

(31 CFR §1010.230), for such Subsidiary (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).
Section 5.18    UK Borrower Cash Management Provisions
.
(a)Subject to clause (d) of this Section 5.18, the UK Borrowers will ensure that all of the proceeds of their Accounts are deposited (whether directly or indirectly) into segregated Collection Accounts (which Collection Accounts shall be located in England, Luxembourg or any other jurisdiction satisfactory to the Administrative Agent in its Permitted Discretion), in a manner that is satisfactory to the Administrative Agent which Collection Accounts, for the avoidance of doubt, shall not be used for general payment purposes, except prior to forty-five (45) days after the Second Amendment Effective Date (or such longer period as agreed by Administrative Agent) when such Collection Accounts may be used for payment purposes.
(b)Subject to clause (d) of this Section 5.18, the Administrative Agent shall be given sufficient access to each relevant Collection Account to ensure that the provisions of Section 2.10(b) are capable of being complied with.
(c)Subject to clause (d) of this Section 5.18, the UK Borrowers will ensure that each of its Collection Accounts is subject to a Deposit Account Control Agreement or other equivalent arrangement with similar effect.
(d)Within forty-five (45) days after the Second Amendment Effective Date (or such longer period as agreed by Administrative Agent) to the extent not completed on or prior to the Second Amendment Effective Date, each UK Borrower shall provide to the Administrative Agent (i) duly executed Deposit Account Control Agreements evidencing Administrative Agent's exclusive control over such Collection Accounts or other equivalent arrangement with similar effect or otherwise satisfactory to the Administrative Agent, (ii) English law security duly executed by such UK Borrower creating a valid and enforceable first ranking fixed charge over such Collection Accounts located in England and all Accounts owed to such UK Borrower, (iii) the Luxembourg Account Pledge creating a valid and enforceable first ranking pledge over such Collection Accounts located in Luxembourg and (iv) such further documents, authorizing resolutions and legal opinions as the Administrative Agent may reasonably require in connection with the completion, registration, perfection or enforceability of such further security.
Section 5.19    Notification of Account Debtors
. At any time at the request of the Administrative Agent in its sole discretion during the continuance of any Event of Default, the UK Borrowers agree that if any of its Account Debtors have not previously received notice of the security interest of the Administrative Agent over its Accounts, it shall promptly give notice to such Account Debtors, and if any such UK Borrower does not serve such notice, each of them hereby authorizes the Administrative Agent to serve such notice on its behalf.
Section 5.20    Financial Assistance
. Subject to the Legal Reservations, each UK Borrower shall comply in all respects with applicable legislation governing financial assistance and/or capital maintenance, including sections 678–679 of the United Kingdom’s Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction of organization of each UK Borrower, including in relation to the execution of the Collateral Documents and payments of amounts due under this Agreement.
ARTICLE VI

NEGATIVE COVENANTS
Until all of the Secured Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
Section 6.01    Indebtedness
. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)the Secured Obligations;
(b)Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (f) hereof;
(c)Indebtedness of any Borrower owed to any Restricted Subsidiary and of any Restricted Subsidiary owed to any Borrower or any other Restricted Subsidiary, provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party owed to any Borrower or to any other Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations pursuant to the Master Intercompany Note or otherwise on terms reasonably satisfactory to the Administrative Agent;
(d)Guarantees by any Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of any Borrower or any other Restricted Subsidiary, provided that (5) the Indebtedness so Guaranteed is permitted by this Section 6.01, (6) Guarantees by any Borrower or any other Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (7) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(e)Indebtedness of any Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (specifically not including Accounts or Inventory) whether or not constituting purchase money Indebtedness, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness outstanding pursuant to this clause (e) shall not exceed $30,000,000 at any time;
(f)Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (e), (i), (j) and (k) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (8) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness, (9) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Restricted Subsidiary, (10) no Loan Party or any Restricted Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (11) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (12) the terms of such Refinance Indebtedness other than fees and interests are not less favorable to the obligor thereunder than the original terms of such Original Indebtedness and (13) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;
(g)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(h)Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(i)Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (14) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (15) the aggregate principal amount of Indebtedness permitted by this clause (i), together with any Refinance Indebtedness in respect thereof permitted by clause (f) above, shall not exceed $25,000,000 at any time outstanding;
(j)other unsecured Indebtedness, so long as the aggregate principal amount of Indebtedness outstanding pursuant to this clause (j) shall not exceed $50,000,000 at any time;

(k)Indebtedness arising under the Term Loan Agreement as in effect on the Second Amendment Effective Date or as further amended in accordance with the Intercreditor Agreement; provided, that (i) such Indebtedness is subject to the Intercreditor Agreement and (ii) the aggregate principal amount of all such Indebtedness arising under this clause (k) of this Section 6.01 shall not exceed $275,000,000 at any time outstanding (such Indebtedness, the “Specified Term Indebtedness”);
(l)unsecured Indebtedness of any Loan Party pursuant to Swap Agreements permitted by Section 6.07 entered into for non-speculative purposes;
(m)Capital Lease Obligations incurred by any Borrower or any Restricted Subsidiary in respect of any Sale and Lease Back Transaction that is permitted under Section 6.06;
(n)Subordinated Indebtedness and Refinance Indebtedness in respect thereof in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;
(o)Indebtedness of Foreign Subsidiaries and Refinance Indebtedness in respect thereof; provided that, the aggregate outstanding principal amount of Indebtedness permitted pursuant to this clause (o) (excluding any intercompany Indebtedness of such Foreign Subsidiaries permitted hereunder) shall not exceed $25,000,000;
(p)Indebtedness consisting of a purchase price or similar adjustment which is incurred by any Borrower or its Restricted Subsidiaries in connection with any Disposition permitted under this Agreement;
(q)endorsements of negotiable instruments for collection in the ordinary course of business;
(r)Indebtedness assumed or acquired in connection with any Acquisition permitted under this Agreement in an aggregate amount not in excess of $10,000,000 at any time outstanding, if such Indebtedness was not incurred in contemplation of such Acquisition.; and
(s)Indebtedness of Foreign Subsidiaries of the Company (other than any UK Borrower) for working capital or other general corporate purposes in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding.
Section 6.02    Liens
. No Loan Party will, nor will it permit any Restricted Subsidiary or any Non-Recourse Pledgor to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:
(a)Liens securing any or all of the Secured Obligations and any other Liens created pursuant to any Loan Document;
(b)Permitted Encumbrances;
(c)any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (16) such Lien shall not apply to any other property or asset of such Borrower or any Restricted Subsidiary and (17) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof other than the amount of premiums paid thereon and the fees and expenses incurred in connection therewith;
(d)Liens on fixed or capital assets (but specifically not including Accounts or Inventory) acquired, constructed or improved by any Borrower or any Restricted Subsidiary; provided that (18) such Liens secure Indebtedness permitted by clause (e) of Section 6.01, (19) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (20) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (21) such Liens shall not apply to any other property or assets of any Borrower or any Restricted Subsidiary;

(e)any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (22) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (23) such Lien shall not apply to any other property or assets of the Loan Party and (24) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof other than the amount of premiums paid thereon, and the fees and expenses incurred in connection therewith;
(f)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(g)Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;
(h)Liens securing the Specified Term Indebtedness subject to the terms and conditions of the Intercreditor Agreement;
(i)any interest or title of, or Liens created by, a lessor under any leases or subleases entered into by any Borrower or any Restricted Subsidiary, as tenant, in the ordinary course of business;
(j)Liens that are contractual rights of set-off existing solely with respect to cash and cash equivalents (25) relating to the establishment of depository relations with banks or securities intermediaries not given in connection with the issuance of Indebtedness or (26) relating to pooled deposit or sweep accounts of any Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Borrower and any Restricted Subsidiary;
(k)licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of any Borrower or any Restricted Subsidiary;
(l)Liens solely on any cash earnest money deposits made by any Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in respect of any ~~investment~~Investment permitted hereunder;
(m)Liens securing Indebtedness incurred pursuant to Section 6.01(o); provided that such Liens do not extend to or encumber any assets that constitute Collateral;
(n)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(o)Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary;
(p)Lien securing Indebtedness incurred pursuant to Section 6.01(s); provided that such Liens do not extend to or encumber any assets that constitute Collateral; and
(q)other Liens not otherwise permitted under clauses (a) through (p) of this Section 6.02, so long as (i) the aggregate principal amount of all Indebtedness secured under this clause (q) shall not exceed $20,000,000 in the aggregate at any time and (ii) such Liens do not apply to any Accounts or Inventory of the Loan Parties.
Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to (i) any Loan Party’s (A) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrances and clauses (a) and (h) above and (B) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrances and clauses (a) and (h) above or (ii) any Non-Recourse Pledgor’s Compressco Units other than those permitted under clause (a) of the definition of Permitted Encumbrances and clause (a) and (h) of this Section 6.02.

Section 6.03    Fundamental Changes
. xlii) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (1) any Restricted Subsidiary or other Person may merge into any Loan Party in a transaction in which such Loan Party is the surviving entity (or if a Borrower is a party to such merger, than such Borrower shall be the surviving entity), (2) any U.S. Loan Party (other than a Borrower) may merge into any other U.S. Loan Party in a transaction in which the surviving entity is a Loan Party, (3) any UK Borrower may merge into any other UK Borrower in a transaction in which the surviving entity is a UK Borrower, (4) any Restricted Subsidiary that is not a Loan Party may merge into another Restricted Subsidiary that is not a Loan Party and (5) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower which owns such Restricted Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
(a)No Loan Party will, nor will it permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date hereof and businesses reasonably related thereto.
(b)No Loan Party will, nor will it permit any Restricted Subsidiary to, change its fiscal year from the basis in effect on the Effective Date.
(c)No Loan Party will change the accounting basis upon which its financial statements are prepared except as permitted or required by GAAP (or, in the case of the UK Borrowers, generally accepted accounting principles in the UK).
(d)No Loan Party will, nor will it permit any Restricted Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.
Section 6.04    Investments, Loans, Advances, Guarantees and Acquisitions
. No Loan Party will, nor will it permit any Restricted Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidence of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise) (each of the foregoing, an “Investment”), except:
(a)Permitted Investments, subject to control agreements in favor of the Administrative Agent for the benefit of the applicable Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the applicable Secured Parties;
(b)(i) ~~investments~~Investments in existence on the Effective Date and (ii) ~~investments~~Investments described in Schedule 6.04;
(c)~~investments~~Investments by the Borrowers and the Restricted Subsidiaries in Equity Interests in their respective Restricted Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party, subject to the Intercreditor Agreement, shall be pledged pursuant to a Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.14), (ii) no such ~~investment by any Borrower or any other Loan Party in a Restricted Subsidiary that is not a Loan Party shall exceed $1,000,000 individually, (iii) no such investment~~Investment by any Borrower or any other Loan Party shall be made in a Restricted Subsidiary that is not a Loan Party unless both immediately before and immediately after giving effect to such ~~investment~~Investment, (A) no Event of Default then exists or would arise as a result of any such ~~investment~~Investment and (B) Borrowers are in compliance on a pro forma basis with the financial covenant contained in Section 6.12 based on the financial statements and compliance certificate for the most recently ended fiscal quarter that have been delivered to the Administrative Agent pursuant to Section 5.01(b) and Section 5.01(c), and (~~iv~~iii) the aggregate amount of ~~investments~~Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed, at the time any such Investment is made, an amount equal to (x) $10,000,000 plus (y) the Cash Distribution Amount at ~~any~~such time ~~outstanding~~ (in each case determined without regard to any write-downs or write-offs);
(d)loans or advances made by any Loan Party to any Restricted Subsidiary and made by any Restricted Subsidiary to a Loan Party or any other Restricted Subsidiary, provided that (i) any such loans and advances (x) owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be evidenced by the Master Intercompany Note and (y) owed to a Loan Party in excess of $250,000 individually or $1,000,000 in the aggregate shall be evidenced by a promissory note and pledged pursuant to Section 4.4 of the U.S. Security Agreement (or the applicable provisions of any other Security Agreement), (ii) the outstanding principal amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties (together with outstanding ~~investments~~Investments permitted under clause (~~iv~~iii) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed, at the time any such loan or advance is made, an amount equal to (x) $10,000,000 plus (y) the Cash Distribution Amount at ~~any~~such time ~~outstanding~~ (in each case determined without regard to any write-downs or write-offs) and (iii) the tenor of any loan or advance made by any Loan Party to any Restricted Subsidiary that is not a Loan Party shall not exceed (x) six (6) months, if the principal amount of such loan or advance is less than $5,000,000 and (y) twelve (12) months, if the principal amount of such loan or advance is greater than or equal to $5,000,000;
(e)Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding ~~investments~~Investments permitted under clause (~~iv~~iii) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d)) shall not exceed, at the time any such Guarantee is made, an amount equal to (x) $10,000,000 plus (y) the Cash Distribution Amount at ~~any~~such time ~~outstanding~~ (in each case determined without regard to any write-downs or write-offs);
(f)loans or advances made by a Loan Party to its employees in the ordinary course of business consistent with past practices up to a maximum of $2,500,000 in the aggregate at any one time outstanding;
(g)notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;
(h)~~investments~~Investments in the form of Swap Agreements permitted by Section 6.07;
(i)~~investments~~Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such ~~investments~~Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;
(j)~~investments~~Investments received in connection with the Disposition of assets permitted by Section 6.05;
(k)~~investments~~Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(l)~~investments~~Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;
(m)~~investments~~Investments constituting Permitted Acquisitions so long as the Acquisition Payment Conditions are satisfied;
(n)~~investments~~Investments to the extent that the payment for such ~~investment~~Investment is made in exchange for, or with the proceeds of substantially contemporarily issued, Equity Interests of the Borrowers; and

(o)other ~~investments~~Investments, including ~~investments~~Investments in Unrestricted Subsidiaries and Foreign Subsidiaries, so long as the Payment Conditions are satisfied at the time each such ~~investment~~Investment is made; provided, that, the Payment Conditions shall not apply to, and the Loan Parties and Restricted Subsidiaries may convert the Series A Convertible Preferred Units held by the Loan Parties and their Restricted Subsidiaries into common units of CSI Compressco LP.
Section 6.05    Asset Sales
. No Loan Party will, nor will it permit any Restricted Subsidiary or any Non-Recourse Pledgor to, sell, transfer, lease or otherwise Dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than in compliance with Section 6.03 or to another Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:
(a)sales, transfers and Dispositions of (6) Inventory in the ordinary course of business, (7) Permitted Investments in the ordinary course of business and (8) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;
(b)sales, transfers and Dispositions of assets to any Borrower or any Restricted Subsidiary, provided that any such sales, transfers or Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;
(c)sales, transfers and Dispositions of Accounts in connection with the compromise, settlement or collection thereof;
(d)Sale and Leaseback Transactions permitted by Section 6.06;
(e)Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, or confiscation or requisition of use of, any property or asset of any Borrower or any Restricted Subsidiary;
(f)to the extent constituting a Disposition or transfer, the making of ~~investments~~Investments permitted under Section 6.04, the granting of Liens permitted under Section 6.02 and the making of Restricted Payments permitted under Section 6.08;
(g)abandonment, cancellation or Disposition of any intellectual property of any Loan Party in the ordinary course of business;
(h)sales, transfers and other Dispositions of assets (other than (i) Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold, (ii) Accounts, (iii) Inventory and (iv) Compressco Units) that are not permitted by any other clause of this Section 6.05, provided that the aggregate fair market value of all assets sold, transferred or otherwise Disposed of in reliance upon this paragraph (h) shall not exceed $25,000,000 during any fiscal year of the Company;
(i)any Disposition of the Company’s Equity Interests pursuant to any employee or director option program, benefit plan or compensation program;
(j)the granting of Liens permitted under Section 6.02;
(k)the use or transfer of cash and Permitted Investments in a manner that is not prohibited by the terms of this Agreement or the Collateral Documents;
(l)the leasing or subleasing of assets of any Loan Party or its Subsidiaries in the ordinary course of business;
(m)the sale or issuance of Equity Interests (other than Disqualified Stock) of the Company to the extent not prohibited hereunder;
(n)equity contributions and other transfers from a Loan Party to any of its Subsidiaries that is a Loan Party;

(o)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral;
provided that all sales, transfers, leases and other Dispositions permitted by this Section 6.05 (9) other than those permitted by paragraphs (b), (e), (g), (i), (j), and (n) above, shall be made for fair value and (10) other than those permitted by paragraphs (b), (e), (g), (i), (j), (m), (n) and (o) shall be made for at least seventy-five percent (75%) cash consideration.
Section 6.06    Sale and Leaseback Transactions
. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital assets and in an aggregate amount not to exceed $10,000,000.
Section 6.07    Swap Agreements
. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except xliii) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any Restricted Subsidiary), and xliv) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary.
Section 6.08    Restricted Payments; Certain Payments of Indebtedness
. xlv) No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (1) each of the Borrowers may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional units of such preferred Equity Interests or in units of its Equity Interests, (ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrowers may make non-cash Restricted Payments pursuant to and in accordance with stock option plans or other incentive or benefit plans for managers, officers or employees of the Borrowers and their Restricted Subsidiaries, (iv) so long as no Event of Default has occurred and is continuing, the Loan Parties may declare and make (and incur any obligation to do so) Restricted Payments with the proceeds received from, or in exchange for, the substantially concurrent issue of new shares of their common stock or other common Equity Interests, (v) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Company may honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion, (vi) the Company may repurchase, redeem, defease or otherwise acquire or retire (and incur any obligation to do so) for value any Disqualified Stock of the Loan Parties with the Net Proceeds from a substantially concurrent issuance of Disqualified Stock of the Loan Parties (or from the proceeds of, or in exchange for) the substantially simultaneous issuance of common Equity Interests of the Loan Parties, (vii) purchases, repurchases, redemptions or other acquisitions or retirements for value of Equity Interest deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interest or other convertible securities if such Equity Interest represents a portion of the exercise or exchange price thereof, and the Company may repurchase Equity Interests issued by it deemed to occur upon the cashless exercise of the warrants issued on December 14, 2016 and the cashless exercise of stock options, and (viii) the Loan Parties may make other Restricted Payments so long as the Payment Conditions have been satisfied at the time such Restricted Payment is made.
(a)No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)payment of Indebtedness created under the Loan Documents;
(ii)(A) payment of regularly scheduled interest payments as and when due in respect of any Indebtedness permitted under Section 6.01, regularly scheduled principal payments in respect of Indebtedness permitted under Sections 6.01(e) and 6.01(k) as and when due, (B) any voluntary prepayments under the Term Loan Agreement or any prepayments pursuant to Section 2.04(b)(i) of the Term Loan Agreement as in effect on the Second Amendment Effective Date, in each case, so long as the Payment Conditions will have been satisfied at such time, or (C) any mandatory prepayments under Section 2.04(b)(ii) or 2.04(b)(iii) of the Term Loan Agreement as in effect on the Second Amendment Effective Date, in each case, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;
(iii)refinancings of Indebtedness to the extent permitted by Section 6.01;
(iv)payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05; and
(v)payment of the Swiftwater Earnout.
Section 6.09    Transactions with Affiliates
. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except xlvi) transactions that (1) are in the ordinary course of business and (2) are at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, xlvii) transactions between or among any Loan Party and any of its Restricted Subsidiaries not involving any other Affiliate, xlviii) any ~~investment~~Investment permitted by Section 6.04(c), Section 6.04(d) or Section 6.04(e), xlix) any Indebtedness permitted under Section 6.01(c), l) any Restricted Payment permitted by Section 6.08, li) loans or advances to employees permitted under Section 6.04(f), lii) the payment of reasonable fees to directors or managers of a Loan Party or any Restricted Subsidiary who are not employees of such Loan Party or any Restricted Subsidiary, and reasonable compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, managers, officers or employees of a Loan Party or its Restricted Subsidiaries in the ordinary course of business and liii) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any of the agreements set forth on Schedule 6.09, as such agreement may be amended, modified or supplemented from time to time as long as such amendment, modification or supplement is not materially less advantageous to the Company or its Restricted Subsidiaries, taken as a whole, than the agreement so amended, modified or supplemented; provided that the Company will not permit the aggregate amount of accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of property or services provided by the Company and the Restricted Subsidiaries to Unrestricted Subsidiaries to exceed $10,000,000 at any one time outstanding.
Section 6.10    Restrictive Agreements
. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon liv) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or lv) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (1) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document or Term Loan Document, (2) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of (other than in connection with Refinance Indebtedness pursuant to Section 6.01(f)), or any amendment or modification expanding the scope of, any such restriction or condition), (3) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (4) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (5) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (6) clause (b) of the foregoing shall not apply to restrictions pursuant to any other agreement governing the issuance of Indebtedness permitted hereunder, provided that such restrictions and conditions are customary for such Indebtedness as reasonably determined in the good faith judgment of the Company and do not prohibit, restrict or otherwise limit the ability of the Borrower or any Restricted Subsidiary (to the extent such Restricted Subsidiary is required to be or become a Loan Party by the terms of this Agreement) to repay and/or Guarantee the Loans and the other Secured Obligations.
Section 6.11    Amendment of Material Documents
. No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under lvi) any agreement relating to any Subordinated Indebtedness, lvii) any of the Term Loan Documents, except as permitted by the Intercreditor Agreement, or lviii) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, in each case, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.
Section 6.12    Fixed Charge Coverage Ratio
. During any Financial Covenant Testing Period, the Borrowers will not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, commencing with the fiscal quarter ending immediately before the date on which such Financial Covenant Testing period commences, to be less than 1.00 to 1.00.
ARTICLE VII

EVENTS OF DEFAULT
Section 7.01    Events of Default.
If any of the following events (“Events of Default”) shall occur:
(a)the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party, any Non-Recourse Pledgor or any Restricted Subsidiaries in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (solely with respect to a Loan Party’s existence), Section 5.08, Section 5.15, or in Article VI;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (1) five (5) Business Days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, Section 5.02 (other than Section 5.02(a)), Section 5.03 through Section 5.07, Section 5.10, Section 5.11 or Section 5.13 of this Agreement or (2) thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f)any Loan Party or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (including, for the avoidance of doubt, any Specified Term Indebtedness to the extent constituting Material Indebtedness), when and as the same shall become due and payable and such failure continues beyond any applicable period of grace;
(g)any event or condition occurs that results in any Material Indebtedness (including, for the avoidance of doubt, any Specified Term Indebtedness to the extent constituting Material Indebtedness) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (3) liquidation, administration, reorganization or other relief in respect of a Loan Party or any of its Restricted Subsidiaries or its debts, or of a substantial part of its assets, under any Insolvency Law now or hereafter in effect or (4) the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, liquidator, monitor or similar official for any Loan Party or any of its Restricted Subsidiaries or for a substantial part of its assets, and, with respect to a U.S. Loan Party or any of its Restricted Subsidiaries (other than a UK Borrower), such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or, with respect to a UK Borrower, is not discharged, stayed or dismissed within fourteen (14) days of commencement;
(i)any Loan Party or any of its Restricted Subsidiaries shall (5) voluntarily commence any proceeding or file any petition seeking liquidation, administration, reorganization or other relief under any Insolvency Law now or hereafter in effect, (6) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (7) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, liquidator, monitor or similar official for such Loan Party or such Restricted Subsidiary or for a substantial part of its assets, (8) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (9) make a general assignment for the benefit of creditors or (10) take any action for the purpose of effecting any of the foregoing;
(j)any UK Insolvency Event occurs other than in respect of any proceeding or petition which is discharged, stayed or dismissed within fourteen (14) days of commencement (provided that this clause (j) shall not be construed to limit clause (h) or (i) of this Article VII);
(k)any Loan Party or any of its Restricted Subsidiaries shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;
(l)[Reserved];
(m)(11) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (net of insurance coverage) shall be rendered against any Loan Party, any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any of its Restricted Subsidiaries to enforce any such judgment; or (12) any Loan Party or any of its Restricted Subsidiaries shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(n)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(o)a Change in Control shall occur;
(p)the occurrence of any “default”, as defined in any Loan Document (other than this Agreement), or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(q)subject to the Legal Reservations, the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party beyond any period of grace provided therein, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give written notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08;
(r)except as permitted by the terms of this Agreement and subject to the Legal Reservations, any Collateral Document or the Intercreditor Agreement, (13) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral (in the case of Collateral Documents to which UK Borrowers are party, in UK ABL Collateral) with an aggregate value in excess of $1,000,000 purported to be covered thereby, or (14) any Lien on any Collateral or portion of the Collateral (in the case of Collateral Documents to which UK Borrowers are party, on any UK ABL Collateral or portion thereof) having an aggregate value in excess of $1,000,000 securing any Secured Obligation shall cease to be a perfected Lien with the priority required by the Loan Documents other than as a result of any action or inaction by the Administrative Agent;
(s)any Collateral Document shall fail to remain in full force or effect or any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document;
(t)the Pensions Regulator issues a Financial Support Direction or a Contribution Notice to a UK Borrower unless the aggregate liability of the Loan Parties under all Financial Support Directions and Contributions Notices would not reasonably be expected to result in a Material Adverse Effect; or
(u)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
then, and in every such event (other than an event with respect to any Loan Party described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times: (15) terminate the Commitments, whereupon the Commitments shall terminate immediately, (16) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (17) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in the case of any event with respect to the Borrowers described in clause (h), (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Section 8.01    Appointment
. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Each Lender and each Issuing Bank hereby exempts the Administrative Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case, to the extent permitted by applicable law. Any Lender and any Issuing Bank that is prohibited by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly and shall forthwith execute such agreements and take such measures as required to give effect to the agreement or measure in relation to which a restriction under section 181 of the German Civil Code (Bürgerliches Gesetzbuch) or a similar restriction applies as directed by the Administrative Agent. Except as expressly provided in Section 8.06, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Banks), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. In addition to the foregoing, each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably authorizes the Administrative Agent, at the Administrative Agent’s option and discretion, to enter into the Intercreditor Agreement (or similar agreements with the same or similar purpose) and any other subordination or intercreditor agreement to effect the subordination of Subordinated Indebtedness or Specified Term Indebtedness, as applicable, and as agent for and on its behalf in accordance with the terms specified in this Agreement. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) and each other Secured Party (by receiving the benefits under any such Intercreditor Agreement and any such subordination and intercreditor agreement and of the Collateral pledged pursuant to the Security Agreements) agrees that the terms of any such Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) and each other Secured Party hereby authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement and any such subordination and intercreditor agreement on behalf of such Secured Party and agrees that the Administrative Agent may take such actions on its behalf as are contemplated by the terms of the Intercreditor Agreement and any such subordination or intercreditor agreement. The Administrative Agent shall notify the Secured Parties of the effectiveness of the Intercreditor Agreement and any such subordination or intercreditor agreement promptly after such execution and shall provide a copy of the executed Intercreditor Agreement and any such subordination or intercreditor agreement to the Secured Parties promptly after its effectiveness.
Section 8.02    Rights as a Lender
. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.
Section 8.03    Duties and Obligations
. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, lix) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, lx) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and lxi) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with any Loan Document, (2) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (4) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (5) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (6) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 8.04    Reliance
. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.05    Actions through Sub-Agents
. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
Section 8.06    Resignation
. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, lxii) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the applicable Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the applicable Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and lxiii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (1) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (2) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
Section 8.07    Non-Reliance; Acknowledgment of Lenders and Issuing Banks
.
(a)Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
(b)Each Lender hereby agrees that (3) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (4) the Administrative Agent (a) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (b) shall not be liable for any information contained in any Report; (5) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (6) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (7) without limiting the generality of any other indemnification provision contained in this Agreement, (a) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (b) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
(c)(i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 8.07(c) shall be conclusive, absent manifest error.

(i)Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or any Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of a Borrower or other Loan Party.
(iii)Each party’s obligations under this Section 8.07(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 8.08    Other Agency Titles
. The Lenders (or Affiliates thereof) identified in this Agreement, or hereafter appointed by the Administrative Agent as “Documentation Agent”, “Lead Arranger”, “Bookrunner”, “Syndication Agent” or other similar titles shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as “Documentation Agent”, “Lead Arranger”, “Bookrunner”, “Syndication Agent” or similar capacities, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.
Section 8.09    Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties
. lxiv) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
(a)In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

Section 8.10    Flood Laws
. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. Each Lender (other than JPMCB) and each Participant acknowledges that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant) is responsible for assuring its own compliance with the flood insurance requirements.
Section 8.11    Appointment of Administrative Agent as UK Security Trustee
. For the purposes of any Liens or Collateral created under the UK Collateral Documents, the following additional provisions shall apply.
(a)In this Section 8.11, the following expressions have the following meanings:
“Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Loan Party or its assets.
“Charged Property” means the assets of the Loan Parties subject to a security interest under the UK Collateral Documents.
“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Administrative Agent (in its capacity as security trustee).
(b)The Secured Parties appoint the Administrative Agent to hold the security interests constituted by the UK Collateral Documents on trust for the Secured Parties on the terms of the Loan Documents and the Administrative Agent accepts that appointment.
(c)The Administrative Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.
(d)Nothing in this Agreement constitutes the Administrative Agent as a trustee or fiduciary of any Loan Party.
(e)The Administrative Agent shall have no duties or obligations to any other person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.
(f)The Administrative Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the UK Collateral Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate, except to the extent that such loss is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent.
(g)The Administrative Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Administrative Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Administrative Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Administrative Agent by the UK Collateral Documents as may be conferred by the instrument of appointment of that person.
(h)The Administrative Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).
(i)The Administrative Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or

Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Administrative Agent.
(j)Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Administrative Agent (in its capacity as security trustee) under the UK Collateral Documents, and each reference to the Administrative Agent (where the context requires that such reference is to the Administrative Agent in its capacity as security trustee) in the provisions of the UK Collateral Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.
(k)Each Secured Party confirms its approval of the UK Collateral Documents and authorizes and instructs the Administrative Agent: (i) to execute and deliver the UK Collateral Documents; (ii) to exercise the rights, powers and discretions given to the Administrative Agent (in its capacity as security trustee) under or in connection with the UK Collateral Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Administrative Agent (in its capacity as security trustee) on behalf of the applicable Secured Parties under the UK Collateral Documents.
(l)The Administrative Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.
(m)Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a UK Collateral Document and accordingly authorizes: (i) the Administrative Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the applicable Secured Parties; and (ii) the Land Registry (or other relevant registry) to register the Administrative Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.
(n)Except to the extent that a UK Collateral Document otherwise requires, any moneys which the Administrative Agent receives under or pursuant to a UK Collateral Document may be: (i) invested in any investments which the Administrative Agent selects and which are authorized by applicable law; or (ii) placed on deposit at any bank or institution (including the Administrative Agent) on terms that the Administrative Agent thinks fit, in each case in the name or under the control of the Administrative Agent, and the Administrative Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and shall pay them to the Lenders on demand.
(o)On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Administrative Agent shall (at the cost of the Loan Parties) execute any release of the UK Collateral Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Administrative Agent considers desirable.
(p)The Administrative Agent shall not be liable for:
(i)any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a UK Collateral Document;
(ii)except to the extent expressly required by the terms of a UK Collateral Document, any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a UK Collateral Document (other than due to its gross negligence or willful misconduct);
(iii)the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or
(iv)any shortfall which arises on enforcing a UK Collateral Document.
(q)The Administrative Agent shall not be obligated to:
(i)obtain any authorization or environmental permit in respect of any of the Charged Property or a UK Collateral Document;
(ii)hold in its own possession a UK Collateral Document, title deed or other document relating to the Charged Property or a UK Collateral Document;

(iii)perfect, protect, register, make any filing or give any notice in respect of a UK Collateral Document (or the order of ranking of a UK Collateral Document), unless that failure arises directly from its own gross negligence or willful misconduct; or
(iv)require any further assurances in relation to a UK Collateral Document.
(r)In respect of any UK Collateral Document, the Administrative Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.
(s)In respect of any UK Collateral Document, the Administrative Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Administrative Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Administrative Agent has failed to do so within fourteen (14) days after receipt of that request.
(t)Every appointment of a successor Administrative Agent under a UK Collateral Document shall be by deed.
(u)Section 1 of the Trustee Act 2000 (U.K.) shall not apply to the duty of the Administrative Agent in relation to the trusts constituted by this Agreement.
(v)In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (U.K.) or the Trustee Act 2000 (U.K.), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (U.K.).
(w)The perpetuity period under the rule against perpetuities if applicable to this Agreement and any UK Collateral Document shall be 80 years from the Effective Date.
ARTICLE IX

MISCELLANEOUS
Section 9.01    Notices
. lxv) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by fax or sent by Electronic Systems (provided that notices and other communications by Electronic Systems shall be subject in each case to Section 9.01(b) below), as follows:
(i)if to any Loan Party, to the Borrower Representative at:
TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, TX 77380
Attention: Jacek Mucha
Email: JMucha@tetratec.com
with a copy, which shall not constitute notice, to:
~~Baker Botts L.L.P.~~
~~910 Louisiana~~Willkie Farr & Gallagher LLP
600 Travis Street
Houston, TX 77002
Attention: Andrew Thomison
Email: ~~andrew.thomison@bakerbotts~~athomison@willkie.com
(ii)if to the Administrative Agent or JPMCB in its capacity as an Issuing Bank, the U.S. Swingline Lender, the UK Swingline Lender or a Lender, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.
~~TX1-2905~~
~~2200 Ross Avenue~~1900 Akard Street, ~~9th~~3rd Floor
Dallas, Texas 75201
Attention:    Devin Mock
Facsimile No:    (214) 965-2594

with a copy to:

JPMorgan Chase Bank, N.A., London Branch
25 Bank Street
Canary Wharf, London E14 5JP
Attention:    Loans Agency Group
Facsimile No:    +44 (0)20-7777-2360
with a copy, which shall not constitute notice, to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attention: Benjamin Ratliff
Email: benjamin.ratliff@nortonrosefulbright.com
(iii)if to any other Lender or Issuing Bank, to it at its address, fax number or e-mail set forth in its Administrative Questionnaire.
All such notices and other communications (a) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (b) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (c) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (2) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (3) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.
(c)Any party hereto may change its address, fax number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)Electronic Systems.
(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section 9.01, including through an Electronic System.
Section 9.02    Waivers; Amendments
.
(a)No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Except as provided in ~~Section 2.14(b), (c), (d), and (f) and~~ the first sentence of Section 2.09(f) (with respect to any commitment increase) and subject to Section 2.14(c), (d) and (e) and Section 9.02(e) below~~)~~, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (4) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (5) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (provided that any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (6) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (7) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (8) increase the advance rates set forth in the definitions of UK Borrowing Base or U.S. Borrowing Base or add new categories of eligible assets, without the written consent of each Lender (other than any Defaulting Lender), (9) change any of the provisions of this Section 9.02 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (10) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (11) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (12) except as provided in clause (c) of this Section 9.02 or in any Collateral Document, release, or subordinate the Administrative Agent’s liens in, all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between any Borrower and any Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between such Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at the time.
(c)The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (13) upon the Payment in Full of all Secured Obligations, and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (14) constituting property being sold or Disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or Disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (15) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (16) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter, or (17) as required to effect any sale or other Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $2,500,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.
(d)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (18) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Banks shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (19) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (a) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (b) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e)Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
(f)At any time that any real property constitutes Collateral, no modification of a Loan Document shall increase the total Commitments or extend the Maturity Date hereunder until the Administrative

Agent shall have received confirmation from each Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been completed by such Regulated Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).
Section 9.03    Expenses; Indemnity; Damage Waiver
. (a) The Loan Parties shall, jointly and severally, pay all (20) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (including one local counsel as necessary in each applicable local jurisdiction), in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (21) reasonable out-of-pocket expenses incurred by the applicable Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (22) documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender (including one local counsel as necessary in each applicable local jurisdiction), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section 9.03 include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:
(A)Collateral monitoring, collateral reviews, appraisals and insurance reviews;
(B)field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;
(C)background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;
(D)Taxes, fees and other charges for (i) lien and title searches and title insurance and (ii) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;
(E)sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and
(F)forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.
All of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).
(b)The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (23) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (24) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (25) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Restricted Subsidiary, or any

Environmental Liability related in any way to a Loan Party or a Restricted Subsidiary, (26) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (27) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE BORROWERS AND THE BORROWERS AGREE THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. THE FOREGOING INDEMNITIES SHALL NOT APPLY WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT CAUSED BY OR ARISING FROM CONDITIONS FIRST COMING INTO EXISTENCE OR OCCURRING AFTER FORECLOSURE OR TRANSFER IN LIEU OF FORECLOSURE. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or the Swingline Lender or the applicable Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the applicable Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or such Issuing Bank in its capacity as such.
(d)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, (28) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (29) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)All amounts due under this Section 9.03 shall be payable not later than ten (10) days after written demand therefor.
Section 9.04    Successors and Assigns
. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (30) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (31) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)(32) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)the Borrower Representative (such consent not to be unreasonably withheld, conditioned or delayed), provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)the Administrative Agent;
(C)the Issuing Banks; and
(D)the Swingline Lender.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (i) an Assignment and Assumption or (ii) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, in each case, together with a processing and recordation fee of $3,500; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means a (a) natural person, (b) Defaulting Lender or its Parent, (c) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender or an Affiliate of a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Aggregate Revolving Exposure or Commitments, as the case may be, (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party or (e) a Competitor.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (iv) and paragraph (v) of this Section 9.04(b), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14(b), Section 2.15, Section 2.16, Section 2.17 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, Section 2.06(d) or (e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b)Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (b) such Lender’s obligations under this Agreement shall remain unchanged; (c) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (d) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.14(b), Section 2.15, Section 2.16 and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (h) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(h) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (i) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under paragraph (b) of this Section 9.04; and (ii) shall not be entitled to receive any greater payment under Section 2.14(b), Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a

Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 9.05    Survival
. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14(b), Section 2.16, Section 2.17 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
Section 9.06    Counterparts; Integration; Effectiveness; Electronic Execution
.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (~~a~~i) fees payable to the Administrative Agent (including, without limitation, fees payable under the Fee Letter) and (~~b~~ii) increases or reductions of the Issuing Bank Sublimit of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by ~~telecopy~~facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by

~~telecopy~~facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic ~~signature~~Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the ~~other~~ Loan Parties, Electronic Signatures transmitted by ~~telecopy~~facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender ~~Party~~-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by ~~telecopy~~facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 9.07    Severability
. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.08    Right of Setoff
. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.08. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process
. lxvi) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of Texas, but giving effect to federal laws applicable to national banks.
(a)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or Texas State court sitting in Dallas, Texas in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party hereto or its properties in the courts of any jurisdiction.
(b)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10    WAIVER OF JURY TRIAL
. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11    Headings
. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12    Confidentiality
. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed lxvii) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent required hereunder), lxviii) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), lxix) to the extent required by any Requirement of Law or by any subpoena or similar legal process, lxx) to any other party to this Agreement, lxxi) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, lxxii) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, lxxiii) with the consent of the Borrower Representative, lxxiv) to any Person providing a Guarantee of all or any portion of the Secured Obligations, or lxxv) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 9.12 or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section 9.12, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers and their Subsidiaries or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers or any of their Subsidiaries and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, AND ITS AFFILIATES, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 9.13    Several Obligations; Nonreliance; Violation of Law
. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Banks nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
Section 9.14    USA PATRIOT Act; U.K. “Know Your Customer” Checks
.
(a)Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.
(b)(i) If (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Second Amendment Effective Date, (B) any change in the status of a UK Borrower after the Second Amendment Effective Date, or (C) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of paragraph (C) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each UK Borrower shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (C) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (C) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents; and (ii) each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.
Section 9.15    Disclosure
. Each Loan Party, each Lender and each Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 9.16    Appointment for Perfection
. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other applicable Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 9.17    Interest Rate Limitation
. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.17 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.18    Marketing Consent
.    The Borrowers hereby authorize JPMCB and its Affiliates, at their respective sole expense, but without any prior approval by the Borrowers, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless and until the Borrower Representative notifies JPMCB in writing that such authorization is revoked.
Section 9.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.20    No Fiduciary Duty, etc
. Each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.
Section 9.21    Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 9.22    Judgment Currency
. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), not be discharged until the first (1st) Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, and only to the extent that the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).
Section 9.23    Anti-Money Laundering Legislation
. Each Borrower acknowledges that, pursuant to the Proceeds of Crime Act 2002 and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws in each relevant jurisdiction (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lender Parties may be required to obtain, verify and record information regarding the Borrowers and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrowers, and the transactions contemplated hereby. Each Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender Party or any prospective assignee or participant of a Lender, any Issuing Bank or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
Section 9.24    Waiver of Immunity
. To the extent that any Loan Party has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Loan Party hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.24 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.
Section 9.25    Process Agent
. Each UK Borrower hereby irrevocably designates and appoints the Company, in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such UK Borrower in care of the Company at the Company’s address set forth in Section 9.01, and each such UK Borrower hereby irrevocably authorizes and directs the Company to accept such service on its behalf. As an alternative method of service, each UK Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Company or such UK Borrower at its address specified in Section 9.01. Each UK Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ARTICLE X

LOAN GUARANTY
Section 10.01    Guaranty
. (i) Each U.S. Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the other Secured Parties in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”, (ii) each UK Borrower hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the applicable Secured Parties the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the UK Secured Obligations (the “UK Guaranteed Obligations”) and (iii) if any UK Guaranteed Obligation is or becomes unenforceable, invalid or illegal, each Loan Guarantor will, as an independent and primary obligation, indemnify the relevant Secured Party immediately on demand against any cost, loss or liability it incurs as a result of any other Loan Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due (provided that the amount payable by a Loan Guarantor under this indemnity will not exceed the amount it would have had to pay if the amount claimed had been recoverable on the basis of a guaranty); provided, however, that the definitions of “Guaranteed Obligations” and “UK Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Applicable Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced against any Loan Guarantor by or on behalf of any domestic or foreign branch or Affiliate of any Lender Party that extended any portion of the Applicable Guaranteed Obligations. Notwithstanding anything to the contrary set forth in this Article X or any other provisions of this Agreement or any other Loan Document, (i) no UK Borrower shall have any obligation with respect to any portion of the Secured Obligations other than the UK Secured Obligations, (ii) no Collateral owned by any UK Borrower shall secure any portion of the Secured Obligations other than the UK Secured Obligations, and (iii) no UK Borrower shall be required to provide any credit support or make any payment in respect of any U.S. Secured Obligations or any other obligations of a U.S. Loan Guarantor (including any obligations for which a UK Borrower and a U.S. Loan Guarantor purportedly have joint and/or several liability) under any Loan Document.
Section 10.02    Guaranty of Payment
. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
Section 10.03    No Discharge or Diminishment of Loan Guaranty
. lxxvi) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of the Guaranteed Obligations), including: (1) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (2) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (3) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (4) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(a)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(b)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (5) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (6) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (7) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (8) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (9) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations).
(c)Each UK Borrower expressly confirms that it intends that the Loan Guaranty created by this Article X shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with (i) acquisitions of any nature; (ii) increasing working capital; (iii) enabling investor distributions to be made; (iv) carrying out restructurings; (v) refinancing existing facilities; (vi) refinancing any other indebtedness; (vii) making facilities available to new borrowers; (viii) any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and (ix) any fees, costs and/or expenses associated with any of the foregoing.
(d)This Loan Guaranty is a continuing guarantee and will extend to the ultimate balance of sums payable by a Loan Party hereunder or under any Loan Document, regardless of any intermediate payment or discharge in whole or in part.
(e)This Loan Guaranty is in addition to, is not in any way prejudiced by and shall not merge with any contractual right or remedy or other Lien now or in the future held by or available to the Secured Parties.
Section 10.04    Defenses Waived
. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than the Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
Section 10.05    Rights of Subrogation
. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

Section 10.06    Reinstatement; Stay of Acceleration
. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
Section 10.07    Information
. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
Section 10.08    Termination
. Each of the Lenders and each Issuing Bank may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that shall exist under clause (q) of Article VII hereof as a result of any such notice of termination.
Section 10.09    Taxes
. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 10.09), the Administrative Agent, the applicable Lender or the applicable Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.
Section 10.10    Maximum Liability
. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
Section 10.11    Contribution
.
(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment, except that, notwithstanding anything in this Agreement to the contrary, UK Borrowers shall not be required to contribute anything to a U.S. Loan Guarantor if payments were made or losses were suffered by such U.S. Loan Guarantor in relation to Guaranteed Obligations that do not constitute UK Guaranteed Obligations.
(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.
(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the Payment in Full of the Guaranteed Obligations and the termination of this Agreement.
Section 10.12    Liability Cumulative
. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
Section 10.13    Keepwell
. Each Qualified ECP Guarantor that is a U.S. Loan Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each such Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each such Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each such Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE XI

THE BORROWER REPRESENTATIVE
Section 11.01    Appointment; Nature of Relationship
. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the

Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount shall not exceed Availability. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.
Section 11.02    Powers
. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.
Section 11.03    Employment of Agents
. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
Section 11.04    Notices
. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default” or “notice of event of default”, as the case may be. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.
Section 11.05    Successor Borrower Representative
. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.
Section 11.06    Execution of Loan Documents; Borrowing Base Certificate
. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, any Borrowing Base Certificate and any compliance certificate. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
ARTICLE XII

COLLECTION ALLOCATION MECHANISM
Section 12.01    Collection Allocation Mechanism.
(a)On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII, (ii) the principal amount of each Loan and LC Disbursement denominated in Sterling shall automatically and without any further action required be converted into Dollars determined using the exchange rates calculated as of the CAM Exchange Date, equal to the U.S. Dollar Amount of such amount and on and after such date all amounts accruing and owed to any Lender in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder and (iii) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated

Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Designated Obligation. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04, and the Borrowers hereby consent and agree to the CAM Exchange. The Borrowers and the Lenders agree from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(b)As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below).
(c)In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by the Issuing Bank that is not reimbursed by any Borrower, then (i) each Lender shall, in accordance with Section 2.06(d), promptly purchase from the Issuing Bank the U.S. Dollar Amount of a participation in such LC Disbursement in the amount of such Lender’s Applicable Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations and (iii) in the event distributions shall have been made in accordance with paragraph (b) above, the Lenders shall make such payments to one another in Dollars as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Lenders and their successors and assigns in respect of the Designated Obligations held by such Persons and shall be conclusive absent manifest error.
(d)Nothing in this Article shall prohibit the assignment by any Lender of interests in some but not all of the Designated Obligations held by it after giving effect to the CAM Exchange; provided that, in connection with any such assignment, such Lender and its assignee shall enter into an agreement setting forth their reciprocal rights and obligations in the event of a redetermination of the CAM Percentages as provided in the immediately preceding paragraph (c).
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
U.S. BORROWER:
TETRA TECHNOLOGIES, INC.,
a Delaware corporation
By:    ___________________________
Name:    Jacek Mucha
Title:    Vice President – Finance, Treasurer, and
    Assistant Secretary

UK BORROWER:
TETRA TECHNOLOGIES U.K. LIMITED,
a limited liability company incorporated in England and Wales with company number 01774672
By:    ___________________________
Name: Brady Murphy
Title: Director

[Signature Page to Credit Agreement – TETRA Technologies, Inc.]

OTHER LOAN PARTIES:

COMPRESSCO, INC.
TETRA APPLIED HOLDING COMPANY
TETRA FINANCIAL SERVICES, INC.
TETRA FOREIGN INVESTMENTS, LLC
TETRA-HAMILTON FRAC WATER SERVICES, LLC
TETRA INTERNATIONAL INCORPORATED
TETRA MICRONUTRIENTS, INC.
TETRA PROCESS SERVICES, L.C.
TETRA PRODUCTION TESTING HOLDING LLC
TETRA PRODUCTION TESTING SERVICES, LLC
COMPRESSCO FIELD SERVICES, L.L.C.

By:    ___________________________
Name:    Jacek Mucha
Title:    Treasurer

T-PRODUCTION TESTING, LLC

By:    TETRA PRODUCTION TESTING     HOLDING LLC, its sole member

By:    ___________________________
Name:    Jacek Mucha
Title:    Treasurer

COMPRESSCO TESTING, L.L.C.

By:    COMPRESSCO, INC., its sole member

By:    ___________________________
Name:    Jacek Mucha
Title:    Treasurer

[Signature Page to Credit Agreement – TETRA Technologies, Inc.]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Bank, Swingline Lender and a Lender
By:_________________________
Name:
Title:

[Signature Page to Credit Agreement – TETRA Technologies, Inc.]

BANK OF AMERICA, N.A.,
as a Lender
By:
Name:
Title:
[Signature Page to Credit Agreement – TETRA Technologies, Inc.]

COMMITMENT SCHEDULE

Lender	DTTP Scheme Reference Number and Tax Jurisdiction	Commitment Percentage	Commitment
JPMorgan Chase Bank, N.A.	N/A	50.00000000%	$40,000,000.00
Bank of America, N.A.	13/B/7418	50.00000000%	$40,000,000.00
TOTAL		100%	$80,000,000.00

Commitment Schedule

EXHIBIT B

Amended Credit Agreement Exhibits
(Attached)
Commitment Schedule

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

To:    The Lenders parties to the
    Credit Agreement described below

This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Credit Agreement dated as of September 10, 2018 (as amended, restated, renewed, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”) among TETRA Technologies, Inc., a Delaware corporation (the “Company”), the other Borrowers and Loan Parties party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.
I, THE UNDERSIGNED FINANCIAL OFFICER, HEREBY CERTIFY, IN MY CAPACITY AS A FINANCIAL OFFICER ON BEHALF OF THE COMPANY, THAT:
1.I am a Financial Officer of the Company;
2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its consolidated Subsidiaries during the accounting period covered by the attached financial statements and such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
3.Except as set forth in paragraph 7 below, the examinations described in paragraph 2 did not disclose, nor do I have any knowledge of (a) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (b) any change in GAAP or in the application thereof that has occurred since the date of the most recent audited financial statements delivered pursuant to Section 5.01(a) of the Credit Agreement;
4.No Loan Party has changed (a) its name, (b) its chief executive office, (c) its principal place of business, (d) the type of entity it is or (e) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement;
5.Schedule I attached hereto sets forth reasonably detailed calculations demonstrating the Fixed Charge Coverage Ratio for the fiscal quarter most recently ended and an indication of the Applicable Rate as a result of such calculations, regardless of whether such calculations are required to be tested as set forth in Section 6.12 of the Credit Agreement, and as of the last day of the fiscal quarter most recently ended, such calculations are true and correct;
6.Schedule II attached hereto details the financial condition and results of operations of the Company and its Restricted Subsidiaries after eliminating the assets, liabilities and results of operations of Compressco, and such Schedule II is true and correct in all material respects;

7.Schedule III attached hereto sets forth reasonably detailed calculations demonstrating compliance with (a) clause (iii) to the proviso to Section 6.04(c) of the Credit Agreement in respect of investments, (b) clause (ii) to the proviso to Section 6.04(d) of the Credit Agreement in respect of loans or advances and (c) the proviso to Section 6.04(e) of the Credit Agreement with respect to Guarantees, in each case, by the Loan Parties in, to or in respect of Indebtedness of Restricted Subsidiaries that are not Loan Parties; and
8. ~~7.~~ Set forth below is a detailed listing of any exceptions to the certifications made in paragraph 3 above, which listing includes (a) the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (b) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

[Signature Page Follows]

The foregoing certifications, together with the computations set forth in any schedule attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___________ day of ______________, 20___.

TETRA TECHNOLOGIES, INC., as Borrower Representative By: _______________________ Name: _____________________ Title: ______________________

SCHEDULE I
FINANCIAL COVENANT CALCULATIONS
[Attached]

SCHEDULE II

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES (EXCLUDING COMPRESSCO)

[Attached]

SCHEDULE III

CALCULATIONS IN RESPECT OF INVESTMENTS, LOANS AND ADVANCES AND GUARANTEES

[Attached]